Exhibit 10.6

SECOND AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

Dated as of June 30, 2022

by and among

Mesa Airlines, Inc.,

and

Mesa Air Group Airline Inventory Management, L.L.C.,
as the Borrowers,

MESA AIR GROUP, INC.,
as a Guarantor,

THE OTHER GUARANTORS PARTY HERETO FROM TIME TO TIME,

CIT BANK, a division of FIRST-CITIZENS BANK & TRUST COMPANY, as Administrative Agent,

and

THE OTHER LENDERS PARTY HERETO

Arranged By:

CIT BANK, a division of FIRST-CITIZENS BANK & TRUST COMPANY, as Sole Lead Arranger and Book Runner

Exhibit 10.6

Page

Article 1 DEFINITIONS AND ACCOUNTING TERMS 1

1.01 Defined Terms 1

1.02 Other Interpretive Provisions 36

1.03 Accounting Terms 37

1.04 Rounding 38

1.05 Times of Day 38

1.06 Letter of Credit Amounts 38

1.07 Financial Covenant Defaults 38

Article 2 THE COMMITMENTS AND CREDIT EXTENSIONS 38

2.01 Loans 38

2.02 Borrowings, Conversions and Continuations of Loans 39

2.03 Letters of Credit and Letter of Credit Fees 40

2.04 Swingline Loans 47

2.05 Prepayments 50

2.06 Termination or Reduction of Total Revolving Commitments 51

2.07 Repayment of Loans 52

2.08 Interest 52

2.09 Fees 55

2.10 Computation of Interest and Fees 55

2.11 Evidence of Debt 55

2.12 Payments Generally 56

2.13 Sharing of Payments 57

2.14 Handling of Proceeds of Collateral; Cash Dominion; Revolving Loan Account; Cash Management Procedures 58

2.15 Uncommitted Facilities Increase 59

2.16 Defaulting Lenders 62

Article 3 TAXES, YIELD PROTECTION AND ILLEGALITY 64

3.01 Taxes 64

3.02 Illegality 68

3.03 Inability to Determine Rate 69

3.04 Increased Cost and Reduced Return; Capital Adequacy 69

3.05 Funding Losses 70

3.06 Matters Applicable to all Requests for Compensation 71

3.07 Survival 71

Article 4 CONDITIONS PRECEDENT TO CREDIT EXTENSIONS 71

4.01 Conditions of Initial Credit Extension 71

4.02 Conditions to all Credit Extensions 75

4.03 Satisfaction of Conditions 76

Exhibit 10.6

(continued)

Page

4.04 Conditions to Amendment and Restatement 77

Article 5 REPRESENTATIONS AND WARRANTIES 78

5.01 Existence, Qualification and Power 78

5.02 Authorization; No Contravention 79

5.03 Governmental Authorization; Other Consents 79

5.04 Binding Effect 79

5.05 Financial Statements; No Material Adverse Effect 79

5.06 Litigation 80

5.07 No Default 80

5.08 Ownership of Collateral; Liens 80

5.09 Environmental Compliance 80

5.10 Insurance 81

5.11 Taxes 82

5.12 ERISA Compliance 82

5.13 Subsidiaries 83

5.14 Margin Regulations; Investment Company Act, Use of Proceeds 83

5.15 Disclosure 83

5.16 Compliance with Laws 83

5.17 Intellectual Property; Licenses, Etc 84

5.18 Broker’s Fees 84

5.19 Labor Matters 84

5.20 Business Locations 84

5.21 Perfection of Security Interests in the Collateral 85

5.22 Solvency 85

5.23 Material Contracts 85

5.24 Accounts 85

5.25 Patriot Act; Beneficial Ownership 85

5.26 OFAC 85

Article 6 AFFIRMATIVE COVENANTS 86

6.01 Financial Statements 86

6.02 Certificates; Other Information 87

6.03 Notices 89

6.04 Payment of Obligations: Tax Returns 90

6.05 Preservation of Existence, Material Contracts, Etc 91

6.06 Maintenance of Properties 91

6.07 Maintenance of Insurance 91

6.08 Compliance with Laws 91

6.09 Books and Records 91

6.10 Inspection Rights 92

6.11 Use of Proceeds 92

Exhibit 10.6

(continued)

Page

6.12 Additional Subsidiaries 92

6.13 ERISA Compliance 93

6.14 Pledged Assets 93

6.15 Covenant with Respect to Environmental Matters 93

6.16 Lenders Meetings 94

6.17 Post-Closing Covenants 94

6.18 Patriot Act; OFAC 95

6.19 Asset Monitoring and Inspections; Field Exams; Inventory Tracking System 95

6.20 Separateness 96

6.21 Borrowing Base Determinations and Prepayments 96

6.22 Certificated Air Carrier 96

Article 7 NEGATIVE COVENANTS 96

7.01 [Reserved] 96

7.02 Liens 96

7.03 [Reserved] 97

7.04 Fundamental Changes 97

7.05 Dispositions 97

7.06 [Reserved] 97

7.07 Change in Nature of Business 97

7.08 Transactions with Affiliates and Insiders 98

7.09 Burdensome Agreements 98

7.10 Use of Proceeds 98

7.11 Amendments of AAR Related Documents; Amendments to Certain Agreements 98

7.12 Organization Documents; Fiscal Year; Legal Name, State of Formation and Form of Entity 99

7.13 Ownership of Subsidiaries 99

7.14 Sale and Leaseback Transactions 99

Article 8 FINANCIAL COVENANTS 99

8.01 Financial Covenants 99

Article 9 EVENTS OF DEFAULT AND REMEDIES 100

9.01 Events of Default 100

9.02 Remedies upon Event of Default 102

9.03 [Reserved] 103

9.04 Application of Funds 103

Article 10 GUARANTY 104

10.01 The Guaranty 104

Exhibit 10.6

(continued)

Page

10.02 Obligations Unconditional 105

10.03 Reinstatement 105

10.04 Waivers 106

10.05 Remedies 107

10.06 Contribution by Guarantors 107

10.07 Guarantee of Payment; Continuing Guarantee 108

10.08 Subordination of Other Obligations 108

Article 11 THE ADMINISTRATIVE AGENT 108

11.01 Appointment and Authorization of Administrative Agent 108

11.02 Delegation of Duties 109

11.03 Liability of Administrative Agent 109

11.04 Reliance by Administrative Agent 110

11.05 Notice of Default 110

11.06 Credit Decision; Disclosure of Information by Administrative Agent 111

11.07 Indemnification of Administrative Agent 111

11.08 Administrative Agent in its Individual Capacity 112

11.09 Successor Administrative Agent 112

11.10 Administrative Agent May File Proofs of Claim 113

11.11 Collateral and Guaranty Matters 113

11.12 Other Agents; Arrangers and Managers 115

11.13 Additional Secured Parties 115

11.14 Exclusive Right to Enforce Rights and Remedies 115

Article 12 MISCELLANEOUS 116

12.01 Amendments, Etc 116

12.02 Notices and Other Communications; Facsimile Copies 118

12.03 No Waiver; Cumulative Remedies 120

12.04 Attorney Costs, Expenses 120

12.05 Indemnification by the Loan Parties 120

12.06 Payments Set Aside 122

12.07 Successors and Assigns 122

12.08 Confidentiality 126

12.09 Set-off 128

12.10 Interest Rate Limitation 128

12.11 Counterparts 129

12.12 Integration 129

12.13 Survival of Representations and Warranties 129

12.14 Severability 129

12.15 Replacement of Lenders 129

12.16 Governing Law 130

Exhibit 10.6

(continued)

Page

12.17 Waiver of Right to Trial by Jury 131

12.18 USA Patriot Act Notice 131

12.19 Nonliability of Lenders 131

12.20 Contractual Recognition of Bail-In 133

Article 13 appointment of THE Borrower representative; joint and several liability of the Borrowers; SUBORDINATION 133

13.01 Borrower Representative 133

13.02 Joint and Several Liability of Borrowers 133

13.03 Subordination to Payment of Obligations 136

Exhibit 10.6

SECOND AMENDED and RESTATED CREDIT AND GUARANTY AGREEMENT

This SECOND AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT is entered into as of June 30, 2022 among, MESA AIRLINES, INC., a Nevada corporation (“Mesa”), and Mesa Air Group Airline Inventory Management, L.L.C., an Arizona limited liability company (“Mesa Inventory Management”), and such other Persons joined hereto as a Borrower from time to time (each a “Borrower” and together, the “Borrowers”), MESA AIR GROUP, INC., a Nevada corporation (“Holdings”), as a guarantor, the other Guarantors (as hereinafter defined) from time to time party hereto, the Lenders (as hereinafter defined) from time to time party hereto, and CIT BANK, a division of FIRST-CITIZENS BANK & TRUST COMPANY (“CIT”), as Administrative Agent.

The Borrowers, Holdings, the Administrative Agent and the Lenders party thereto previously entered into that certain Amended and Restated Credit and Guaranty Agreement dated as of September 25, 2019, as amended by Amendment No. 1 to A&R Credit Agreement dated December 2, 2020, as amended by Amendment No. 2 to A&R Credit Agreement dated February 1, 2022, as amended by Amendment No. 3 to A&R Credit Agreement dated March 3, 2022, and as amended by Amendment No. 4 to A&R Credit Agreement dated April 27, 2022 (as so amended, the “Original Agreement”).

Pursuant to the terms of the Original Agreement, the Borrowers requested that the Lenders provide $35,000,000 in credit facilities for the purposes set forth therein and the Lenders were willing to do so on the terms and conditions set forth therein.

The parties desire to amend and restate the Original Agreement pursuant to the terms hereof and to make certain other amendments as provided herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Article 1

DEFINITIONS AND ACCOUNTING TERMS
1.01
Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“2019 Fee Letter” means the fee letter issued by the Administrative Agent and dated on or about the date hereof.

“AAR” means AAR Supply Chain, Inc. (formerly known as AAR Parts Trading, Inc.), AAR Aircraft & Engine Sales & Leasing, Inc. or any of their Affiliates.

“AAR Cooperation Agreement” means (a) any agreement (in form and substance satisfactory to the Administrative Agent) among AAR and Administrative Agent, on behalf of the Secured Parties, pursuant to which, among other things, (i) such AAR Aircraft & Engine Sales & Leasing, Inc. and certain affiliates thereof and Administrative Agent agree to cooperate with respect to their respective property located at the Spare Parts Locations.

Exhibit 10.6

“AAR Related Documents” means all agreements, documents and instruments referenced in the AAR Cooperation Agreement.

“Accounts” means all of the Loan Parties’ present and future: (a) accounts (as defined in the UCC); (b) instruments, documents, chattel paper (including electronic chattel paper) (all as defined in the UCC); (c) reserves and credit balances arising in connection with or pursuant to this Agreement; (d) guaranties; (e) other supporting obligations, payment intangibles and letter of credit rights (all as defined in the UCC); (f) property, including notes and deposits, of the Loan Parties’ account debtors securing the obligations owed by such account debtors to the Loan Parties; and (g) all proceeds of any of the foregoing.

“Acquisition”, by any Person, means the acquisition by such Person, in a single transaction or in a series of related transactions, of (a) all or substantially all of the Property of another Person, (b) all or substantially all of a division or operating group of another Person, or (c) all of the Capital Stock of another Person, in each case whether or not involving a merger or consolidation with such other Person and whether for cash, property, services, assumption of Indebtedness, securities or otherwise.

“Additional Lender” has the meaning specified in Section 2.15(d).

“Adjusted OLV” means, [***]

“Adjusted Term SOFR” means, [***]

“Administrative Agent” means CIT in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Bank Account” means the Administrative Agent’s bank account number 754292753, ABA No. 021000021 at JPMorgan Chase Bank NA in New York, New York, Reference: Mesa Airlines.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 12.02 or such other address or account as the Administrative Agent may from time to time notify the Borrowers and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advance Rate” means, with respect to a Spare Engine, an amount equal to:

(a) at any time the Engine Overhaul Percentage for such Spare Engine is greater than [***];

(b) at any time the Engine Overhaul Percentage for such Spare Engine is greater than [***] but not more than [***]

(c) at any time the Engine Overhaul Percentage for such Spare Engine is greater than [***] but not more than [***]and

Exhibit 10.6

(d) at any time the Engine Overhaul Percentage for such Spare Engine is [***] or less, [***]

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent-Related Persons” means the Administrative Agent, together with its Affiliates, and its Approved Funds, and the officers, directors, employees, agents, advisors, auditors and Controlling Persons and attorneys-in-fact of such Persons, Affiliates and Approved Funds, provided, however, that for the purposes of this Agreement, no Agent-Related Person shall be deemed an Affiliate of the Borrowers or the Guarantors.

“Aggregate Payments” has the meaning set forth in Section 10.06.

“Agreement” means this Credit and Guaranty Agreement, as amended, modified, restated, supplemented and extended from time to time.

“Applicable Margin” means the following percentages per annum: (a) with respect to Revolving Loans, [***] for Base Rate Loans and [***] for Term SOFR Loans; (b) with respect to Letters of Credit, [***] and (c) with respect to Swingline Loans, all of which shall be Base Rate Loans, [***]

“Appraisal” means the appraisals of the Eligible Spare Engines and Eligible Spare Parts Inventory that the Borrowers are required to deliver to the Administrative Agent under Section 6.02(h).

“Appraised Current Market Value” means the “current market value” (as defined by ISTAT) of the applicable Eligible Spare Engine as reflected on the most recent Appraisal for such Eligible Spare Engine as adjusted for the condition, specification, maintenance record and use of such Eligible Spare Engine at the time of such determination.

“Appraiser” means ICF SH&E or such other appraiser certified by ISTAT and approved by the Administrative Agent in its sole discretion.

“Approved Fund” means (a) any Person (other than a natural person) engaged in making, purchasing, holding, or investing in commercial loans and similar extensions of credit and that is advised, administered, or managed by a Lender, an Affiliate of a Lender (or an entity or an Affiliate of an entity that administers, advises or manages a Lender); (b) with respect to any Lender that is an investment fund, any other investment fund that invests in loans and that is advised, administered or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor; and (c) any third party which provides “warehouse financing” to a Person described in the preceding clause (a) or (b) (and any Person described in said clause (a) or (b) shall also be deemed an Approved Fund with respect to such third party providing such warehouse financing).

“Arranger” means CIT Bank, a division of First-Citizens Bank & Trust Company, in its capacity as sole lead arranger and book runner.

Exhibit 10.6

“ASA OLV” means the “orderly liquidation value” (as defined by the American Society of Appraisers) based on a twelve month liquidation time period.

“Assignment and Assumption” means an Assignment and Assumption Agreement substantially in the form of Exhibit D.

“Attorney Costs” means and includes all reasonable and documented out-of-pocket fees, expenses and disbursements of any law firm or other external counsel.

“Attributable Indebtedness” means, on any date, in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Audited Pre-Closing Financial Statements” means the audited consolidated balance sheet of the Loan Parties and their Subsidiaries for the Fiscal Year ended September 30, 2015, and the related consolidated statements of income, shareholders’ equity and cash flows of the Loan Parties and their Subsidiaries for such Fiscal Year, including the notes thereto.

“Availability Period” means, with respect to the Revolving Commitments, the period from and including the Closing Date to the earliest of (a) the date that is five (5) Business Days before the Revolving Loan Maturity Date, (b) the date of termination of the Revolving Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans pursuant to Section 9.02 and of the obligation of the L/C Issuer (or the Support Provider, as the case may be) to make (or cause to make) L/C Credit Extensions pursuant to Section 9.02.

“Aviation Authority” means the Federal Aviation Administration (or any successor agency thereto).

“Bail-In Action” shall mean the exercise of any Write-down and Conversion Powers.

“Bail-In Legislation” shall mean (i) in relation to any EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time, and (ii) in relation to any other state, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation, where regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organization.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of: (a) the Federal Funds Rate plus [***] (b) the rate of interest in effect for such day as publicly announced from time to time by JPMorgan Chase Bank., N.A. as its “prime rate” in effect for such day; or (c)

Exhibit 10.6

the most recently available Adjusted Term SOFR (as adjusted by any Floor) plus [***]. The Base Rate is not necessarily the lowest rate of interest charged by Lenders in connection with extensions of credit. Any change in the Base Rate due to a change in the “prime rate” announced by JPMorgan Chase Bank, N.A., the Federal Funds Rate or Adjusted Term SOFR shall be effective from and including the effective date of such change in the “prime rate” announced by JPMorgan Chase Bank, N.A., the Federal Funds Rate or Adjusted Term SOFR, respectively. For the avoidance of doubt, the Base Rate will in no event be less than [***] per annum.

“Base Rate Loan” means a Loan that accrues interest by reference to the Base Rate in accordance with the terms of this Agreement.

“Benchmark” has the meaning specified in Section 3.07.

“Benchmark Replacement” has the meaning specified in Section 3.07.

“Benchmark Replacement Date” has the meaning specified in Section 3.07.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Borrower Representative” means Mesa Airlines, Inc., in its capacity as the borrowing agent on behalf of itself and the Borrowers.

“Borrowers” has the meaning specified in the introductory paragraph hereto, together with all permitted successors and assigns of such Person and any other Person joining this Agreement as a “Borrower” pursuant to Section 6.12 hereof or otherwise.

“Borrowing” means (a) a borrowing consisting of simultaneous Loans (other than Swingline Loans) of the same Type and, in the case of Term SOFR Loans, having the same Interest Period made by the Lenders pursuant to Sections 2.01 and 2.02 or (b) a borrowing of a Swingline Loan made by Swingline Lender pursuant to Section 2.04.

“Borrowing Base” means an amount equal to:

(a) [***] of the Adjusted OLV of the Expendable Spare Parts constituting part of the Eligible Spare Parts Inventory (provided that, this clause (a) shall not exceed [***] of the total Borrowing Base at any time); plus

(b) [***] of the Adjusted OLV of Rotable Spare Parts constituting part of the Eligible Spare Parts Inventory; plus

(c) [***]

(d) [***]

(e) [***]

(f) [***]

Exhibit 10.6

“Borrowing Base Certificate” means a certificate, signed by a Responsible Officer of the Borrower Representative, in the form of Exhibit F or another form which is acceptable to the Administrative Agent in its sole discretion.

“Borrowing Base Certificate Date” means (a) the date twenty five (25) days after the end of each fiscal month, (b) each date (limited to once per calendar month) a Borrowing is made in connection with the purchase of (i) any Eligible Spare Engines or (ii) any Eligible Spare Parts Inventory in a single transaction with an aggregate purchase price in excess of [***] , or (c) the date of any Disposition (or more frequently as requested by the Administrative Agent following an Event of Default).

“Borrowing Base Deficiency” means the circumstance existing at any time the aggregate amount of all Loans and Letter of Credit Liabilities exceeds the Borrowing Base.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, either New York or in the state where the Administrative Agent’s Office is located or, with respect to a Letter of Credit, the state where the L/C Issuer’s (or the Support Provider’s, as the case may be) office is located and, if such day relates to Term SOFR, means any such day meeting the above requirements that is also a U.S. Government Securities Business Day.

“Businesses” means, at any time, a collective reference to the businesses operated by the Borrowers and their Subsidiaries at such time.

“Cape Town Convention” shall mean the official English language texts of the Convention on International Interests in Mobile Equipment and the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment (the “Protocol”) which were signed in Cape Town, South Africa on November 16, 2001.

“Capital Expenditures” means, with respect to any Person, all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the balance sheet of such Person, including expenditures in respect of Capital Leases.

“Capital Lease” means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee which would, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of such person.

“Capital Stock” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interest in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

Exhibit 10.6

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent (or with and to a bank designated by the Administrative Agent to be held in a deposit account subject to a control agreement), for the benefit of the Administrative Agent (on behalf of itself, the Support Providers, L/C Issuers and the other Secured Parties), as collateral for the total Letter of Credit Liabilities or other contingent Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent, the Support Provider and the L/C Issuer, if the L/C Issuer is a Lender (which documents are hereby consented to by the Lenders). Derivatives of the term Cash Collateralize have corresponding meanings. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral.

“Cash Control Period” means the period of time commencing upon the occurrence of an Event of Default and the delivery by the Administrative Agent of a notice of control to the applicable financial institution and ending on the earlier of (a) the written waiver of such Event of Default by the Required Lenders, or (b) the Termination Date.

“Cash Equivalents” means, as of any date of determination, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) Dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short term commercial paper rating from S&P is at least A1 or the equivalent thereof or from Moody’s is at least P1 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A1 (or the equivalent thereof) or better by S&P or P1 (or the equivalent thereof) or better by Moody’s and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market mutual funds (as defined in Rule 2(a).7 of the Investment Company Act) registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing clauses (a) through (d).

“Certificated Air Carrier” means a Citizen of the United States holding an air carrier operating certificate issued by the Secretary of Transportation of the United States pursuant to Chapter 447 of the Transportation Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo or that otherwise is certified or registered to the extent required to fall within the purview of Section 1110 of the Bankruptcy Code or any analogous provision of the Bankruptcy Code.

Exhibit 10.6

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority. For purposes of this Agreement, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, guidelines and directives in connection therewith, (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, and (iii) CRD IV, shall, in each case, be deemed to have been adopted and gone into effect after the date of this Agreement.

“CFC” means a “controlled foreign corporation” as such term is defined in Section 957 of the Internal Revenue Code.

“Change of Control” means, at any time, (i) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) shall have acquired beneficial ownership of [***] [***] or more on a fully diluted basis of the voting interest in the Capital Stock of Holdings; (ii) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) shall have acquired a voting interest permitting such Person or group to appoint a majority of the members of the board of directors of Holdings; or (iii) Holdings shall cease to beneficially own and control [***] on a fully diluted basis, of the economic and voting interests in the Capital Stock of any Borrower or any Guarantor.

“CIT” has the meaning specified in the introductory paragraph hereto.

“Citizen of the United States” has the meaning given to such term in Section 40102(a)(15) of the Transportation Code and as that statutory provision has been interpreted by the United State Department of Transportation pursuant to its policies.

“Closing Date” means August 12, 2016.

“Closing Date Facilities” has the meaning specified in Section 2.15(c).

“Collateral” means, collectively, all personal Property with respect to which Liens in favor of the Administrative Agent are granted (or were intended to be granted) pursuant to and in accordance with the terms of the Collateral Documents.

“Collateral Access Agreements” means an agreement in form and substance reasonably satisfactory to Administrative Agent pursuant to which, among other things, a mortgagee or lessor of real property on which collateral is stored or otherwise located, or a warehouseman, processor or other bailee of inventory or other property owned by any Loan Party, acknowledges the Liens of Administrative Agent and waives or subordinates any Liens held by such Person on such property, and, in the case of any such agreement with a mortgagee or lessor, permits Administrative Agent reasonable access to and use of such real property following the occurrence and during the continuance of an Event of Default to assemble, complete and sell any Collateral stored or otherwise located thereon, together with the customary indemnities in favor of such mortgagee

Exhibit 10.6

and/or lessor for losses, claims, damages, costs and expenses caused by such access subject to customary exclusions.

“Collateral Documents” means, collectively, the Security Agreement, the Collateral Access Agreements, the Securities Account Control Agreement(s), the Deposit Account Control Agreement(s) and such other security documents as may be executed and delivered by the Loan Parties pursuant to the terms of Section 6.14.

“Commitment” means, as to each Lender, the Revolving Commitment set forth opposite such Lender’s name on Schedule 2.01 or in the Register, as applicable, as the same may be reduced or modified at any time and from time to time pursuant to the terms hereof.

“Commitment Letter” means the commitment letter dated July 16, 2016, issued by CIT and accepted by Mesa and Holdings.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Conforming Changes” has the meaning specified in Section 3.07.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Capital Expenditures” means, for any period, for the Consolidated Group on a consolidated basis, all Capital Expenditures, as determined in accordance with GAAP, provided, that Consolidated Capital Expenditures shall not include expenditures made with proceeds of any Involuntary Disposition to the extent such expenditures are used to purchase Property that is the same as or similar to the Property subject to such Involuntary Disposition and (ii) any Acquisition permitted hereunder.

“Consolidated EBITDAR” means, for any period for the Consolidated Group on a consolidated basis (without duplication), an amount equal to Consolidated Net Income for such period plus the following, without duplication, to the extent deducted and not already added back in calculating such Consolidated Net Income: (a) Consolidated Interest Charges for such period, (b) the provision for federal, state, local and foreign income taxes payable by the Consolidated Group for such period, (c) the amount of depreciation and amortization expense for such period, (d) Consolidated Rental Charges for such period, (e) transaction fees and legal and professional advisor costs related to this Agreement and the Loan Documents (or any amendments hereto or thereof subject to a cap of [***], (f) other non-cash charges, expenses or losses (provided, in each case, that if any non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDAR to such extent, and including amortization of any prepaid cash item that was paid in a prior period, and (g) [***] (i) incurred from [***] and (ii) subject to a cap of [***] in the aggregate, and minus the following to the extent included in calculating such Consolidated Net Income: (v) Consolidated Interest Income, (w) income tax credits (to the extent not netted from income taxes payable), (x) any extraordinary, unusual or non-recurring income receipts or gains (including gains on the sale of assets outside the ordinary course of business) and related tax effects thereon, (y) Consolidated Rental Income, and (z) other non-cash income, receipts of gains

Exhibit 10.6

(excluding any such non-cash item of income to the extent it represents a receipt of cash in any future period, all as determined in accordance with GAAP.

“Consolidated Funded Indebtedness” means Funded Indebtedness of the Consolidated Group on a consolidated basis determined in accordance with GAAP.

“Consolidated Group” means Holdings, the Loan Parties and their Subsidiaries.

“Consolidated Interest Charges” means, for any period, the interest expense (including any rent expense for such period under Capital Leases that is treated as interest in accordance with GAAP) of the Consolidated Group for such period with respect to all outstanding Indebtedness of the Consolidated Group (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing to the extent such costs are allocable to such period in accordance with GAAP), determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest and Rental Coverage Ratio” means, as of any date of determination, the ratio of (i) Consolidated EBITDAR for the period of the four (4) Fiscal Quarters most recently ended to (ii) the sum of (x) Consolidated Interest Charges and (y) Consolidated Rental Charges for such period.

“Consolidated Interest Income” means, for any period, the interest income of the Consolidated Group for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, for any period for the Consolidated Group on a consolidated basis, the net income of the Consolidated Group for such period as determined in accordance with GAAP, provided that there shall be excluded from Consolidated Net Income (a) the income (or deficit) of any Person (other than a Subsidiary of a Borrower) in which a Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by such Borrower or such Subsidiary in the form of dividends or similar distributions, (b) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration of payment or dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation, governing document or Law applicable to such Subsidiary and (c) the income (or deficit) of any Subsidiary of Holdings that is not a Loan Party.

“Consolidated Rental Charges” means, for any period, the rental expense of each member of the Consolidated Group for such period with respect to all outstanding leases of any aircraft or aircraft engine by such Person (but excluding any Capital Leases), determined on a consolidated basis in accordance with GAAP.

“Consolidated Rental Income” means, for any period, the rental income of each member of the Consolidated Group for such period with respect to all outstanding leases of any aircraft or aircraft engine by such Person (but excluding Capital Leases), determined on a consolidated basis in accordance with GAAP.

Exhibit 10.6

“Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio of (a) the sum of (x) Consolidated Funded Indebtedness as of such date and (y) (i) Consolidated Rental Charges for the period of the [***] most recently ended multiplied by (ii) [***], to (b) Consolidated EBITDAR for the period of the [***] most recently ended.

“Consolidated Unfinanced Capital Expenditure” means any Consolidated Capital Expenditure to the extent not financed with Funded Indebtedness within [***] days of the incurrence of the Capital Expenditure (excluding (i) any Funded Indebtedness included as part of the determination of Revolving Exposure, (ii) any amounts associated with down payments for Engines or aircraft and (iii) any pre-delivery payments).

“Consolidated Unrestricted Cash” means, as of any date of determination, the unrestricted cash of the Consolidated Group, determined in accordance with GAAP.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

“Contributing Guarantors” has the meaning set forth in Section 10.06.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote [***] or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

“Controlled Account” means each bank account that is established by the Borrowers pursuant to Section 2.14(c) of this Agreement.

“CRD IV” means Directive 2013/36/EU of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directive 2006/48/EC and 2006/49/EC.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Excess” means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender’s Pro Rata Share of the aggregate outstanding principal amount of all Revolving

Exhibit 10.6

Loans (calculated as if all Defaulting Lenders (other than such Defaulting Lender) had funded their respective Pro Rata Shares of all Revolving Loans) over the aggregate outstanding principal amount of all Revolving Loans of such Defaulting Lender.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees and Term SOFR Loans, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Margin applicable to Base Rate Loans plus (iii) [***] per annum; (b) when used with respect to a Term SOFR Loan, an interest rate equal to (i) Adjusted Term SOFR applicable to such Term SOFR Loan plus (ii) the Applicable Margin applicable to Term SOFR Loans plus (iii) [***] per annum; and (c) when used with respect to Letter of Credit Fees, a rate equal to (i) the Applicable Margin then applicable to Letters of Credit plus (ii) [***] per annum, in all cases to the fullest extent permitted by applicable Laws. Interest accruing at the Default Rate shall be immediately payable upon demand.

“Defaulting Lender” means any Lender that has at any time after the Closing Date (a) defaulted in its obligation under this Agreement to make a Revolving Loan or to fund its participation in any Letter of Credit, Support Agreement or Swingline Loan required to be made or funded by it hereunder within [***] Business Days of the date when due (unless such failure is the subject of a good faith dispute), (b) failed to pay over to the Administrative Agent or any Lender any other amount required to be paid by it hereunder within [***] Business Days of the date when due (unless such failure is the subject of a good faith dispute), (c) notified the Administrative Agent or a Loan Party in writing that it does not intend to satisfy any such obligation or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under agreements in which it commits to extend credit generally, (d) failed within [***] Business Days after the request of the Administrative Agent to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Revolving Loans and participations in then outstanding Letters of Credit, Support Agreements and Swingline Loans, or (e) (i) been (or has a parent company that has been) determined by any Governmental Authority having regulatory authority over such Person or its assets to be insolvent, or the assets or management of which has been taken over by any Governmental Authority, (ii) become (or has a parent company that has become) the subject of a bankruptcy or insolvency proceeding under any Debtor Relief Laws, unless in the case of any Lender subject to this clause (e), the Borrowers, Administrative Agent, L/C Issuer, Support Provider and Swingline Lender shall each have determined that such Lender intends, and has all approvals required to enable it, to continue to perform its obligations as a Lender hereunder or (iii) become (or has a parent company that has become) the subject of a Bail-In Action.

“Delayed Draw Release Date Agreement” means that certain Delayed Draw Release Date Agreement, dated on or about the Closing Date, by and among Mesa Air Group, Inc., the subsidiary guarantors party thereto, and the Existing Agent, with respect to the release of certain commitments and obligations under the Existing Credit Agreement.

“Deposit Account Control Agreement” means an agreement among a Loan Party, a depository institution, and the Administrative Agent, which agreement is in a form reasonably acceptable to the Administrative Agent and which provides the Administrative Agent with “control” (as such term is used in Article 9 of the UCC) over the deposit account(s) described therein, as the same may be amended, modified, extended, restated, replaced, or supplemented

Exhibit 10.6

from time to time, and contains such other terms and conditions as Administrative Agent may require, including a requirement that such depository institution shall wire, or otherwise transfer, in immediately available funds, on a daily during a Cash Control Period, to Administrative Agent’s Bank Account all funds received or deposited into such deposit account.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction) of any Collateral by any Loan Party or any Subsidiary (including the Capital Stock of any Subsidiary), including any Sale and Leaseback Transaction and including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Capital Stock” means any Capital Stock which, by its terms (or by the terms of any security or any other Capital Stock into which it is convertible or for which it is exchangeable) or upon the happening of any event or condition, (i) matures or becomes mandatorily redeemable (other than solely for Capital Stock that is not Disqualified Capital Stock) pursuant to a sinking fund obligation or otherwise (except as a result of a customarily defined change of control or asset sale and only so long as any rights of the holders thereof after such change of control or asset sale shall be subject to the prior repayment in full of the Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) and the termination of all Commitments and Letters of Credit, (ii) becomes redeemable at the option of the holder thereof (other than solely for Capital Stock that is not Disqualified Capital Stock), in whole or in part, (iii) provides for scheduled payments of dividends in cash or (iv) becomes convertible into or exchangeable for indebtedness for borrowed money or any other Disqualified Capital Stock, in whole or in part, in each case on or prior to the date that is one hundred eighty (180) calendar days after the Revolving Loan Maturity Date at the time of issuance.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“E-System” has the meaning specified in Section 12.04.

“Earn-Out Obligations” means, with respect to any Person, “earn-outs” and similar payment obligations of such Person.

“EEA Member Country” shall mean any member state of the European Union, Iceland, Liechtenstein and Norway.

“Eligibility Schedule” means Schedule 1.01(a).

“Eligible Spare Engine” means any of the Spare Engines that satisfy the Spare Engine Eligibility Requirements listed on the Eligibility Schedule.

“Eligible On-wing Engine” means any of the Spare Engines that fail to satisfy the Spare Engine Eligibility Requirements listed in paragraph 5 of the Eligibility Schedule.

Exhibit 10.6

“Eligible Spare Parts Inventory” means Spare Parts that satisfy the Spare Parts Eligibility Requirements.

“El Paso Location” means [***]

“Engine” means (i) each aircraft engine owned by a Loan Party from time to time including those specific engines owned by a Loan Party that are listed by Manufacturer, model and Manufacturer’s serial number in any Security Agreement Supplement, and whether or not either initially or from time to time installed on an airframe; and (ii) any and all Parts that are from time to time incorporated or installed in or attached to any such engine and any and all Parts removed therefrom unless the Lien of the Security Agreement shall not apply to such Parts in accordance with Section 2.01 of the Security Agreement.

“Engine Overhaul” has the meaning set forth on Schedule 1.01(c).

“Engine Overhaul Interval” means, (i) with respect to each Initial Spare Engine, an amount equal to [***] flight hours and (ii) with respect to any other Spare Engine, subject to agreement by the Administrative Agent and Mesa (each acting reasonably), an amount equal to the number of flight hours advised by the Appraiser with respect to such Spare Engine; provided that, in the case of clause (ii), if the Administrative Agent and Mesa do not agree on a mutually acceptable interval on any Spare Engine, such Spare Engine shall be excluded from the calculation of the Borrowing Base until an agreement can be reached.

“Engine Overhaul Percentage” means, [***]

“Environmental Laws” means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 5101, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901, et seq.), the Federal Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300f to 300j-26 et seq.), the Oil Pollution Act of 1990 (33 U.S.C. § 2701 et seq.) and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), as such laws may be amended or otherwise modified from time to time, and any other federal, state, local, foreign and other applicable statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions and common law relating to pollution, the protection of the environment, natural resources, human health or the release of any materials into the environment, including those related to Hazardous Materials, hazardous substances or wastes, indoor and outdoor air emissions, soil, groundwater, wastewater, surface water, stormwater, wetlands, sediment and discharges of wastewater to public treatment systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, losses, punitive damages, consequential damages, costs of environmental investigation and remediation, fines, penalties, indemnities or expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants)), of the Borrowers or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any

Exhibit 10.6

Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, and any successor thereto.

“ERISA Affiliate” means any corporation, trade or business (whether or not incorporated) under common control with a Borrower within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code). Any former ERISA Affiliate of a Borrower or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of a Borrower or any of its Subsidiaries within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of a Borrower or any of its Subsidiaries and with respect to liabilities arising after such period for which a Borrower or any of its Subsidiaries could be liable under the Internal Revenue Code or ERISA.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to a Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make a required installment under Section 412(m) of the Internal Revenue Code with respect to a Pension Plan; (c) a withdrawal by a Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (d) a complete or partial withdrawal by a Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA; (e) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Borrower or any ERISA Affiliate; (h) the occurrence of an act or omission which could give rise to the imposition on a Borrower or any ERISA Affiliate of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Plan; (i) the assertion of a material claim (other than routine claims for benefits) against any Plan other than a Multiemployer Plan or the assets thereof, or against the Borrowers or any ERISA Affiliate in connection with any Plan; (j) receipt from the IRS of notice of the failure of any Pension Plan (or any other Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; (k) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan; (l) the commencement of any administrative investigation, audit or other administrative proceeding by the Department of Labor,

Exhibit 10.6

IRS or other Governmental Authority, including any voluntary compliance submission through the IRS’s Employee Plans Compliance Resolution System or the Department of Labor’s Voluntary Fiduciary Correction Program; (m) the occurrence of a non-exempt “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code; or (n) the receipt by a Borrower or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency or that it intends to terminate or has terminated.

“Event of Default” has the meaning specified in Section 9.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Account” means any deposit account (i) that is used solely for payment of payroll, bonuses, other compensation and related expenses or (ii) that is a local depository account for the deposit of funds by account debtors in the ordinary course of business, provided that, (A) the aggregate balance on deposit at any time in all Excluded Accounts described in clause (i) shall not [***] of the amount to be applied for the pay period next ending, (B) the aggregate balance on deposit at any time in all Excluded Accounts described in clause (ii) shall not [***] at any time and (C) the Excluded Accounts are listed on Schedule 1.01(b) and maintained with banks reasonably satisfactory to the Administrative Agent.

“Excluded Subsidiary” means (1) any Subsidiary of Holdings (other than any Loan Party) that is, and continues to be, (a) a Foreign Subsidiary that is a CFC, (b) a Domestic Subsidiary that is (i) a direct or indirect Subsidiary of a Foreign Subsidiary that is a CFC or (ii) a Foreign Subsidiary Holdco, (c) a Subsidiary that is, after application of the Uniform Commercial Code or other relevant laws regarding anti-assignment clauses, prohibited by applicable law, rule or regulation or by any contractual obligation existing on the Closing Date (or, if later, the date it became a Subsidiary) from guaranteeing the Obligations (in each case, other than any contractual obligation entered into between one or more Loan Parties or its direct or indirect parent) or which would require Governmental Approval to provide a guarantee unless such consent, approval, license or authorization has been received and in the case of any prohibition arising from a contractual obligation, such contractual obligation was not entered into in contemplation of circumventing a Loan Party’s obligation to pledge the Capital Stock of such Subsidiary as collateral security or (d) a not-for-profit Subsidiary; and (2) Mesa In-Flight, Inc., a Colorado corporation, so long as it does not engage in any substantive business activities.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower Representative under Section 12.15) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable

Exhibit 10.6

either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Agent” means Obsidian Agency Services, Inc. and its successors and assigns, as administrative agent under the Existing Credit Agreement.

“Existing Credit Agreement” means that certain Credit and Security Agreement among Mesa Air Group, Inc., as borrower, the lenders named therein, and the Existing Agent, dated as of June 16, 2014, as theretofore amended.

“Expendable Spare Parts” means a Spare Part that, once used, cannot be reused and, if not serviceable, generally cannot be overhauled or repaired.

“Extraordinary Receipts” means any cash received by or paid to or for the account of any Loan Party related to the Collateral, not in the ordinary course of business (and not consisting of proceeds described in any of Section 2.05(b)(ii)) including without limitation amounts received in respect of indemnity obligations of a seller under any agreement governing foreign, United States, state or local tax refunds to the extent not included in the calculation of Consolidated EBITDAR and pension plan reversions; provided that Extraordinary Receipts shall exclude any single or related series of amounts received in an aggregate amount less than [***] in any Fiscal Year.

“EU Bail-in Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

“Facilities” means, at any time, the facilities and real properties owned, leased, managed or operated by any Loan Party or any Subsidiary, from which any Loan Party or any Subsidiary provides or furnishes goods or services.

“Fair Share” has the meaning set forth in Section 10.06.

“Fair Share Contribution Amount” has the meaning set forth in Section 10.06.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Internal Revenue Code.

“Federal Funds Rate” means, for any day, the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate and (b) 0%.

Exhibit 10.6

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.gov/, or any successor source.

“Fee Letter” means the Commitment Letter.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of the Loan Parties and their Subsidiaries ending on September 30 of each calendar year.

“Floor” means a rate of interest equal to [***]

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Foreign Subsidiary Holdco” means a Subsidiary and all or substantially all of whose assets consist of Capital Stock of one or more Foreign Subsidiaries that are CFCs and conducts no material business other than the ownership of such Capital Stock.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to the L/C Issuer (or the Support Provider, as the case may be), such Defaulting Lender’s Pro Rata Share of the outstanding Letter of Credit Liabilities other than Letter of Credit Liabilities as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Funded Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)
all obligations for borrowed money, whether current or long-term (including the Obligations) and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)
all purchase money indebtedness;
(c)
the principal portion of all obligations under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business);
(d)
the maximum amount available to be drawn under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
(e)
all obligations in respect of the deferred purchase price of Property or services (other than trade accounts payable in the ordinary course of business);

Exhibit 10.6

(f)
Attributable Indebtedness in respect of Capital Leases;
(g)
all preferred stock or other Disqualified Capital Stock providing for mandatory redemptions, sinking fund or like payments prior to the Termination Date;
(h)
Earn-Out Obligations if, and only to the extent, such obligation has not been paid in full in cash when initially due and payable;
(i)
all indebtedness of the types specified in clauses (a) through (h) above secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; and
(j)
all Guarantees with respect to indebtedness of the types specified in clauses (a) through (i) above of another Person.

“Funding Guarantor” has the meaning set forth in Section 10.06.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, consistently applied and as in effect from time to time.

“Governmental Approvals” means any and all governmental licenses, authorizations, registrations, permits, certificates, franchises, qualifications, accreditations, consents and approvals required under any applicable Law and required in order for any Person to carry on its business as now conducted, of each Governmental Authority issued or required under Laws applicable to the business of any Borrower or any of its Subsidiaries or to the transactions described herein (including any Acquisitions and the Loans made hereunder) or necessary in the sale, furnishing, or delivery of goods or services under Laws applicable to the business of any Borrower or any of its Subsidiaries.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other

Exhibit 10.6

obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guaranteed Obligations” has the meaning set forth in Section 10.01.

“Guarantor” means each of Holdings, and all future direct or indirect Subsidiaries of Holdings (other than the Borrowers and any Excluded Subsidiaries), and any other Person joining this Agreement as a “Guarantor” hereunder from time to time.

“Guaranty” means the guaranty made by each Guarantor in favor of the Administrative Agent, the Lenders and the other Secured Parties pursuant to Article 10.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, lead-based paint, toxic mold or fungus, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Holdings” means Mesa Air Group, Inc., a Nevada corporation.

“Incremental Facilities” has the meaning specified in Section 2.15(a).

“Incremental Facilities Amendment” has the meaning specified in Section 2.15(d).

“Incremental Facility Closing Date” has the meaning specified in Section 2.15(d).

“Incremental Revolving Commitments” has the meaning specified in Section 2.15(a).

“Incremental Revolving Lender” has the meaning specified in Section 2.15(d).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(k)
all Funded Indebtedness;
(l)
Synthetic Leases, Sale and Leaseback Transactions and Securitization Transactions;
(m)
all obligations in respect of Disqualified Capital Stock; and

Exhibit 10.6

(n)
all Guarantees with respect to outstanding indebtedness of the types specified in clauses (b) and (c) above of any other Person.

“Indemnified Liabilities” has the meaning set forth in Section 12.05.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitees” has the meaning set forth in Section 12.05.

“Information” has the meaning set forth in Section 12.08.

“Initial Spare Engine” has the meaning set forth on Schedule 1.01(d).

“Interest Payment Date” means (a) as to any Term SOFR Loan, the last day of each Interest Period applicable thereto and the Revolving Loan Maturity Date (as applicable), provided, that if any Interest Period for a Term SOFR Loan exceeds [***] months, the respective dates that fall every[***] months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (other than a Swingline Loan), the last Business Day of each calendar quarter and the Revolving Loan Maturity Date; and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period” means, as to each Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date [***] months thereafter or, if approved by all affected Lenders, the Administrative Agent and the Borrowers, [***] months thereafter, as selected by the Borrower Representative in its Loan Notice, provided, that:

(o)
any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(p)
any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(q)
no Interest Period shall extend beyond the Revolving Loan Maturity Date.

“Interim Pre-Closing Financial Statements” means, collectively, (i) the unaudited consolidated financial statements of the Loan Parties and their Subsidiaries for the Fiscal Quarter ended March 31, 2016 and the related consolidated statements of income or operations, shareholders’ equity and cash flows, for the Fiscal Quarter ended on that date.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto.

Exhibit 10.6

“International Registry” has the meaning given to “international registry” in the Cape Town Convention.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of any of the Capital Stock of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, or (c) an Acquisition. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment or any returns of capital.

“Involuntary Disposition” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any Property of any Loan Party.

“IP Rights” has the meaning set forth in Section 5.17.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any standby Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter Credit Application and any other document, agreement and instrument entered into by the applicable L/C Issuer and the Borrower Representative on behalf of Borrowers or in favor of such L/C Issuer and relating to any such Letter of Credit.

“ISTAT” means the International Society of Transport Aircraft Trading.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, compacts, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Credit Extension” means (a) the issuance, extension or increase of a Letter of Credit, and (b) with respect to any Supported Letter of Credit, the entry into any Support Agreement by the Administrative Agent or its Affiliate.

“L/C Issuer” means (a) Bank of America, N.A., (b) a Lender willing and able to issue Letters of Credit and reasonably acceptable to the Administrative Agent, or (c) one or more banks, trust companies or other financial institutions (including Affiliates of a Lender or the Administrative Agent) in each case expressly identified by or reasonably acceptable to the Administrative Agent from time to time, in its sole discretion, as an L/C Issuer for purposes of issuing one or more Letters of Credit pursuant to the terms of this Agreement.

Exhibit 10.6

“Lender” means each Person identified as a “Lender” on the signature pages hereto and its successors and assigns and, as the context requires, includes the L/C Issuer to the extent it is a party to this Agreement. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Lender Letter of Credit” means a Letter of Credit issued by an L/C Issuer that is also, at the time of issuance of such Letter of Credit, a Lender.

“Lender Parties” has the meaning specified in Section 12.07(g).

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower Representative and the Administrative Agent.

“Letter of Credit” means a standby or documentary (trade) letter of credit issued in U.S. Dollars for the account of any Borrower by an L/C Issuer pursuant to the terms of this Agreement.

“Letter of Credit Fee” has the meaning specified in Section 2.03(c).

“Letter of Credit Liabilities” means, at any time of calculation, the sum of the following (without duplication): (a) the amount then available for drawing under all outstanding Letters of Credit, in each case without regard to whether any conditions to drawing thereunder can then be met, and (without duplication) the amount of any outstanding Support Agreement related to a Letter of Credit, and (b) the aggregate of all Unreimbursed Amounts. For all purposes of this Agreement, if as of any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount that remains available to be drawn. The Letter of Credit Liability of any Revolving Lender at any time shall be equal to its Pro Rata Share of the total Letter of Credit Liabilities at such time.

“Letter of Credit Sublimit” means [***]

“Lien” means any mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

“Liquidity” means cash, Cash Equivalents, short-term investments and availability hereunder.

“Loan” means an extension of credit by a Lender to any Borrower under Article 2 in the form of a Revolving Loan and/or a Swingline Loan.

“Loan Documents” means this Agreement, each Note, each Letter of Credit, each Collateral Document, each Request for Credit Extension, each Issuer Document, each Compliance Certificate, each Borrowing Base Certificate, the Fee Letter, the 2019 Fee Letter, the AAR Cooperation Agreement and each other document, instrument or agreement from time to time

Exhibit 10.6

executed by any Loan Party or any Subsidiary or any Responsible Officer thereof and delivered in connection with the transactions contemplated by this Agreement; provided, however, that all Issuer Documents executed by or on behalf of any Loan Party and delivered concurrently herewith or at any time hereafter shall not constitute “Loan Documents” solely for the purposes of Sections 9.01(a), (b), (c), (d) and (j) hereof or Section 11.14.

“Loan Notice” means a notice of (a) a Borrowing of Revolving Loans, (b) a conversion of Loans from one Type to the other pursuant to Section 2.02(a), or (c) a continuation of Term SOFR Loans pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A-1.

“Loan Parties” means, collectively, each Borrower and each Guarantor party hereto.

“Maintenance Burn Factor” has the meaning set forth on Schedule 1.01(c).

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, assets, or liabilities (actual or contingent), condition (financial or otherwise) of the Loan Parties and their Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any material Loan Document to which it is a party (as determined by the Administrative Agent in its reasonable discretion); (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Loan Parties, taken as a whole, of any Loan Document to which they are parties; or (d) a material adverse effect on the validity, perfection or priority of a Lien in favor of the Administrative Agent for the benefit of the Secured Parties on any material portion of the Collateral.

“Material Contract” means any lease of real or personal property, contract or other arrangement to which any Loan Party or any of its Subsidiaries is a party (other than the Loan Documents), (i) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect or (ii) that constitutes ten percent (10%) of revenue. Without limiting the foregoing, each of the contracts listed in Schedule 5.23 shall be deemed to constitute a Material Contract hereunder.

“Minimum Availability Block” means [***]

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee pension benefit plan (as defined in Section 3(2) of ERISA) that is described in Sections 4001(a)(3) or 3(37) of ERISA and that is sponsored or maintained by any Borrower or any ERISA Affiliate or to which any Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding six (6) plan years, has made or been obligated to make contributions.

“NBV” means the net book value reflected on the Borrowers’ financial statements of the Eligible Spare Parts Inventory as determined in accordance with GAAP consistently applied and as adjusted from time to time on the books and records of either Borrower in accordance with GAAP.

Exhibit 10.6

“Net Cash Proceeds” means the aggregate cash and Cash Equivalents proceeds (including insurance proceeds and condemnation awards) received by any Loan Party or any Subsidiary in respect of any Disposition or Involuntary Disposition net of (a) direct third-party costs incurred in connection therewith (including legal, accounting and investment banking fees, underwriting discounts, and sales commissions payable to third parties unrelated to Loan Parties), (b) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and (c) the amount necessary to retire any Indebtedness secured by a Permitted Lien on the related Property; it being understood that “Net Cash Proceeds” shall include any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by any Borrower or any Subsidiary in any Disposition or Involuntary Disposition.

“Note” or “Notes” means each Revolving Note and/or the Swingline Note, individually or collectively, as appropriate.

“Notice of L/C Credit Event” means a notice from a Responsible Officer of Borrower Representative to Administrative Agent with respect to any issuance or amendment (including any increase or extension) of a Letter of Credit specifying: (i) the date of issuance or amendment of a Letter of Credit; (ii) the identity of the L/C Issuer with respect to such Letter of Credit; (iii) the expiry date of such Letter of Credit; (iv) the proposed terms of such Letter of Credit (or amendment thereof), including the face amount; and (v) the transactions that are to be supported or financed with such Letter of Credit or increase thereof.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party now or hereinafter arising from time to time under this Agreement and any other Loan Document or otherwise with respect to any Loan (including the obligation to pay principal and interest thereon and all fees and other costs and liabilities with respect thereto), Letter of Credit, Support Agreement, Reimbursement Obligation or Unreimbursed Amount, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“OFAC Sanctions” means the country or list based economic and trade sanctions administered and enforced by OFAC.

“OKC Location” means [***]

“OLV” means the “orderly liquidation value” of Eligible Spare Parts Inventory, which shall equal the ASA OLV of all Eligible Spare Parts owned by the Person in question, as reflected in Appraisals conducted from time to time by the Appraiser engaged by Administrative Agent.

“OLV Ratio” means, with respect to each Borrowing Base Certificate Date, the ratio (expressed as a percentage) of the OLV of all Eligible Spare Parts Inventory divided by the NBV

Exhibit 10.6

of all Eligible Spare Parts Inventory (in each case as reflected in the most recent Appraisals), it being understood that the OLV Ratio shall be established in connection with each Appraisal and will remain static until the next issued Appraisal.

“Organization Documents” means, (a) with respect to any corporation, the charter, certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 12.15).

“Participant” has the meaning set forth in Section 12.07(d).

“Participant Register” has the meaning specified in Section 12.07(d).

“Parts” means, with respect to an Engine, any and all appliances, parts, instruments, appurtenances, accessories, rotables, avionics, furnishings, seats, and other equipment of whatever nature (other than (a) complete Engines or engines, and (b) any items leased by the applicable Loan Party from a third party, so long as title thereto shall remain vested in such third party) that may from time to time be incorporated or installed in or attached to such Engine or which have been removed therefrom, unless the Lien of the Security Agreement shall not be applicable to such Part in accordance with Section 2.01 of the Security Agreement. For the avoidance of doubt, a Pledged Spare Part shall not constitute a Part unless and until it has been incorporated or installed in or attached to an Engine or which may thereafter be removed therefrom unless the Lien of the Security Agreement shall not be applicable thereto in accordance with Section 2.01 of the Security Agreement.

“Patriot Act” has the meaning specified in Section 5.25.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

Exhibit 10.6

“Pension Plan” means any employee pension benefit plan (as defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Section 412 and 430 of the Internal Revenue Code or Title IV of ERISA and is sponsored or maintained by any Borrower or any ERISA Affiliate or to which any Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or with respect to which any Borrower or any ERISA Affiliate may have any liability or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding six (6) plan years.

“Permitted Discretion” means a determination made in the exercise of commercially reasonable (from the perspective of an asset based lender) business judgment.

“Permitted Liens” means, at any time, Liens in respect of Property of the Loan Parties and their Subsidiaries permitted to exist at such time pursuant to the terms of Section 7.02.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored or maintained by the Borrowers, any of their Subsidiaries or any of their respective ERISA Affiliates.

“Platform Spare Parts” has the meaning set forth on the Eligibility Schedule.

“Pledged Spare Parts” has the meaning specified in the Security Agreement.

“Proceedings” means any actual or threatened civil, equitable or criminal proceeding litigation, action, suit, claim, investigation (governmental or judicial or otherwise), dispute indictment or prosecution, pleading, demand or the imposition of any fine or penalty or similar matter.

“Pro Forma Basis” means, for purposes of calculating any financial covenant (including for purposes of determining the Applicable Margin), that any Disposition, Involuntary Disposition, any Investment, any Disposition that results in a Loan Party or a Subsidiary ceasing to be a Subsidiary of Holdings or any incurrence or assumption of Indebtedness shall be deemed to have occurred as of the first day of the four (4) Fiscal Quarter period most recently ended prior to the date of such transaction for which the Borrowers have delivered financial statements pursuant to Section 6.01(a), 6.01(b) or 6.01(d). In connection with the foregoing, (a) with respect to any such Disposition or Involuntary Disposition (i) income statement and cash flow statement items (whether positive or negative) attributable to the Property or Person disposed of or so designated shall be excluded to the extent relating to any period occurring prior to the date of such transaction and (ii) Indebtedness which is retired shall be excluded and deemed to have been retired as of the first day of the applicable period and (b) with respect to any Investment or designation of a Subsidiary as a Subsidiary, (i) income statement items attributable to the Person or Property acquired or so designated shall be included to the extent relating to any period applicable in such calculations to the extent (A) such items are supported by financial statements or other information reasonably satisfactory to the Administrative Agent and Required Lenders and (B) such items are not otherwise included in such income statement items for the Loan Parties and their respective Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Section

Exhibit 10.6

1.01; and (ii) any Indebtedness incurred or assumed by any Loan Party or any Subsidiary (including the Person or Property acquired) in connection with such transaction and any Indebtedness of the Person or Property acquired which is not retired in connection with such transaction (A) shall be deemed to have been incurred as of the first day of the applicable period and (B) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination.

“Pro Forma Financial Statements” has the meaning set forth in Section 4.01(q).

“Properly Contested” means, with respect to any obligation of a Loan Party, (a) the obligation is subject to a bona fide dispute regarding amount or the Loan Party’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; (d) non-payment could not reasonably be expected to result in a Material Adverse Effect, nor result in forfeiture or sale of any assets of such Loan Party pending resolution of such contest proceedings and the payment of any liabilities resulting therefrom; (e) no Lien (other than a Permitted Lien) is imposed on assets of such Loan Party; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.

“Pro Rata Share” means, with respect to any Lender at any time, with respect to such Lender’s Revolving Commitment, and Revolving Letter of Credit Liabilities and Swingline Exposures at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Revolving Commitment of such Lender at such time and the denominator of which is the amount of the total Revolving Commitments at such time, provided that if commitments of each Lender to make Revolving Loans have been terminated pursuant to Section 9.02, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender’s Revolving Exposure. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Property” means any interest of any kind in any property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock.

“Rating Agencies” has the meaning set forth in Section 12.08(b).

“Recipient” means (a) the Administrative Agent, (b) any Lender, (c) any L/C Issuer and (d) any Support Provider, as applicable.

“Register” has the meaning set forth in Section 12.07(c).

“Registrar” has the meaning set forth in Section 12.07(c).

“Regulation U” and “Regulation X” mean, respectively, Regulations U and X of the Board of Governors of the Federal Reserve System or any successor, as the same may be amended or supplemented from time to time.

Exhibit 10.6

“Reimbursement Obligation” means the Borrowers’ obligation to immediately reimburse or pay all Unreimbursed Amounts with respect to all Letters of Credit and Support Agreements, as more fully described in Section 2.03(d).

“Reimbursement Loan” has the meaning given to such term in Section 2.03(d)(ii).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty-day notice period has been waived.

“Representatives” has the meaning set forth in Section 12.08(b).

“Request for Credit Extension” means (a) with respect to a Borrowing, a Loan Notice or Swingline Loan Notice, as the case may be, and (b) with respect to an L/C Credit Extension, a Notice of L/C Credit Event.

“Required Lenders” means Lenders holding in the aggregate at [***] of (i) the Revolving Commitments or (ii) if the Revolving Commitments have been terminated, the Revolving Exposures. The Revolving Commitments (or, if the Revolving Commitments have terminated, the Revolving Exposure) held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders, including any minimum head-count.

“Resolution Authority” shall mean anybody which has the authority to exercise any Write-down and Conversion Powers.

“Responsible Officer” means the chief executive officer, president, chief financial officer or treasurer of a Loan Party, or any other person that has primary responsibility for the operation of this Agreement and the other Loan Documents. Any document delivered hereunder that is executed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restatement Date” means June 30, 2022.

“Revolving Availability” means, at any time, an amount equal to (a) the total Revolving Commitments less (b) the total Revolving Exposures at such time, provided, that Revolving Availability shall equal [***] while any Default or Event of Default exists and remains outstanding.

“Revolving Commitment” means, as to each Lender, its obligation to (a) make Revolving Loans to the Borrowers pursuant to Sections 2.01 and 2.03 (for Reimbursement Loans) and (b) and to acquire participations in Letter of Credit Liabilities and Swingline Loans pursuant to Section 2.03 and Section 2.04, respectively, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Revolving Commitments of all Revolving Lenders is [***]

Exhibit 10.6

“Revolving Commitment Fee Percentage” means, [***]

“Revolving Commitment Increase” has the meaning specified in Section 2.15(a).

“Revolving Commitment Utilization” means, [***]

“Revolving Exposure” means, with respect to any Lender at any time, the sum of (a) the outstanding principal amount of such Lender’s Revolving Loans, (b) its Pro Rata Share of outstanding Letter of Credit Liabilities and (c) its Swingline Exposure at such time.

“Revolving Lenders” means, as of any date of determination, Lenders having a Revolving Commitment, or after the Revolving Commitments have terminated, Lenders holding any portion of the outstanding Revolving Loan.

“Revolving Loan” has the meaning specified in Section 2.01(a).

“Revolving Loan Account” means the loan account on the Administrative Agent’s books, in the name of the Borrower Representative on behalf of the Borrowers, in which the Borrowers will be charged with all Obligations when due or incurred by the Administrative Agent or any Lender.

“Revolving Loan Maturity Date” means December 31, 2022.

“Revolving Note” has the meaning specified in Section 2.11(a).

“Rotable Spare Parts” means a Spare Part that wears over time and can be repeatedly restored to a serviceable condition over a period approximating the life of the flight equipment to which it relates.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc. and any successor thereto.

“Sale and Leaseback Transaction” means, with respect to any Loan Party or any Subsidiary, any arrangement, directly or indirectly, with any Person whereby such Loan Party or such Subsidiary shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, or (d) a Person resident in or determined to be resident in a country, in each case, that is subject to a country sanctions program administered and enforced by OFAC.

“Sanctioned Person” means a Person named on the OFAC-maintained list of “Specially Designated Nationals” (as defined by OFAC).

Exhibit 10.6

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Parties” means, collectively, the Administrative Agent, all other Agents, the Arranger, the Bookrunner, the Lenders, the Support Provider and the L/C Issuer (solely to the extent such L/C Issuer also is the Administrative Agent or a Lender).

“Securities Account Control Agreement” means an agreement, among a Loan Party, a securities intermediary, and the Administrative Agent, which agreement is in a form reasonably acceptable to the Administrative Agent and which provides the Administrative Agent with “control” (as such term is used in Articles 8 and 9 of the UCC) over the securities account(s) described therein, as the same may be as amended, modified, extended, restated, replaced, or supplemented from time to time.

“Securitization Transaction” means any financing transaction or series of financing transactions (including factoring arrangements) pursuant to which any Borrower or any Subsidiary may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose subsidiary or affiliate of any Person.

“Security Agreement” means the Security and Pledge Agreement dated on or about the Closing Date executed in favor of the Administrative Agent by each of the Loan Parties which is a party thereto, as the same may be as amended, modified, extended, restated, replaced or supplemented from time to time.

“Security Agreement Supplement” means any supplement to the Security Agreement that is delivered from time to time pursuant to the terms of the Security Agreement in the form attached as Exhibit A thereto.

“SOFR” means a rate per annum equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Solvency Certificate” means a certificate substantially in the form of Exhibit E.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the assets of such Person and its consolidated Subsidiaries, taken as a whole, exceed their liabilities, including contingent liabilities, (b) the present fair saleable value of the assets of such Person and its consolidated Subsidiaries, taken as a whole, is not less than the amount that will be required to pay the probable liabilities of such Person and its consolidated Subsidiaries, taken as a whole, or their debts as they become absolute and matured, (c) the remaining capital of such Person and its consolidated Subsidiaries, taken as a whole, is not unreasonably small to conduct their business, and (d) such Person and its consolidated Subsidiaries, taken as a whole, will not have incurred debts and do not have the present intent to incur debts, beyond their ability to pay such debts as they mature. In computing the amount of contingent liabilities of any Person on any date, such liabilities shall be computed at the amount that, in the judgment of the Administrative Agent, in light of all facts and circumstances existing at such time, represents the amount of such liabilities that reasonably can be expected to become actual or matured liabilities.

Exhibit 10.6

“Spare Engines” means the spare engines for which any Borrower has a [***] ownership interest free and clear of all rights, claims or Liens (other than Permitted Liens).

“Spare Engines Eligibility Requirements” has the meaning set forth on the Eligibility Schedule.

“Spare Parts” means any and all appliances, engines, parts, instruments, appurtenances, accessories, rotables, furnishings, avionics, seats and other equipment of whatever nature (including, but not limited to, “spare parts”, as defined at 49 U.S.C.§ 40102(a)(43) and “appliances” as defined at 49 U.S.C.§ 40102(a)(11)) (other than complete airframes, Engines or propellers, unless being surveyed) that are now or hereafter maintained as spare parts or appliances by or on behalf of the Loan Parties at the Spare Parts Locations described in the initial Mortgage Supplement or in any subsequent Mortgage Supplement.

“Spare Parts Eligibility Requirements” has the meaning set forth on the Eligibility Schedule.

“Spare Parts Location” means any of the locations described in the initial Security Agreement Supplement, and any subsequent Security Agreement Supplement at which Pledged Spare Parts are held by or on behalf of the Loan Parties.

“Standing Transfer Instructions” means those certain instructions from the Borrowers to each bank that maintains a Controlled Account on behalf of the Borrowers which instruct such bank to automatically transfer all deposits made in any Controlled Account to an account of the Administrative Agent on a daily basis.

“Subsidiary” of a Person means a corporation, partnership, limited liability company or other business entity of which a majority of the shares of Capital Stock having ordinary voting power for the election of directors or other governing body (other than Capital Stock having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Loan Parties.

“Support Agreement” means a guaranty, reimbursement agreement or other arrangement or agreement whereby a Support Provider agrees to guaranty or otherwise provide for the reimbursement of drawings under a Letter of Credit on behalf of the Borrower or another party obligated to make such reimbursement.

“Support Provider” means the Administrative Agent or one of its Affiliates who agrees (in its sole discretion) to provide a Support Agreement.

“Supported Letter of Credit” means a Letter of Credit issued by an L/C Issuer in reliance on one or more Support Agreements.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Pro Rata Share of the total Swingline Exposure at such time.

Exhibit 10.6

“Swingline Lender” means CIT, in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.04.

“Swingline Loan Notice” means a notice of a Borrowing of Swingline Loans which, if in writing, shall be substantially in the form of Exhibit A-2.

“Swingline Loan Sublimit” means [***]

“Swingline Note” has the meaning specified in Section 2.11(a).

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement whereby the arrangement is considered borrowed money indebtedness for tax purposes but is classified as an operating lease or does not otherwise appear on a balance sheet under GAAP.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means,

(a) for any calculation with respect to a Term SOFR Loan, the rate determined by the Administrative Agent to be the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator and obtained by the Administrative Agent through the Bloomberg Data License service or a comparable service acceptable to the Administrative Agent; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than [***]U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to a Base Rate Loan on any day, the rate determined by the Administrative Agent to be the Term SOFR Reference Rate for a tenor of [***] months on the day (such day, the “Base Rate Term SOFR Determination Day”) that is [***] U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator and obtained by the Administrative Agent through the Bloomberg Data License service or a comparable service acceptable to the Administrative Agent; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as

Exhibit 10.6

published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than [***] U.S. Government Securities Business Days prior to such Base Rate SOFR Determination Day

“Term SOFR Adjustment” means, for any calculation with respect to a Base Rate Loan or a Term SOFR Loan, a percentage per annum as set forth below for the applicable Type of such Loan and (if applicable) Interest Period therefor:

Base Rate Loans:

[***]

Term SOFR Loans:

Interest Period	Percentage
[***]	[***]
[***]	[***]
[***]	[***]

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Loan” means any Loan (other than Swingline Loans and Base Rate Loans bearing interest at a rate based on Adjusted Term SOFR) which accrues interest solely by reference to Adjusted Term SOFR plus the Applicable Margin, in accordance with the terms of this Agreement.

“Term SOFR Reference Rate” means the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR.

“Termination Date” means the date that (a) all Obligations (other than contingent obligations in respect of Letters of Credit) have been paid in full in cash, (b) no commitments or other obligations of any Lender to provide funds to the Borrowers remain outstanding, (c) no Lender Letter of Credit or Supported Letter of Credit remains outstanding (or, to the extent outstanding, such Letters of Credit have been Cash Collateralized as provided in Section 2.03(g)), (d) to the extent requested by the Administrative Agent, receipt by the Secured Parties of liability releases from the Loan Parties in form and substance reasonably acceptable to the Administrative

Exhibit 10.6

Agent and (e) all contingent obligations have been Cash Collateralized with Administrative Agent in a manner and amounts reasonably acceptable to Administrative Agent.

“Transportation Code” means Title 49 of the United States Code, as amended and in effect from time to time, and the regulations promulgated pursuant thereto.

“Type” means, with respect to any Loan, its character as a Base Rate Loan or a Term SOFR Loan.

“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“UCP” means, with respect to any commercial Letter of Credit, the “Uniform Customs and Practice for Documentary Credits”, as most recently published by the International Chamber of Commerce.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Sections 412 and 430 of the Internal Revenue Code for the applicable plan year.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” means the amount of any drawing under a Letter of Credit or payment under a Support Agreement which has not yet been reimbursed by the Borrowers (through direct payment or by the making of a Revolving Loan).

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities, and that is otherwise a Business Day.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 3.01(f).

“Weighted Average Life to Maturity” means, [***]

“Wholly Owned Subsidiary” means any Person 100% of whose Capital Stock is at the time owned by a Loan Party directly or indirectly through other Persons 100% of whose Capital Stock is at the time owned, directly or indirectly, by such a Loan Party.

“Withholding Agent” means any Loan Party and the Administrative Agent.

“Write-down and Conversion Powers” means:

Exhibit 10.6

(1) in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and

(2) in relation to any other applicable Bail-In Legislation,

(a) any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(b) any similar or analogous powers under that Bail-In Legislation.

1.02
Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)
The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and any reference to any Law or regulation shall, unless otherwise specified, refer to such Law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal property and tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)
In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

Exhibit 10.6

(c)
Article and section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
1.03
Accounting Terms.
(a)
Except as otherwise specifically prescribed herein, all accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Pre-Closing Financial Statements.
(b)
Together with each Compliance Certificate, the Borrower Representative will provide a written summary of any changes in GAAP that materially impact the calculation of the financial covenants in Article 8 contained in such Compliance Certificate. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and any of the Borrowers, the Administrative Agent or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower Representative on behalf of the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders), provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower Representative shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
(c)
Notwithstanding the above, all calculations of the financial covenants in Article 8 (including for purposes of determining compliance with such financial covenants) shall be made on a Pro Forma Basis.
(d)
All financial statements delivered hereunder shall be prepared without giving effect to any election under Statement of Financial Accounting Standards Accounting Standards Codification No. 825 – Financial Instruments, or any successor thereto (including pursuant to the Accounting Standards Codification) (or any similar accounting principle) permitting a Person to value its financial liabilities at the fair value thereof.
1.04
Rounding. Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.05
Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Exhibit 10.6

1.06
Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Issuer Document related thereto, whether or not such maximum face amount is in effect at such time.
1.07
Financial Covenant Defaults. For the purposes of Sections 9.01 and 4.02, a breach of a covenant contained in Section 8.01 shall be deemed to have occurred as of any date of determination by the Administrative Agent and as of the last day of any specified period of measurement regardless of whether or when the financial statements reflecting such breach are delivered to the Administrative Agent. All determinations made by the Administrative Agent in this regard shall be conclusive absent manifest error.
1.08
Interest Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation, administration, submission, or calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Benchmark Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Article 2

THE COMMITMENTS AND CREDIT EXTENSIONS
2.01
Loans.
(a)
Revolving Loans. Subject to the terms and conditions set forth herein, each Revolving Lender severally (and neither jointly nor jointly and severally) agrees to make loans to the Borrower Representative for the benefit of the Borrowers (each such loan, a “Revolving Loan”) in Dollars from time to time on any Business Day during the Availability Period in an aggregate

Exhibit 10.6

amount not to exceed at any time outstanding the amount of such Revolving Lender’s Revolving Commitment, provided, that after giving effect to any Borrowing of Revolving Loans, (i) the total Revolving Exposure of all Revolving Lenders shall not exceed the total Revolving Commitments of all Revolving Lenders, and (ii) the Revolving Exposure of each Revolving Lender shall not exceed such Revolving Lender’s Revolving Commitment. Within the limits of each Revolving Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, the Borrower Representative on behalf of the Borrowers may borrow under this Section 2.01(a), prepay under Section 2.05, and re-borrow under this Section 2.01(a). The Revolving Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein, provided, however, that all Borrowings of Revolving Loans made on the Closing Date shall be made as Base Rate Loans.
2.02
Borrowings, Conversions and Continuations of Loans.
(a)
Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Term SOFR Loans shall be made upon the Borrower Representative’s irrevocable notice (and if in writing, in the form of the Loan Notice) to the Administrative Agent, which may be delivered by telephone or e-mail request (or such other means as may be agreed upon by the Administrative Agent in its sole discretion). Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) [***] U.S. Government Securities Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Term SOFR Loans or of any conversion of Term SOFR Loans to Base Rate Loans, and (ii) one (1) Business Day prior to the requested date of any Borrowing of Base Rate Loans (or any conversion to Base Rate Loans). Each telephonic notice by the Borrower Representative pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and executed by a Responsible Officer of the Borrower Representative. Subject to Section 2.03(d) with respect to Reimbursement Loans, each Borrowing of, conversion to or continuation of Term SOFR Loans shall be in a principal amount of [***] or a whole multiple of [***] in excess thereof (or such other amounts as the Administrative Agent may approve in its sole discretion). Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of [***] or a whole multiple of [***] in excess thereof (or such other amounts as the Administrative Agent may approve in its sole discretion). Each Loan Notice pursuant to this Section 2.02(a) (whether telephonic or written) shall specify (i) whether the Borrower Representative is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Term SOFR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower Representative fails to specify a Type of Loan in a Loan Notice or if the Borrower Representative fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loans. If the Borrower Representative requests a Borrowing of, conversion to, or continuation of Term SOFR Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.

Exhibit 10.6

(b)
Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower Representative as required by Section 2.02(a) with respect to any continuation of a Term SOFR Loan, the Administrative Agent shall notify each Lender of the details of any automatic conversion of such Term SOFR Loan to Base Rate Loans as described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice without setoff, defense, counterclaim or claims in recoupment. Upon satisfaction of the conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower Representative in like funds as received by the Administrative Agent by wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower Representative, provided, that if, on the date of a Borrowing of Revolving Loans, there are Unreimbursed Amounts outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such Unreimbursed Amounts, and second, to the Borrower Representative as provided above.
(c)
Except as otherwise provided herein, a Term SOFR Loan may be continued or converted only on the last day of the Interest Period for such Term SOFR Loan. During the existence of a Default or an Event of Default, no Loans may be requested as, converted to or continued as Term SOFR Loans without the consent of the Administrative Agent or Required Lenders, and the Administrative Agent or Required Lenders may demand that any or all of the then outstanding Term SOFR Loans be converted immediately to Base Rate Loans.
(d)
The Administrative Agent shall promptly notify the Borrower Representative and the Lenders of the interest rate applicable to any Interest Period for Term SOFR Loans upon determination of such interest rate. The determination of Adjusted Term SOFR by the Administrative Agent shall be conclusive in the absence of manifest error.
(e)
After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than four (4) Interest Periods in effect with respect to outstanding Loans.
(f)
Notwithstanding the foregoing, this Section 2.02 shall not apply to Swingline Loans except as otherwise required by Section 2.04.
2.03
Letters of Credit and Letter of Credit Fees.
(a)
Letter of Credit.
(i)
At any time prior to the [***] day preceding the Revolving Loan Maturity Date, the Revolving Commitment may be used by Borrowers, in addition to the making of Revolving Loans hereunder, for the issuance or arrangement of Letters of Credit and of Support Agreements related thereto pursuant to the terms, and subject to the conditions, set forth herein.

Exhibit 10.6

(ii)
No Letter of Credit or Support Agreement shall be issued, arranged, increased, amended or extended hereunder if:
(A)
such issuance, increase, amendment or extension would violate or be prohibited or enjoined by applicable Law or any decree request or directive of any Governmental Authority or would subject the L/C Issuer, Support Provider or the Lenders to any restriction, reserve or capital requirement not in effect on the Closing Date, or would impose any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer, Support Provider or Lenders in good faith deems material to it;
(B)
any Lender is at such time a Defaulting Lender, unless the L/C Issuer (or Support Provider) has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (or such Support Provider) (in its sole discretion) with the Borrowers or such Lender to eliminate the L/C Issuer’s (or such Support Provider’s) actual or potential Fronting Exposure (after giving effect to Section 2.16(d)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other Letter of Credit Liabilities as to which the L/C Issuer (or such Support Provider) has actual or potential Fronting Exposure, as it may elect in its sole discretion;
(C)
the Administrative Agent determines that one or more applicable conditions contained in Article 4 has not been satisfied;
(D)
after giving effect to such issuance, increase or extension, (x) the aggregate Letter of Credit Liabilities under all Letters of Credit exceed the Letter of Credit Sublimit, (y) the total Revolving Exposure of all Lenders exceeds the aggregate Revolving Commitments of all Lenders, or (z) the Revolving Exposure of any Lender exceeds such Lender’s Revolving Commitment; or
(E)
such issuance of a Letter of Credit or Support Agreement would result in there being more than [***] Letters of Credit and Support Agreements (in the aggregate) outstanding at such time.

Additionally, no Letter of Credit shall be amended (including any increase in its amount or extension of its term) if such Letter of Credit in its amended form would not be permitted under the terms hereof or if the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(iii)
Each Letter of Credit shall expire by its terms within [***] year after the date of issuance and in any event at least [***] days prior to the Revolving Loan Maturity Date. Notwithstanding the foregoing, a Letter of Credit may provide for automatic extensions of its expiry date for one or more successive [***] year periods, provided that (A) no renewal term may extend the term of the Letter of Credit to a date that is later than the [***] day prior to the Revolving Loan Maturity Date, (B) the L/C Issuer that issued such Letter of Credit has the right (either on its own initiative or at the direction of the Administrative Agent or Support Provider issuing a Support Agreement with respect

Exhibit 10.6

thereto) not to extend such expiry date and to terminate such Letter of Credit on each such annual expiration date with the giving of notice and (C) no such extension shall be permitted (and the Administrative Agent may notify the L/C Issuer not to so extend such Letter of Credit) if the L/C Issuer, the Support Provider, or the Administrative Agent has determined that such Letter of Credit would not be permitted in its revised (as extended) form under the terms hereof, or the Administrative Agent has determined that one or more of the applicable conditions specified in Article 4 or in this Section 2.03 for Letter of Credit issuance is not then satisfied. Each letter of credit issued or renewed by the L/C Issuer on account of this Agreement or any Support Agreement, and each Support Agreement delivered by a Support Provider on account of this Agreement, in each case shall be conclusively deemed to constitute a Letter of Credit or a Support Agreement, as applicable, issued, renewed or delivered in full compliance with this Agreement for all purposes hereunder.
(iv)
Nothing in this Agreement (other than as provided in Section 2.03(a) as to the L/C Issuer or the Support Provider) shall be construed to obligate any Lender, the Administrative Agent or its Affiliates to arrange, issue, increase the amount of or extend the expiry date of any Letter of Credit or Support Agreement, which act or acts, if any, shall be subject to agreements to be entered into from time to time between the applicable Borrower and such Person.
(b)
Letter of Credit Procedure. (i) Should a Borrower wish to have a Letter of Credit issued or an existing Letter of Credit amended (including any increase in the amount thereof or extension of the expiry date thereof), Borrower Representative shall deliver to the Administrative Agent a Notice of L/C Credit Event at least [***] Business Days before the proposed date of issuance or amendment.
(ii)
Each L/C Issuer that is a party to this Agreement shall give the Administrative Agent prompt written notice (and Borrowers shall cause each L/C Issuer not a party to this Agreement to give the Administrative Agent prompt written notice) of each issuance or amendment of a Letter of Credit, each payment made by such L/C Issuer in respect of such Letter of Credit issued by it, and any other information requested by the Administrative Agent with respect to such Letter of Credit or amendment.
(c)
Letter of Credit Fee. Borrowers shall pay to Administrative Agent, for the benefit of the Revolving Lenders, a letter of credit fee with respect to the Letter of Credit Liabilities for each Letter of Credit, computed for each day from the date of issuance of such Letter of Credit to the date that is the last day a drawing is available under such Letter of Credit, at a rate per annum equal to the Applicable Margin then applicable to Letters of Credit (the “Letter of Credit Fee”) times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit); provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the L/C Issuer (or the Support Provider, as the case may be) pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable Law, to the other Revolving Lenders in accordance with the upward adjustments in their respective Pro Rata Share allocable to such Letter of Credit pursuant to Section 2.16(d), with the balance of such fee, if any, payable to the

Exhibit 10.6

L/C Issuer (or the Support Provider, as the case may be) for its own account. Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the last Business Day of each [***] commencing with the first such date to occur after the issuance of such Letter of Credit, on the Revolving Loan Maturity Date and thereafter on demand. Notwithstanding anything to the contrary contained herein, while an Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate. In addition, Borrowers shall pay promptly to the L/C Issuer (or reimburse the Support Provider for) any other fees, costs or expenses that it may charge in connection with any Letter of Credit.
(d)
Reimbursement Obligations of Borrowers, Reimbursement Loans and Lender Participations. (i) If an L/C Issuer shall make a payment under a Letter of Credit or a Support Provider shall make a payment under a related Support Agreement, L/C Issuer or the Support Provider, as applicable, shall notify the Borrower Representative thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit or by the Support Provider under a Support Agreement, so long as the Borrower Representative has received telephonic notice of such payment prior to 10:00 a.m. on such date, and otherwise on the following Business Day, the applicable Borrowers shall promptly (but in any event on the same day) satisfy its Reimbursement Obligation by paying to the L/C Issuer or Support Provider (or to the Administrative Agent for the account of the L/C Issuer or Support Provider), as applicable, the full outstanding amount of such Unreimbursed Amount. Such Borrower shall also pay interest, on demand, on all Unreimbursed Amounts for each day until such Unreimbursed Amount is satisfied at a rate per annum equal to the sum of [***] plus the interest rate applicable to Revolving Loans (which are Base Rate Loans) for such day.
(ii)
If any Borrower fails to pay its Reimbursement Obligation when due, the Borrower Representative shall be deemed to have immediately requested that Revolving Lenders make a Revolving Loan (a “Reimbursement Loan”), which shall be a Base Rate Loan, in a principal amount equal to the amount of such Unreimbursed Amount, the proceeds of which shall be applied to satisfy such Reimbursement Obligation. Administrative Agent shall promptly notify Revolving Lenders of any such deemed request and each Revolving Lender shall make available to Administrative Agent not later than 12:00 p.m. on the Business Day following such notification from Administrative Agent such Revolving Lender’s Pro Rata Share of such Revolving Loan. Each Revolving Lender hereby absolutely and unconditionally agrees to fund such Revolving Lender’s Pro Rata Share of the Reimbursement Loan, unaffected by any circumstance whatsoever, including without limitation (A) the occurrence and continuance of a Default or an Event of Default (but the funding of such a Revolving Loan shall not act as a cure or waiver of any Default or Event of Default other than the non-payment of such Unreimbursed Amount), (B) the fact that, whether before or after giving effect to the making of any such Revolving Loan, the Revolving Exposure exceeds or will exceed the Revolving Commitment, (C) the surrender or impairment of any security for the performance or observance of any of the terms of this Agreement, or (D) the failure of any condition in Article 4 to have been satisfied. Administrative Agent shall apply the gross proceeds of each such Revolving Loan in satisfaction of such Borrowers’ Reimbursement Obligation.
(iii)
Concurrently with the issuance of each Support Agreement and Letter of Credit, each such Revolving Lender shall be deemed to have purchased and received,

Exhibit 10.6

without recourse or warranty, an undivided interest and participation, to the extent of such Lender’s Pro Rata Share of the Revolving Commitment, in and to the liabilities and obligations in respect of such Letters of Credit and Support Agreements and the corresponding Reimbursement Obligations and Unreimbursed Amounts which may arise therefrom. Such Lenders’ participation obligation shall be absolute and unconditional and shall not be affected by any circumstances whatsoever. If, notwithstanding the provision of Section 2.03(d)(i) or (ii), any portion of an Unreimbursed Amount remains outstanding (whether due to Borrowers failing to honor their Reimbursement Obligation, or if a Reimbursement Loan cannot for any reason be made, or otherwise) or if any reimbursement received by Support Provider or any L/C Issuer from any Borrower is or must be returned or rescinded upon or during any bankruptcy or reorganization of any Loan Party or otherwise (including any Revolving Loan made pursuant to Section 2.03(d)(ii)), each Revolving Lender shall be irrevocably and unconditionally obligated to fund its participation in such Unreimbursed Amount by paying to Administrative Agent for the account of the Support Provider or L/C Issuer, as applicable, its Pro Rata Share of such Unreimbursed Amount. To the extent any such Revolving Lender shall not have made such amount available to Administrative Agent, as applicable, by 12:00 p.m. on the Business Day on which such Lender receives such notice from Administrative Agent, (A) such Lender shall pay interest on such amount to Administrative Agent on demand accruing daily at the Federal Funds Rate, for the first [***] days following such Lender’s receipt of such notice, and thereafter at the Base Rate plus the Applicable Margin in respect of Revolving Loans that are Base Rate Loans and (B) the Administrative Agent may apply any subsequent payment that such Lender otherwise is entitled to receive under this Agreement to the satisfaction of such Lender’s obligation. Any Revolving Lender’s failure to fund its participation amount shall not relieve any other Lender of its obligation hereunder to fund such participation, but no Revolving Lender shall be responsible for the failure of any other Lender to fund its participation.
(iv)
Notwithstanding the foregoing, payment of any such Lender’s participation described in Section 2.03(d)(iii), and further disbursement of such payment to the L/C Issuer or Support Provider, shall in no way extinguish the Borrowers’ related Reimbursement Obligation and any such Reimbursement Obligation not paid by Borrower or refinanced by Reimbursement Loans shall be due and payable on demand together with interest as described in Section 2.03(d)(i).
(e)
Repayment to Lenders. (i) Until a Lender funds its Reimbursement Loan or participation pursuant to Section 2.03(d), interest with respect to any Unreimbursed Amount shall be for the account of the L/C Issuer or Support Provider, as the case may be. Once the Administrative Agent has received from any Lender such Lender’s portion of the Reimbursement Loan or participation, the Administrative Agent shall distribute to such Lender (in the same funds as those received by the Administrative Agent, and whether such funds are directly from the Borrowers or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), such Lender’s Pro Rata Share of any principal payments received by the Administrative Agent in respect of such Unreimbursed Amount or Reimbursement Loan, plus any interest received by the Administrative Agent which have accrued on such Unreimbursed Amount or Reimbursement Loan for the period after such Lender funded such participation or Reimbursement Loan.

Exhibit 10.6

(ii)
If any payment received by the Administrative Agent pursuant to Section 2.03(d) is required to be returned under any circumstances (including pursuant to any settlement entered into by the L/C Issuer or the Support Provider, as the case may be, in its discretion), each Revolving Lender shall pay to the Administrative Agent for its own account or for the account of the L/C Issuer or Support Provider, as the case may be, its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.
(f)
Absolute Obligations. The obligations of each Borrower to pay its Reimbursement Obligations and its obligation to repay the Reimbursement Loans and the obligations of the Lenders to fund their portion of Reimbursement Loans or participations under Section 2.03(d) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including the following:
(i)
any lack of validity or enforceability of, or any amendment or waiver of or any consent to departure from, any Letter of Credit, Support Agreement or any related document;
(ii)
the existence of any claim, set-off, defense or other right which any Person may have at any time against the beneficiary of any Letter of Credit, the L/C Issuer (including any claim for improper payment), Support Provider, Administrative Agent, any Lender or any other Person, whether in connection with any Loan Document or any unrelated transaction, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;
(iii)
any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever other than in respect of the gross negligence or willful misconduct of the L/C Issuer as determined by a non appealable decision of a court of competent jurisdiction;
(iv)
any affiliation between the L/C Issuer, the Administrative Agent and/or the Support Providers; or
(v)
to the extent permitted under applicable law, any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.
(g)
Deposit Obligations of Borrowers. Upon the request of the Administrative Agent or the L/C Issuer (or the Support Provider, as the case may be), (x) if the L/C Issuer (or the Support Provider, as the case may be) has honored any full or partial drawing request under any Letter of Credit (as if any Support Provider has made a payment under a Support Agreement) and such drawing (or payment) has resulted in any Unreimbursed Amounts or (y) in the event any Letters of Credit, Support Agreements or Unreimbursed Amounts are outstanding at the time that Borrowers prepay or are required to repay the Obligations or the Revolving Commitment is terminated, Borrowers shall (i) [***] of the aggregate outstanding Letter of Credit Liabilities and

Exhibit 10.6

such Cash Collateral shall be available to Administrative Agent, for its benefit and the benefit of issuers of Lender Letters of Credit and Support Providers, to reimburse payments of drafts drawn under such Letters of Credit and pay any fees and expenses related thereto and (ii) prepay the fee payable under Section 2.03(c) with respect to such Letters of Credit for the full remaining terms of such Letters of Credit. At any time that there shall exist a Defaulting Lender, promptly upon the request of the Administrative Agent, the L/C Issuer (or the Support Provider, as the case may be) or the Swingline Lender, the Borrowers shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.16(d) and any Cash Collateral provided by the Defaulting Lender). Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.03 in respect of Letters of Credit shall be held and applied in satisfaction of the specific Letter of Credit Liabilities, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided herein. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default or an Event of Default and (y) the Person providing Cash Collateral and the L/C Issuer (or the Support Provider, as the case may be) may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations. Each Borrower hereby grants to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, a security interest in all such cash, deposit accounts and all balances therein pledged, deposited with or delivered to the Administrative Agent and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at a bank designated by the Administrative Agent.
(h)
Applicability of ISP98 and UCP. Unless otherwise expressly set forth in the applicable Letter of Credit, (i) the rules of the ISP shall apply to each standby Letter of Credit and (ii) the rules of the UCP shall apply to each commercial Letter of Credit.
(i)
Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary of the Borrowers, the Borrowers shall be obligated to pay any Unreimbursed Amount. The Borrowers hereby acknowledge that the issuance of Letters of Credit or any Support Agreement for the account of any such Subsidiary inures to the benefit of the Borrowers and that the Borrowers’ business derives substantial benefits from the businesses of such Subsidiaries.
(j)
Role of L/C Issuer and Others, Conflicts. (i) The L/C Issuer, its correspondents, participants or assignees, the Administrative Agent, the Support Providers and the Agent Related Persons (collectively, the “Released Persons”) shall have no responsibility to obtain any document (other than the L/C Issuer’s obligation to obtain any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. No Released Person shall be liable to any Loan Party or any Lender for (A) any action

Exhibit 10.6

taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (B) any action taken or omitted in the absence of gross negligence or willful misconduct of such Released Person as determined by a final non appealable decision of a court of competent jurisdiction; or (C) the due execution, effectiveness, validity or enforceability of any Issuer Document or any other document or instrument related to any Letter of Credit or Support Agreement. Each Loan Party and their Subsidiaries hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to the use of any Letter of Credit. No Released Person shall be liable or responsible for any of the matters described in Section 2.03(f), provided, that anything in such clauses to the contrary notwithstanding, the Borrowers may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrowers, to the extent, but only to the extent, of any direct (as opposed to consequential, punitive or exemplary) damages suffered by the Borrowers which the Borrowers prove were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit, each as determined by a final non appealable decision of a court of competent jurisdiction. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
(ii)
In the event of any conflict between the terms hereof and the terms of any Issuer Documents, the terms hereof shall control.
(iii)
The failure of the L/C Issuer to agree to or to conform with the terms of this Agreement (particularly if the L/C Issuer is not a party to this Agreement) shall in no way limit the obligations of the Loan Parties hereunder or subject the Administrative Agent, Support Providers or any Agent-Related Person to any liability.
2.04
Swingline Loans.
(a)
Swingline Facility. Subject to all of the terms and conditions of this Agreement (including the applicable conditions set forth in Article 4), the Swingline Lender may, in its sole discretion and in reliance upon the representations and warranties of the Borrowers set forth herein and the agreements of the other Lenders set forth in Sections 2.04(c) and 2.04(d), make Swingline Loans to the Borrower Representative on behalf of the Borrowers, from time to time during the Availability Period, for the purposes identified in Section 6.11, notwithstanding the fact that the aggregate amount of the outstanding Swingline Loans, when added to the Swingline Lender’s Pro Rata Share of the outstanding Revolving Loans and Letter of Credit Liabilities, from time to time may exceed the amount of such Lender’s Revolving Commitment; provided, that, after giving effect to any Borrowing of a Swingline Loan, (i) the total Revolving Exposures shall not exceed the total Revolving Commitments, (ii) the Revolving Exposure of any Lender shall not exceed such Lender’s Revolving Commitment (except that in the case of the Swingline Lender, the Swingline Lender’s Revolving Exposure (excluding all Swingline Exposure) plus the principal balance of all outstanding and the proposed Swingline Loans shall

Exhibit 10.6

not exceed the sum of such Revolving Exposure (other than Swingline Exposure) plus the Swingline Loan Sublimit), and (iii) the total Swingline Exposure shall not exceed the Swingline Loan Sublimit. Each Swingline Loan shall be a Base Rate Loan. No Swingline Loan shall be used for the purpose of funding the payment of the principal of any other Swingline Loan. Immediately upon the making of a Swingline Loan, each Revolving Lender shall be deemed to have purchased, and hereby irrevocably and unconditionally agrees to purchase, from the Swingline Lender, a risk participation in such Swingline Loan in an amount equal to the product obtained by multiplying such Lender’s Pro Rata Share by the amount of such Swingline Loan. Swingline Loans may be prepaid and re-borrowed from time to time during the Availability Period. All Swingline Loans shall be paid in full no later than the earlier of the tenth (10th) Business Day following the Borrowing of such Swingline Loan and the Revolving Loan Maturity Date.
(b)
Funding Procedures for Swingline Loans. In order to request a Swingline Loan, the Borrower Representative shall give to the Administrative Agent and Swingline Lender a Swingline Loan Notice (or telephonic notice to be confirmed promptly with a Swingline Loan Notice) of a proposed Borrowing consisting of a Swingline Loan, specifying the amount of the requested Swingline Loan, not later than 11:00 a.m. on the Business Day of the proposed Borrowing. Subject to the foregoing, on the Business Day of the proposed Borrowing, the Swingline Lender may make the proceeds of the requested Swingline Loan available to the Borrower Representative by crediting an account of the Borrower Representative that has been designated for such purpose in writing by the Borrower Representative to the Swingline Lender. Each Swingline Loan shall be in a minimum amount of [***]
(c)
Repayment of Swingline Loans with Revolving Loans. Regardless of whether the conditions set forth in Sections 4.01 and 4.02 have been or are capable of being satisfied and without limiting the requirement of the Borrowers to repay the Swingline Loans as set forth in the last sentence of Section 2.04(a), on any Business Day the Swingline Lender may, in its sole discretion, give notice to the Lenders that some part or all of the outstanding Swingline Loans are to be repaid on the next succeeding Business Day with a Borrowing of Revolving Loans constituting Base Rate Loans made pursuant to Section 2.01 (but not subject to the minimum borrowing requirements of Section 2.02) in the same manner and with the same force and effect as if the Borrower Representative had submitted a Loan Notice therefor pursuant to Section 2.02. Swingline Lender hereby agrees that it shall request such a settlement of all of the outstanding Swingline Loans from Revolving Lenders at least once every [***] Business Days. Each Lender holding a Revolving Commitment shall make the amount of its Revolving Loan available to the Administrative Agent, in immediately available funds, at Administrative Agent’s Office, not later than 11:00 a.m. on the applicable funding date. The Administrative Agent shall make the proceeds of such Revolving Loans available to the Swingline Lender on such funding date by causing an amount of immediately available funds equal to the proceeds of all such Revolving Loans received by the Administrative Agent to be credited to an account of the Swingline Lender at such office of the Administrative Agent or shall make such proceeds available to the Swingline Lender in such other manner as shall be satisfactory to the Administrative Agent and the Swingline Lender.
(d)
Participations in Swingline Loans. If for any reason a requested Borrowing of Revolving Loans pursuant to Section 2.04(c) is not or cannot be effected, the Revolving Lenders will, as of the date such proposed Borrowing otherwise would have occurred but adjusted for any payments received in respect of such Swingline Loan(s) by or for the account of the Borrowers on

Exhibit 10.6

or after such date and prior to such purchase, immediately fund their respective participations in the outstanding Swingline Loans as necessary to cause such Lenders to share in such Swingline Loan(s) proportionately in accordance with their respective Pro Rata Shares. Whenever, at any time after any Revolving Lender has funded its purchase of a participating interest in a Swingline Loan, the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Lender its proportionate share of such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded), provided, that in the event any such payment received by the Swingline Lender is subsequently set aside or is required to be refunded, returned or repaid, such Lender will repay to the Swingline Lender its proportionate share thereof.
(e)
Failure to Pay by Lenders. If any Lender shall fail to perform its obligation to make a Revolving Loan pursuant to Section 2.04(c) or to fund its purchase of a participation in Swingline Loans pursuant to Section 2.04(d), the amount in default shall bear interest for each day from the day such amount is payable until fully paid at a rate per annum equal to (i) for the first three (3) days, the Federal Funds Rate and (ii) thereafter, the Base Rate plus the Applicable Margin in respect of Revolving Loans which are Base Rate Loans, and such obligation may be satisfied by application by the Administrative Agent (for the account of the Swingline Lender) of any payment that such Lender otherwise is entitled to receive under this Agreement. Pending repayment, each such advance shall be secured by such Lender’s participation interest, if any, in the Swingline Loans and any security therefor, and the Swingline Lender shall be subrogated to such Lender’s rights hereunder in respect thereof.
(f)
Lenders’ Obligations Absolute. The obligation of each Lender to make Revolving Loans pursuant to Section 2.04(c) and to purchase participations in Swingline Loans pursuant to Section 2.04(d) shall be unconditional and irrevocable, shall not be subject to any qualification or exception whatsoever, shall be made in accordance with the terms and conditions of this Agreement under all circumstances and shall be binding in accordance with the terms and conditions of this Agreement under all circumstances, including the following circumstances: (i) any lack of validity or enforceability of this Agreement, any of the other Loan Documents or any other instrument, document or agreement relating to the transactions that are the subject thereof; (ii) the existence of any claim, defense, set-off or other right that any Borrower, any Guarantor or any Lender may have at any time against the any Agent-Related Person, the Swingline Lender, any other Lender, or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any related transactions; (iii) the surrender or impairment of any security for the performance or observance of any of the terms of this Agreement; (iv) the occurrence or continuance of any Default or failure of any condition in Article 4 to have been satisfied upon funding the Swingline Loan or thereafter; (v) any adverse change in the condition (financial or other) of any Borrower or any Guarantor; or (vi) any other reason.
2.05
Prepayments.
(a)
Voluntary Prepayments of Loans.
(i)
Revolving Loans. Subject to the limitations set forth in this Section 2.05(a), the Borrowers may, upon notice from the Borrower Representative to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Loans

Exhibit 10.6

in whole or in part without premium or penalty, provided that (i) such notice must be received by the Administrative Agent not later than 1:00 p.m. (A) [***] U.S. Government Securities Business Days prior to any date of prepayment of Term SOFR Loans, and (B) [***] Business Day prior to the date of prepayment of Base Rate Loans; (ii) any such prepayment of Term SOFR Loans shall be in a principal amount of [***] Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. If such notice is delivered by the Borrower Representative, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, unless such notice is made in connection with the prepayment in full of all Loans and the termination of all commitments under this Agreement, in which case no prepayment shall be required hereunder if the condition to such commitment termination is not satisfied as contemplated by Section 2.06. Any prepayment of a Term SOFR Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Notwithstanding the foregoing, the Borrowers may not voluntarily prepay any Loans that are Term SOFR Loans unless such Loans are prepaid at the end of the applicable Interest Period or unless the Borrowers pay all breakage costs associated with such prepayment as provided in Section 3.05 hereof.
(ii)
Application of Voluntary Prepayments of Revolving Loans. Prepayments of Revolving Loans pursuant to this Section 2.05(a) shall not reduce the total Revolving Commitments. Each such prepayment shall be applied to the Revolving Loans of the applicable Lenders in accordance with their respective Pro Rata Shares.
(iii)
Prepayment of Swingline Loans. The Borrowers may prepay Swingline Loans, in whole or in part, at any time and from time to time. The Borrowers shall, prior to or contemporaneously with making any such prepayment, give the Swingline Lender such notice of prepayment (written notice or telephonic notice confirmed in writing to the Swingline Lender) as is sufficient to enable the Swingline Lender to apply such prepayment properly to the repayment of Swingline Loans.
(b)
Mandatory Prepayments of Loans.
(i)
Total Revolving Exposure. If, for any reason (a) the total Revolving Exposures at any time exceed the total Revolving Commitments then in effect, (b) the aggregate Letter of Credit Liabilities exceed the Letter of Credit Sublimit, or (c) the total Swingline Exposure exceeds the Swingline Loan Sublimit, the Borrowers shall immediately prepay the Revolving Loans and/or Cash Collateralize the Letter of Credit Liabilities, or prepay the Swingline Loans, as applicable, in an aggregate amount equal to any such excess (each such prepayment to be applied as set forth in clause (v) below).
(ii)
Dispositions and Involuntary Dispositions. The Borrowers shall prepay the Revolving Loans and thereafter, all other Obligations, promptly following the occurrence of any Disposition or Involuntary Disposition that results in a Borrowing Base Deficiency, in an aggregate amount necessary to reduce such Borrowing Base Deficiency

Exhibit 10.6

to [***] (each such prepayment to be applied as set forth in clause (v) below) excluding the proceeds of any voluntary Disposition described in clause (i) of Section 7.05.
(iii)
Extraordinary Receipts. Upon receipt by any Loan Party of any Extraordinary Receipts, the Borrower shall prepay the Revolving Loans and thereafter, all other Obligations in an aggregate amount equal to [***] of such Extraordinary Receipts and shall be applied as set forth in clause (v) below.
(iv)
Borrowing Base Deficiency. If, on any Borrowing Base Certificate Date, a Borrowing Base Deficiency exists, the applicable Loan Parties shall immediately prepay Swingline Loans and Revolving Loans and/or Cash Collateralize the Letter of Credit Liabilities, in an aggregate amount necessary to reduce such Borrowing Base Deficiency to zero (each such prepayment to be applied as set forth in clause (v) below).
(v)
Application of Mandatory Prepayments. All amounts required to be paid pursuant to this Section 2.05(b) shall be applied as follows: (x) to the Swingline Loans, to the full extent thereof, (y) after all Swingline Loans have been repaid, to the Revolving Loans to the full extent thereof and, (z) after all Swingline Loans and Revolving Loans have been repaid, to Cash Collateralize any Letter of Credit Liabilities.
(c)
Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and then to Term SOFR Loans in direct order of Interest Period maturities. Prepayments of the Revolving Loans pursuant to this Section 2.05(c) shall not reduce the total Revolving Commitments. All prepayments under this Section 2.05(c) shall be subject to Section 3.05, but otherwise shall be without premium or penalty, and shall be accompanied by a payment of all interest accrued on the principal amount prepaid through the date of prepayment.
2.06
Termination or Reduction of Total Revolving Commitments. The Borrowers may, upon prior written notice from the Borrower Representative to the Administrative Agent, terminate the total Revolving Commitments or from time to time permanently reduce the total Revolving Commitments; provided, however, that (a) any such notice shall be received by the Administrative Agent not later than 1:00 p.m. (i) [***] (c) after giving effect to any reduction of the total Revolving Commitments, the total Revolving Commitments shall not be less than (i) the total Revolving Exposures or (ii) the sum of the Letter of Credit Sublimit and the Swingline Loan Sublimit, (d) any termination of all Revolving Commitments shall be accompanied by a prepayment in full of all Revolving Loans and all Letter of Credit Liabilities shall be Cash Collateralized in accordance with the terms of Section 2.03(g), and (e) the Administrative Agent shall not be required to release its Lien on any Collateral in connection with any termination (other than on the Termination Date) or reduction. The Administrative Agent will promptly notify the Revolving Lenders of any such notice of termination or reduction of the Revolving Commitments. Any reduction of the total Revolving Commitments shall be applied to the Revolving Commitment of each Lender according to its Pro Rata Share. All fees accrued with respect thereto until the effective date of any termination or reduction of the total Revolving Commitments shall be paid on the effective date of such termination or reduction. Any notice of termination of the total Revolving Commitments delivered by the Borrower Representative pursuant to this Section 2.06 shall be irrevocable, provided that a notice of termination of the Revolving Commitments may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case

Exhibit 10.6

such notice may be revoked by the Borrower Representative (by notice to the Administrative Agent at least one (1) Business Day prior to the specified effective date) if such condition is not satisfied.
2.07
Repayment of Loans.
(a)
Revolving Loans. On the Revolving Loan Maturity Date, the Borrowers shall repay to the Administrative Agent, for the ratable benefit of the Lenders, the aggregate principal amount of all Revolving Loans outstanding on such date.
(b)
Swingline Loans. The Borrowers shall repay each Swingline Loan as provided in Section 2.04(a).
2.08
Interest.
(a)
Subject to the provisions of subsection (b) below, (i) each Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of (A) Adjusted Term SOFR for such Interest Period plus (B) the Applicable Margin; and (ii) each Base Rate Loan bear interest on the outstanding principal amount thereof from the applicable borrowing or conversion date at a rate per annum equal to the (A) Base Rate plus (B) the Applicable Margin.
(b)
After the occurrence and during the continuation of an Event of Default, at the election of the Administrative Agent or the Required Lenders (unless an Event of Default exists pursuant to Section 9.01(a), Section 9.01(f) or Section 9.01(g), in which event such an election shall be deemed to have automatically occurred without any further action of the Administrative Agent or the Required Lenders), the Borrowers shall pay interest on the principal amount of all outstanding Loans and any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder or under any other Loan Document at a rate per annum equal to the Default Rate to the fullest extent permitted by applicable Laws, commencing upon the occurrence of such Event of Default, notwithstanding when such election is made.
(c)
Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law whether or not allowed in such proceeding.
2.09
Fees.
(a)
Unused Revolving Commitments Fee. The Borrowers shall pay, or cause to be paid, to the Administrative Agent for the account of each Revolving Lender in accordance with its Pro Rata Share, an unused fee equal to the product of (i) the Revolving Commitment Fee Percentage times (ii) the average daily amount by which the total Revolving Commitments exceed the sum of (y) the total outstanding amount of Revolving Loans (excluding Swingline Loans) and (z) the total Letter of Credit Liabilities. This unused fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article 4 is not met, and shall be due and payable monthly in arrears on the first day of each month,

Exhibit 10.6

commencing with the first such date to occur after the Closing Date, and on the Revolving Loan Maturity Date; provided that no such unused fee shall accrue on the Revolving Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender (not including any portion thereof reallocated to non-Defaulting Lenders pursuant to Section 2.16(d) hereof).
(b)
Other Fees. The Borrowers shall pay the fees in the amounts and at the times specified in the Fee Letter and/or the 2019 Fee Letter, and in furtherance of the foregoing, the Borrowers hereby assume the obligations of each Person (other than a Secured Party) arising under the Fee Letter and/or the 2019 Fee Letter. Such fees shall be fully earned when paid and shall be non-refundable for any reason whatsoever.
2.10
Computation of Interest and Fees. All computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed, except that interest computed by reference to clause (b) of the definition of Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid.
2.11
Evidence of Debt.
(a)
The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender with respect to this Agreement shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon with respect to this Agreement and the other Loan Documents. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a promissory note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each such promissory note shall (i) in the case of Revolving Loans, be substantially in the form of Exhibit B-1 (a “Revolving Note”), and (ii) in the case of Swingline Loans, be substantially in the form of Exhibit B-2 (the “Swingline Note”). Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto, but any failure to do so shall not limit or otherwise affect the Borrowers’ Obligations hereunder.
(b)
In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swingline Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

Exhibit 10.6

2.12
Payments Generally.
(a)
All payments to be made by the Borrowers of principal, interest, fees and other Obligations shall be absolute and unconditional and shall be made without condition or deduction for any counterclaim, defense, recoupment, setoff or rescission. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office (or, in the case of Swingline Loans and if so directed in writing by Swingline Lender, delivered directly to the Swingline Lender) in Dollars and in immediately available funds not later than 12:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 12:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.
(b)
Subject to the definition of “Interest Period”, if any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(c)
Unless any Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that any Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrowers or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:
(i)
if any Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and
(ii)
if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof, in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrowers to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to (i) for the first [***] days, the Federal Funds Rate and (ii) thereafter, the Base Rate plus the Applicable Margin in respect of Revolving Loans which are Base Rate Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrowers, and the Borrowers

Exhibit 10.6

shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Revolving Commitment or to prejudice any rights which the Administrative Agent or the Borrowers may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender or the Borrower Representative with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

(d)
The obligations of the Lenders hereunder to make Loans are several and not joint. The failure of any Lender to make any Loan or to fund any participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.
2.13
Sharing of Payments. If, other than as provided elsewhere in this Agreement, in the Fee Letter, in the 2019 Fee Letter, in any Assignment and Assumption permitted hereunder or in any participation agreement with a Participant permitted hereunder, any Lender shall obtain on account of the Loans made by it, or Letter of Credit Liabilities or Swingline Exposures held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them, and/or such sub-participations in Letter of Credit Liabilities and Swingline Exposures held by them, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them, provided, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 12.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrowers agree that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by Law, exercise all its rights of payment (including the right of set-off, but subject to Section 12.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

Exhibit 10.6

2.14
Handling of Proceeds of Collateral; Cash Dominion; Revolving Loan Account; Cash Management Procedures.
(a)
Collection of Accounts and Other Proceeds. The Borrowers, at their expense, will enforce and collect payments and other amounts owing on all Accounts in the ordinary course of the Borrowers’ business subject to the terms hereof. The Borrowers shall deposit and agree to direct all of their account debtors to deposit payments on all Accounts directly to one or more Controlled Accounts. Notwithstanding the foregoing, should any Borrower ever receive any payment on an Account or other proceeds of the sale of Collateral, including checks, cash, receipts from credit card sales and receipts, notes or other instruments or property with respect to any Collateral, such Borrower agrees to hold such proceeds separate from such Borrower’s other property and funds, and to deposit such proceeds directly into the bank account(s) maintained pursuant to this subsection within [***] Business Days.
(b)
Transfer of Funds. During a Cash Control Period, the Administrative Agent shall have the right, at the Administrative Agent’s election in its sole discretion, to require that funds remaining on deposit in any Controlled Account be transferred to the Administrative Agent’s Bank Account on each Business Day, and the Borrowers shall take all actions required by the Administrative Agent or by any bank at which any Controlled Account is maintained in order to effectuate the transfer of funds in this manner. All amounts so received will, for purposes of calculating Revolving Availability and interest, be credited to the Revolving Loan Account on the date of deposit in the Administrative Agent’s Bank Account. No checks, drafts or other instruments received by the Administrative Agent shall constitute final payment to the Administrative Agent unless and until such instruments have actually been collected.
(c)
New Bank Accounts. Each Borrower agrees not to open any new bank account into which proceeds of Collateral are to be delivered or deposited unless such bank account is established at CIT (unless such account constitutes an Excluded Account). Any such bank account shall constitute a Controlled Account for purposes of this Agreement. Notwithstanding anything to the contrary in this Section 2.14, the Borrowers may maintain one or more accounts constituting Excluded Accounts, provided that if such account ceases to be an Excluded Account, (i) Borrowers shall cause such account to be a Controlled Account within [***] days of such event and (ii) pending such account becoming a Controlled Account, Borrowers shall cause the daily transfer of funds in such account into another Controlled Account.
(d)
Collective Borrowing Arrangement. The Borrowers have informed the Administrative Agent that: (i) in order to increase the efficiency, profitability and productivity of each Borrower, the Borrower Representative has established a centralized cash management system for the Borrowers that entails, in part, central disbursement and operating accounts for each of the Borrowers in which the Borrower Representative provides the working capital needs of each of the other Borrowers and manages and timely pays the accounts payable of each of the other Borrowers; (ii) the Borrower Representative further enhances the operating efficiencies of the other Borrowers by purchasing, or causing to be purchased, in the Borrower Representative’s name for its account, all or substantially all materials, supplies, inventory and services required by the other Borrowers, resulting in a reduction in operating costs of the other Borrowers; and (iii) all of the Borrowers presently engage in an integrated operation that requires financing on an integrated basis, and each Borrower expects to benefit from the continued successful performance of such

Exhibit 10.6

integrated operations. Therefore, in order to best utilize the borrowing powers of the Borrowers in the most effective and cost efficient manner and to avoid adverse effects on the operating efficiencies of each Borrower and the existing back office practices of the Borrowers, each Borrower has requested that all Revolving Loans, the Swingline Loans be disbursed, and Letters of Credit be issued, solely upon the request of the Borrower Representative and to bank accounts managed solely by the Borrower Representative, it being the intent and desire of the Borrowers that the Borrower Representative manage for the benefit of each Borrower the expenditure and usage of such funds.
(e)
Revolving Loan Account. The Administrative Agent may charge the Revolving Loan Account for all loans and advances made by the Administrative Agent and the Lenders to the Borrower Representative, or otherwise for the Revolving Loan Account, and for any other Obligations, including out-of-pocket expenses of the Administrative Agent, when due and payable hereunder. Interest on the Revolving Loans shall be paid as set forth in Section 2.08 hereto. In no event shall prior recourse to any Account or other security granted to or by the Borrowers be a prerequisite to the Administrative Agent’s or the Lenders’ rights to demand payment of any of the Obligations. In addition, neither the Administrative Agent nor any Lender shall have any obligation whatsoever to perform in any respect any Borrower’s contracts or obligations relating to the Accounts.
(f)
Cash Management Procedures. Each Borrower agrees to cause CIT to be its principal depositary and treasury services financial institution, including for the maintenance of operating, administrative, treasury services, cash management, collection activity and other deposit accounts for the conduct of its business.
2.15
Uncommitted Facilities Increase.
(a)
Subject to the terms and conditions set forth herein and subject to the consent of each Lender, the Borrower Representative may, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request to add one or more increases in the Revolving Commitments (a “Revolving Commitment Increase” or the “Incremental Revolving Commitments”; individually an “Incremental Facility” and collectively the “Incremental Facilities”); provided that at the time of each such request and upon the effectiveness of each Incremental Facility Amendment (as defined below), no Default, Event of Default or Borrowing Base Deficiency has occurred and is continuing or shall result therefrom. Borrower Representative may seek commitments for the Incremental Facilities from the existing Lenders, or if the Administrative Agent consents, Additional Lenders who will become Lenders in connection therewith (and meet the requirements of an Eligible Assignee), and for the avoidance of doubt, no Secured Party shall have any obligation to provide or arrange any Additional Incremental Facility or commitment related thereto.
(b)
Notwithstanding anything to contrary herein, the aggregate principal amount of all Incremental Facilities (including commitments therefor) shall not exceed [***]; provided that such amount may be less than the applicable minimum amount if such amount represents all the remaining availability hereunder as set forth above.

Exhibit 10.6

(c)
The terms, provisions and documentation of the Incremental Revolving Commitments shall be on the same terms and conditions of this Agreement, except as agreed (unless otherwise set forth in this Section 2.15) among the Borrowers, each Lender and the applicable Additional Lender(s) providing such Incremental Revolving Commitments and except that:
(i)
if the Applicable Margin (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount (with original issue discount being equated to interest based on an assumed four-year life to maturity or, if shorter, the actual Weighted Average Life to Maturity) payable to all Additional Lenders providing such Incremental Facility (but excluding the portion of structuring, arrangement, commitment or similar fees not shared with all such Additional Lenders in connection therewith)) relating to any Incremental Facility exceeds the then Applicable Margin (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount (with original issue discount being equated to interest based on an assumed four-year life to maturity or, if shorter, the actual Weighted Average Life to Maturity) payable to all Lenders providing the Revolving Commitments extended on the Closing Date (the “Closing Date Facilities”) immediately prior to the effectiveness of the applicable Incremental Facility Amendment by more than [***] the Applicable Margin relating to the Closing Date Facilities shall be adjusted to be equal to the Applicable Margin (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount (with original issue discount being equated to interest based on an assumed [***] to maturity or, if shorter, the actual Weighted Average Life to Maturity) payable to all Additional Lenders providing such Incremental Facilities (but excluding structuring, arrangement, commitment or similar fees not shared with all such Additional Lenders in connection therewith)) relating to such Incremental Facilities minus [***]
(ii)
and any Incremental Revolving Commitments will be subject to the same pro rata borrowing, Letter of Credit participations and prepayment and commitment reduction provisions as the existing Revolving Commitments,
(iii)
such Incremental Facilities (a) shall not be secured by any Lien on any asset of any Person that does not also secure the then outstanding Closing Date Facilities or (b) shall not be guaranteed by any Person other than a Loan Party under the then outstanding Closing Date Facilities.
(d)
Each notice from the Borrowers pursuant to this Section 2.15(d) shall set forth the requested amount and proposed terms of the relevant Incremental Revolving Commitments, as applicable. If the Administrative Agent does not receive within a time period proscribed by the Administrative Agent sufficient commitments from existing Lenders to effectuate the Incremental Revolving Commitments, as applicable, any additional bank, financial institution, existing Lender or other Person that constitutes an entity of the type that would be an Eligible Assignee electing to extend Incremental Revolving Commitments shall be determined by the Borrower (subject to the consent of (y) the Administrative Agent and (z) the L/C Issuer (or if applicable, the Support Provider) and the Swingline Lender solely with respect to Incremental Revolving Commitments) (any such bank, financial institution, existing Lender or other Person being called an “Additional Lender”) and, if not already a Lender, shall become a Lender under this Agreement pursuant to an

Exhibit 10.6

amendment (an “Incremental Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by (in form and substance mutually acceptable to each of) the Loan Parties, each Lender, such Additional Lender, the Administrative Agent, and in the case of any Incremental Revolving Commitments, each L/C Issuer (or if applicable, the Support Provider) and Swingline Lender, and shall join as a Lender (and in any event, shall be bound by and subject to) the AAR Cooperation Agreement. For the avoidance of doubt, no L/C Issuer (or if applicable, Support Provider) and Swingline Lender is required to act as such for any Additional Revolving Commitments unless they so consent. No Incremental Facility Amendment shall require the consent of any Lenders other than the Additional Lenders with respect to such Incremental Facility Amendment. Ultimate allocation of any Incremental Revolving Commitments to Lenders and/or Additional Lenders shall be made at the sole discretion of the Administrative Agent.

Upon each increase in the Revolving Credit Commitments pursuant to this Section 2.15, each Revolving Lender immediately prior to such increase will automatically and without further action be deemed to have assigned to each Lender providing a portion of the Incremental Revolving Commitment (each an “Incremental Revolving Lender”) in respect of such increase, and each such Incremental Revolving Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Lender’s participations hereunder in outstanding Letters of Credit and Swingline Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (i) participations hereunder in Letters of Credit and (ii) participations hereunder in Swingline Loans held by each Revolving Lender (including each such Incremental Revolving Lender) will equal the percentage of the aggregate Revolving Commitments of all Revolving Lenders represented by such Revolving Lender’s Revolving Commitment. The Administrative Agent and the Lenders hereby agree that the minimum borrowings, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence. Commitments in respect of any Incremental Revolving Commitments shall become Commitments under this Agreement. Subject to Section 2.15, the effectiveness of any Incremental Facility Amendment shall, unless otherwise agreed to by the Administrative Agent, each Lender and the Additional Lenders, be subject to the satisfaction on the date thereof (each, an “Incremental Facility Closing Date”) of each of the conditions set forth in Article 4 (it being understood that (x) all references to “the date of such Credit Extension” in Article 4 shall be deemed to refer to the Incremental Facility Closing Date and (y) the Incremental Facility Closing Date shall be deemed to be the initial Credit Extension).

2.16
Defaulting Lenders. If any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)
such Defaulting Lender’s Revolving Commitment and outstanding Revolving Loans shall be excluded for purposes of calculating the fee payable to Revolving Lenders in respect of Section 2.09(a), and such Defaulting Lender shall not be entitled to receive any fee pursuant to Section 2.09(a) with respect to such Defaulting Lender’s Revolving Commitment or Revolving Loans (in each case not including any fee in connection with any portion of such Defaulting Lenders Revolving Commitment that has been reallocated to non-Defaulting Lenders pursuant to Section 2.16(d) hereof).

Exhibit 10.6

(b)
the Revolving Commitments and Loans of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 12.01).
(c)
in the event a Defaulting Lender has defaulted on its obligation to fund any Revolving Loan, or purchase any participation pursuant to Section 2.03(d) or Section 2.04(d) hereof, until such time as the Default Excess with respect to such Defaulting Lender has been reduced to zero, any prepayments or repayments on account of the Revolving Loans or participations purchased pursuant to Section 2.03(d) or Section 2.04(d), in each case to the extent they would be otherwise be payable to such Defaulting Lender, shall be applied first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer, Support Provider or Swingline Lender hereunder; third, to Cash Collateralize the L/C Issuer’s (or the Support Provider’s, as the case may be) Fronting Exposure with respect to such Defaulting Lender; fourth, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s (or the Support Provider’s, as the case may be) future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer, the Support Provider or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer, the Support Provider or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that, if (x) such payment is a payment of the principal amount of any Loans or Letter of Credit Liabilities in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loans or Letter of Credit Liabilities were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to the pay the Loans of, and Letter of Credit Liabilities owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Letter of Credit Liabilities owed to, such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(c) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(d)
If any Swingline Loans or Letter of Credit Liabilities are outstanding at the time a Lender becomes a Defaulting Lender then:

Exhibit 10.6

(i)
so long as no Default or Event of Default then exists, all or any part of such Swingline Loans and Letter of Credit Liabilities shall be reallocated among the non-Defaulting Revolving Lenders in accordance with their respective Pro Rata Shares of the total Revolving Commitments (calculated without regard to such Defaulting Lender’s Revolving Commitments), provided that no Revolving Lender’s Revolving Exposure shall exceed its Revolving Commitment;
(ii)
if the reallocation described in paragraph (i) above cannot, or can only partially, be effected, the Borrowers shall within one Business Day following notice by the Administrative Agent (A) first, prepay the amount of the Swingline Loans equal to Defaulting Lender’s Pro Rata Share thereof after giving effect to any partial reallocation pursuant to paragraph (i) above and (B) second, Cash Collateralize such Defaulting Lender’s Pro Rata Share of Letter of Credit Liabilities (after giving effect to any partial reallocation pursuant to paragraph (i) above) in accordance with the procedures set forth in Section 2.03(g) and for so long as any such Letter of Credit Obligations are outstanding;
(iii)
if the Borrowers Cash Collateralize any portion of such Defaulting Lender’s Pro Rata Share of Letter of Credit Obligations pursuant to this Section 2.16(d), the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.03(c) with respect to the portion of such Defaulting Lender’s Pro Rata Share of Letter of Credit Obligations which have been Cash Collateralized (and the Defaulting Lender shall not be entitled to receive any such fees);
(iv)
if the Defaulting Lender’s Pro Rata Share of Letter of Credit Obligations are reallocated pursuant to this Section 2.16(d), then the letter of credit fees payable to the non-Defaulting Lenders pursuant to Section 2.03(c) shall be adjusted accordingly; and
(v)
if any Defaulting Lender’s Pro Rata Share of Letter of Credit Liabilities is not Cash Collateralized or reallocated pursuant to this Section 2.16(d), then without prejudice to any rights or remedies of the applicable Support Provider or L/C Issuer hereunder, all letter of credit fees payable under Section 2.03(c) with respect to such Defaulting Lender’s Pro Rata Share of Letter of Credit Liabilities shall be payable to the L/C Issuer or if applicable, the Support Provider.
(e)
So long as any Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan, and no L/C Issuer or Support Provider shall be required to issue, extend or increase any Letter of Credit or Support Agreement, in each case unless it is reasonably satisfied that the related exposure will be [***] covered by the Revolving Commitments of the non-Defaulting Lenders and/or Cash Collateral will be provided by the Borrowers in accordance with Section 2.03(g), and participating interests in any such newly issued, extended or increased Letter of Credit or Support Agreement or newly made Swingline Loan shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.16(d)(i) (and Defaulting Lenders shall not participate therein).
(f)
No reallocation permitted pursuant to Section 2.16(d) shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender

Exhibit 10.6

having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.
(g)
In the event that the Administrative Agent, the L/C Issuer, the Support Provider and the Swingline Lender each agrees in writing that a Defaulting Lender has adequately remedied all matters which caused such Lender to become a Defaulting Lender, then the Pro Rata Shares of Swingline Loans and Letter of Credit Obligations of the Revolving Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on such date such Lender shall purchase at par such of the Revolving Loans of the other Lenders (other than Swingline Loans) or participations in the Revolving Loans as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Revolving Loans or participations in accordance with its Pro Rata Share; provided, that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.
(h)
The rights and remedies with respect to a Defaulting Lender under this Section 2.16 are in addition to any other rights and remedies which the Borrower, the Administrative Agent, the L/C Issuer, the Support Provider or the Swingline Lender, as applicable, may have against such Defaulting Lender.
Article 3

TAXES, YIELD PROTECTION AND ILLEGALITY
3.01
Taxes.
(a)
Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)
Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

Exhibit 10.6

(c)
Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower Representative by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(d)
Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.07(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).
(e)
Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 3.01, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(f)
Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower Representative and the Administrative Agent, at the time or times reasonably requested by the Borrower Representative or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower Representative or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower Representative or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower Representative or the Administrative Agent as will enable the Borrower Representative or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s

Exhibit 10.6

reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)
Without limiting the generality of the foregoing,
(A)
any Lender that is a U.S. Person shall deliver to the Borrower Representative and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Representative and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), whichever of the following is applicable:
(1)
in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)
executed copies of IRS Form W-8ECI;
(3)
in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or
(4)
to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S.

Exhibit 10.6

Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;
(C)
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Representative and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower Representative or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)
if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower Representative and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower Representative or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower Representative or the Administrative Agent as may be necessary for the Borrower Representative and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower Representative and the Administrative Agent in writing of its legal inability to do so.

(g)
Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.01 (including by the payment of additional amounts pursuant to this Section 3.01), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes

Exhibit 10.6

giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)
Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
3.02
Illegality. Subject to Section 2.08 (d) If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or to determine to charge interest based upon, SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent), (a) any obligation of the Lenders to make Term SOFR Loans, and any right of the Borrower to continue Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans, shall be suspended, and (b) the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent shall be so determined without reference to clause (c) of the definition of “Base Rate”, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Term SOFR Loans to Base Rate Loans (the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent shall be so determined without reference to clause (c) of the definition of “Base Rate”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such Term SOFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such Term SOFR Loans to such day, in each case until the Administrative Agent is advised in writing by each affected Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05. Each Lender agrees to use reasonable efforts consistent with legal and regulatory requirements to designate a different Lending Office if such

Exhibit 10.6

designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be disadvantageous to such Lender or cost any additional amount.
3.03
Inability to Determine Rate. Subject to Section 3.07, if, on or prior to the first day of any Interest Period for any Term SOFR Loan (a) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof, or (b) the Required Lenders determine that for any reason in connection with any request for a Term SOFR Loan or a conversion thereto or a continuation thereof that Adjusted Term SOFR for any requested Interest Period does not adequately and fairly reflect the cost to such Lenders of funding such Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent, the Administrative Agent will promptly so notify the Borrower and each Lender. Upon such notice, any obligation of the Lenders to make Term SOFR Loans, and any right of the Borrower to continue Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans, shall be suspended (to the extent of the affected Term SOFR Loans or affected Interest Periods) until the Administrative Agent (with respect to clause (b), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected Term SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 3,05. Subject to Section 3.07, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate” until the Administrative Agent revokes such determination.
3.04
Increased Cost and Reduced Return; Capital Adequacy. (a) If any Change in Law shall:
(i)
impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge, liquidity requirement or other similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or the L/C Issuer or Support Provider;
(ii)
subject any Lender or the L/C Issuer or Support Provider to any Tax of any kind whatsoever with respect to this Agreement, any Letter of Credit or Support Agreement, any participation in a Letter of Credit or any Loan made by it (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes); or
(iii)
impose on any Lender, the Support Provider or the L/C Issuer any other condition, cost or expense affecting this Agreement or Loans made by such Lender or any Letter of Credit or Support Agreement, or participation therein;

Exhibit 10.6

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the Support Provider or L/C Issuer of participating in, issuing or maintaining any Lender Letter of Credit or continuing its obligation under any Support Agreement (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, Support Provider, or the L/C Issuer, the Borrowers will pay to such Lender, Support Provider, or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender, Support Provider or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b)
Without duplication of amounts payable in paragraph (a) above, if any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of its obligations hereunder or under or in respect of any Letter of Credit or Support Agreement, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital or liquidity adequacy), then from time to time the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
3.05
Funding Losses. In the event of (a) the payment of any principal of any Term SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Term SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (c) the failure to borrow, convert, continue or prepay any Term SOFR Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any Term SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 3.06(b), then, in any such event, the Borrower shall compensate each Lender for any loss, cost and expense attributable to such event, including any loss, cost or expense arising from the liquidation or redeployment of funds or from any fees payable.
3.06
Matters Applicable to all Requests for Compensation.
(a)
A certificate of the Administrative Agent or any Lender, Support Provider, or L/C Issuer claiming compensation under this Article 3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender, Support Provider or L/C Issuer may use any reasonable averaging and attribution methods. The Borrowers shall pay the Administrative Agent, Lender, Support Provider or L/C Issuer the amount shown as due on any such certificate within ten (10) days of receipt thereof.
(b)
Upon any Lender’s making a claim for compensation under Section 3.01 or 3.04, the Borrowers may replace such Lender in accordance with Section 12.15.

Exhibit 10.6

3.07
Benchmark Replacement Setting; Conforming Changes.
(a)
Benchmark Replacement.
(i)
Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 3.07(a)(i) will occur prior to the applicable Benchmark Transition Start Date.
(b)
Conforming Changes. In connection with the use or administration of Term SOFR, or the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(c)
Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.07(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.07, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.07.
(d)
Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either

Exhibit 10.6

(A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)
Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Term SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

The following terms shall have the following meanings:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.07(d).

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.07(a).

“Benchmark Replacement” means with respect to any Benchmark Transition Event,

the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

Exhibit 10.6

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the

Exhibit 10.6

administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.07 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.07.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” “Business Day,” “U.S. Government Securities Business Day,” or “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.05 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or determines that no market practice for the administration of any such rate exists, in such other manner of

Exhibit 10.6

administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

3.08
Survival. All of the Borrowers’ obligations under this Article 3 shall survive the Termination Date.
Article 4

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
4.01
Conditions of Initial Credit Extension. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent, except as provided under Section 6.18:
(a)
Loan Documents. Receipt by the Administrative Agent of executed counterparts of this Agreement, the Security Agreement, the Fee Letter, the AAR Cooperation Agreement, the other Loan Documents to be executed as of the Closing Date and the agreements and the other documents executed in connection herewith and therewith and the Notes (if requested), each properly executed by a Responsible Officer of the signing Loan Party and each other Person a party thereto.
(b)
Organization Documents, Resolutions, Etc. Receipt by the Administrative Agent of the following, each of which shall be originals or facsimiles (followed promptly by originals), dated as of a recent date before the Closing Date and in form and substance satisfactory to the Administrative Agent and its legal counsel:
(i)
copies of the Organization Documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Loan Party to be true and correct as of the Closing Date;
(ii)
such resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof (A) executing any agreement, certificate or other document required to be delivered hereby or (B) authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party; and

Exhibit 10.6

(iii)
such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization or formation, in the state in which its principal place of business is located, and in each other state in which a failure to be so qualified would have a Material Adverse Effect.
(c)
Filings, Registrations and Recordings. Receipt by the Administrative Agent of each document (including any UCC financing statements, Aviation Authority filings and registrations with the International Registry, as applicable) required by the Collateral Documents or under Law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for its benefit and the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than Permitted Liens), which shall be in proper form for filing, registration or recordation.
(d)
Controlled Accounts. (i) The Loan Parties shall have established one or more Controlled Accounts with respect to the collection of Accounts and the deposit of the proceeds thereof, and (ii) if any Controlled Account is not held at CIT, the Loan Parties shall have entered into a Deposit Account Control Agreement (in form and substance reasonably acceptable to the Administrative Agent) as required by the Administrative Agent with the applicable depository bank with respect to each such account other than the Excluded Accounts.
(e)
Collateral Access Agreements. Receipt by the Administrative Agent of all Collateral Access Agreements required by the Administrative Agent, landlord waivers and bailee letters, as applicable, with respect to all Collateral locations, in each case in form and substance reasonably acceptable to the Administrative Agent.
(f)
Opinions of Counsel. Receipt by the Administrative Agent of favorable opinions of (i) DLA Piper LLP (US), special counsel to the Loan Parties; (ii) any local counsel to the Loan Parties; and (iii) Aviation Authority Counsel; in each case, addressed to the Administrative Agent and each Secured Party, dated as of the Closing Date, and in form and substance satisfactory to the Administrative Agent.
(g)
Evidence of Insurance. Receipt by the Administrative Agent of (i) ACORD insurance evidencing insurance coverages and amounts satisfactory to the Administrative Agent and appropriate endorsements in favor of the Administrative Agent with respect thereto and (ii) aviation insurance in accordance with the Security Agreement.
(h)
Lien Searches. Receipt by the Administrative Agent of UCC, Aviation Authority and International Registry and other Lien searches considered necessary by the Administrative Agent and other evidence as requested by Administrative Agent that no Liens exist other than Permitted Liens.
(i)
Repayment of Existing Indebtedness. Receipt by the Administrative Agent of evidence that the portion of the loans and other obligations owed under the Existing Credit Agreement as described in the Delayed Draw Release Date Agreement and under any other

Exhibit 10.6

agreements with respect to any Indebtedness secured by the Collateral and not constituting Indebtedness hereunder have been repaid or will be repaid with the initial Loans made hereunder on the Closing Date and the commitments described in the Delayed Draw Release Date Agreement or thereunder have been terminated, and the Administrative Agent shall have received a copy of the Delayed Draw Release Date Agreement and other customary termination or release documentation associated therewith.
(j)
AAR Related Documents. Receipt by the Administrative Agent of a copy, certified by a Responsible Officer of the Borrower Representative as true and complete, of each of the AAR Related Documents, in each case, including schedules and exhibits thereto and together with all amendments, modifications, supplements and waivers thereof, along with the AAR Cooperation Agreement.
(k)
Third Party Consents. Receipt by the Administrative Agent of evidence reasonably satisfactory to the Administrative Agent that the Loan Parties have obtained all required consents and approvals of all Persons including all requisite Governmental Authorities and counterparties to Material Contracts, to the execution, delivery and performance of the Loan Documents.
(l)
Fees. Receipt by the Administrative Agent and the Lenders of any fees required to be paid on or before the Closing Date under this Agreement and the Fee Letter.
(m)
Attorney Costs. The Loan Parties shall have paid all Attorney Costs of the Administrative Agent, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Loan Parties and the Administrative Agent).
(n)
Compliance with Laws. Each Loan Party shall be in compliance with all applicable Law, and shall have provided the Administrative Agent with true and correct copies of each of the accreditations, license and, certifications required by Section 5.01 below.
(o)
Compliance with Agreements. Each Loan Party shall be in compliance with all material agreements, and shall have provided the Administrative Agent with true and correct copies of each Material Contract.
(p)
No Litigation. There exists no pending or threatened Proceeding against the Loan Parties, or any of their respective Affiliates or respective assets in any court or administrative forum, (i) which if adversely determined could reasonably be expected to have a Material Adverse Effect or (ii) that involves this Agreement, any other Loan Document.
(q)
Financial Statements; Projections. Receipt by the Administrative Agent of
(i)
an unaudited pro forma consolidated balance sheet and income statement of Holdings and its Subsidiaries as of and for the twelve-month period ending on June 30, 2016, prepared after giving effect to the transactions contemplated hereby as if such transactions had occurred as of such date (with respect to the balance sheet) or at the

Exhibit 10.6

beginning of such period (with respect to such income statement) (the “Pro Forma Financial Statements”):
(ii)
the Audited Pre-Closing Financial Statements;
(iii)
the Interim Pre-Closing Financial Statements;
(iv)
satisfactory projections through September 30, 2019; and
(v)
such other information as the Administrative Agent may reasonably request.
(r)
Information Supplements. All supplements, if any, required to be delivered to the Arranger under the paragraph entitled “Information” in the Commitment Letter.
(s)
No Material Adverse Change. There shall not have occurred since September 30, 2015 any developments or events which individually or in the aggregate with other such circumstances has had or could reasonably be expected to have a Material Adverse Effect with respect to the Loan Parties and their respective Subsidiaries, taken as a whole, or any of their respective assets.
(t)
Closing Certificate. Receipt by the Administrative Agent of a certificate executed by a Responsible Officer of the Borrower Representative certifying that the conditions specified in Sections 4.01(s) and (u)-(aa) and Sections 4.02(a), (b), (c) and (d) have been satisfied and that the representations and warranties contained in Article 5 are true and correct as of the Closing Date.
(u)
Capital Structure. The Administrative Agent shall have received confirmation of ownership and capital structure of the Loan Parties and be satisfied with the constituent documents of the Loan Parties and related investment agreements.
(v)
Patriot Act. Receipt by the Administrative Agent and Lenders, at least ten (10) days prior to the Closing Date, of all documentation and other information about the Loan Parties required under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, that has been requested by the Administrative Agent and the Lenders at least ten (10) Business Days prior to the Closing Date.
(w)
Background Checks. Receipt by the Administrative Agent of background checks on Holdings’ key management and stockholders, in each case, in form and substance reasonably satisfactory to the Administrative Agent.
(x)
Solvency. Receipt by the Administrative Agent of a Solvency Certificate from the Chief Financial Officer of Holdings, substantially in the form of Exhibit E hereto.
(y)
Minimum EBITDAR. Receipt by the Administrative Agent of a certificate of the Borrower Representative’s chief financial officer, in form, substance and detail satisfactory to the Administrative Agent demonstrating that the Consolidated EBITDAR of the Consolidated

Exhibit 10.6

Group (as adjusted in a manner satisfactory to the Administrative Agent) for the twelve month period ended June 30, 2016 is equal to or greater than [***]
(z)
Maximum Closing Date Leverage. Receipt by the Administrative Agent of (i) a certificate of the Borrower Representative’s chief financial officer, in form, substance and detail satisfactory to the Administrative Agent, demonstrating that (i) the Consolidated Total Leverage Ratio on the Closing Date, does not [***] calculated on a Pro Forma Basis after giving effect to the initial funding of the Loans (and the application of the proceeds thereof) and based on Consolidated EBITDAR determined pursuant to clause (y) above and (ii) evidence that the Revolving Availability after giving effect to the initial funding of the Loans (and the application of the proceeds thereof) shall not be less than [***].
(aa)
Audit; Appraisals; Physical Examination. The Administrative Agent (directly or via a third party audit firm) shall have conducted a physical examination and appraisal of the Collateral and the Borrower’s and Guarantor’s Spare Parts Inventory and Eligible Spare Engines (including all books and records related thereto) and the results of such examination and appraisal shall be reasonably satisfactory to the Administrative Agent in all respects. Receipt by the Administrative Agent of a desktop Appraisal of the Collateral dated June 30, 2016 in form and substance reasonably satisfactory to the Administrative Agent.
(bb)
Other. Receipt by the Administrative Agent and the Lenders of such other documents, instruments, agreements and information as reasonably requested by the Administrative Agent or any Lender, including, but not limited to, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, environmental matters, material contracts, debt agreements, property ownership, contingent liabilities, employment agreements, non-compete agreements and management of the Loan Parties and their respective Subsidiaries.
4.02
Conditions to all Credit Extensions. The obligation of each Lender and the L/C Issuer and Support Provider to honor any Request for Credit Extension (or provide a Support Agreement), whether on the Closing Date or at any time thereafter, is subject to the following conditions precedent:
(a)
The representations and warranties of each Loan Party contained in Article 5 or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (provided, that if any representation or warranty is by its terms qualified by concepts of materiality, such representation shall be true and correct in all respects) on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.
(b)
No Default or Event of Default shall exist, or would result from such proposed Credit Extension.

Exhibit 10.6

(c)
After giving effect to such Credit Extension, (i) the total Revolving Exposures shall not exceed the total Revolving Commitments, (ii) no Borrowing Base Deficiency shall exist, calculated using the Borrowing Base as of the most recent Borrowing Base Certificate Date, and (iii) the Loan Parties shall be in compliance on a Pro Forma Basis with the financial covenants set forth in Article 8 computed using the covenant levels and financial information for the most recently ended quarter for which information is available.
(d)
The Administrative Agent and, if applicable, the applicable L/C Issuer (or the Support Provider, as the case may be) shall have received a Request for Credit Extension in accordance with the requirements hereof.
(e)
The proceeds of such Credit Extension will be used to finance a Permitted Use.

Each Request for Credit Extension submitted by the Borrower Representative shall be deemed to be a representation and warranty by the Loan Parties that the conditions specified in Section 4.02 have been satisfied on and as of the date of the applicable Credit Extension.

4.03
Satisfaction of Conditions. In determining the satisfaction of the conditions specified in this Article 4, to the extent any item is required to be satisfactory to (a) any individual Lender, such item shall be deemed satisfactory to each Lender which has not notified the Administrative Agent in writing (with reasonable detail relating to why such Lender views a condition as not having been satisfied) prior to the Closing Date, the Restatement Date or the date on which a Credit Extension has been requested to be made, as applicable, that the respective item or matter does not meet its satisfaction or (b) the Required Lenders, such item shall be deemed satisfactory to the Required Lenders unless the Required Lenders have notified the Administrative Agent in writing (with reasonable detail relating to why the Required Lenders view a condition as not having been satisfied) prior to the Closing Date, the Restatement Date or the date on which a Credit Extension has been requested to be made, as applicable, that the respective item or matter does not meet their satisfaction, in each case, regardless of whether Administrative Agent has knowledge that such condition is satisfied. Further, the execution and delivery to the Administrative Agent by a Lender of a counterpart of this Agreement (or if applicable, an Assignment and Assumption) shall be deemed confirmation by such Lender that (a) the decision of such Lender to execute and deliver to the Administrative Agent an executed counterpart of this Agreement (or become a Lender hereunder) was made by such Lender independently and without reliance on an Agent or any other Lender and (b) all documents made available to such Lender were acceptable to such Lender. No Credit Extension shall release any Loan Party from any liability for failure to satisfy one or more of the applicable conditions contained in this Article 4.
4.04
Conditions to Amendment and Restatement. On, or prior to, the Restatement Date the Administrative Agent shall have received or waived the following conditions precedent, in each case reasonably satisfactory to the Administrative Agent:
(a)
Loan Documents. Receipt by the Administrative Agent of executed counterparts of this Agreement and any other Loan Documents to be executed as of the Restatement Date and any agreements and other documents executed in connection herewith and

Exhibit 10.6

therewith and the Notes (if requested), each properly executed by a Responsible Officer of the signing Loan Party and each other Person a party thereto.
(b)
Organization Documents, Resolutions, Etc. Receipt by the Administrative Agent of a bringdown certificate of each certificate provided by a Loan Party in connection with the Original Agreement, each of which shall be originals or facsimiles (followed promptly by originals), dated as of the Restatement Date and in form and substance satisfactory to the Administrative Agent and its legal counsel.
(c)
Filings, Registrations and Recordings. Receipt by the Administrative Agent of any amendments, restatements and affirmations of any filings or registrations made in connection with the Original Agreement (including any UCC financing statements, Aviation Authority filings and registrations with the International Registry, as applicable) required by the Collateral Documents or under Law or reasonably requested by the Administrative Agent as necessary to record this amended and restated Agreement and in order to create in favor of the Administrative Agent, for its benefit and the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than Permitted Liens), which shall be in proper form for filing, registration or recordation.
(d)
Resolutions. Receipt by the Administrative Agent of resolutions or other evidence satisfactory to the Administrative Agent evidencing the authorization of the Loan Parties to execute, deliver and perform this Agreement and the Loan Documents.
(e)
Borrower Liquidity. Evidence that the Borrowers have minimum Liquidity on the Restatement Date of not less than [***] and aggregate Indebtedness excluding lease-adjusted Indebtedness of not greater than [***]
(f)
No Material Adverse Change. There shall not have occurred since the March 31, 2022 financial statements submitted to the Administrative Agent any developments or events which individually or in the aggregate with other such circumstances has had or could reasonably be expected to have a Material Adverse Effect with respect to the Loan Parties and their respective Subsidiaries, taken as a whole, or any of their respective assets, taken as a whole.
(g)
Attorney Costs. The Loan Parties shall have paid all Attorney Costs of the Administrative Agent, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the Restatement Date (provided that such estimate shall not thereafter preclude a final settling of accounts between the Loan Parties and the Administrative Agent).
(h)
Patriot Act. Receipt by the Administrative Agent and Lenders, at least ten (10) days prior to the Restatement Date, of all documentation and other information about the Loan Parties required under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, that has been requested by the Administrative Agent and the Lenders at least ten (10) Business Days prior to the Restatement Date.
(i)
Other. Receipt by the Administrative Agent and the Lenders of such other documents, instruments, agreements and information as reasonably requested by the Administrative Agent or any Lender, including, but not limited to, information regarding litigation,

Exhibit 10.6

tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, environmental matters, material contracts, debt agreements, property ownership, contingent liabilities, employment agreements, non-compete agreements and management of the Loan Parties and their respective Subsidiaries.
Article 5

REPRESENTATIONS AND WARRANTIES

The Loan Parties hereby represent and warrant to the Administrative Agent and the Lenders that, both immediately before and after giving effect to any Credit Extension:

5.01
Existence, Qualification and Power. Each Loan Party (a) is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite Permits to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, except where the failure to have such Permits, either singularly or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, except to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
5.02
Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not (a) contravene the terms of any Loan Party’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, (i) any Contractual Obligation to which any Loan Party is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which any Loan Party or the Collateral of any Loan Party is subject; (c) violate any Law (including Regulation U or Regulation X issued by the FRB); or (d) result in a limitation on any licenses, permits or other Governmental Approvals applicable to the business, operations or properties of any Loan Party except, in each case, to the extent such conflict, breach, contravention, violation or limitation could not be reasonably expected to have a Material Adverse Effect.
5.03
Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, other than (i) those that have already been obtained and are in full force and effect, (ii) filings to perfect the Liens created by the Collateral Documents and (iii) those the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.
5.04
Binding Effect. Each Loan Document has been duly executed and delivered by each Loan Party that is party thereto. Each Loan Document constitutes a legal, valid and binding

Exhibit 10.6

obligation of each Loan Party that is party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws or by equitable principles relating to enforceability.
5.05
Financial Statements; No Material Adverse Effect.
(a)
The Audited Pre-Closing Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Loan Parties and their Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material Indebtedness and other liabilities, direct or contingent in accordance with GAAP, of the Loan Parties and their Subsidiaries as of the date thereof, including liabilities for taxes, commitments and Indebtedness.
(b)
The Interim Pre-Closing Financial Statements and the Pro Forma Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Loan Parties and their Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments; and (iii) show all material Indebtedness and other liabilities, direct or contingent in accordance with GAAP, of the Loan Parties and their Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.
(c)
From the date of the Audited Pre-Closing Financial Statements and the Interim Pre-Closing Financial Statements to and including the Closing Date, there has been no Disposition by the Loan Parties and their Subsidiaries, or any Involuntary Disposition, of any material part of the business or Property of the Loan Parties and their Subsidiaries, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Loan Parties and their Subsidiaries, taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Lenders on or prior to the Closing Date.
(d)
The financial statements delivered pursuant to Sections 6.01(a) and 6.01(b) have been prepared in accordance with GAAP (except as may otherwise be permitted under Sections 6.01(a) and 6.01(b)) and present fairly (on the basis disclosed in the footnotes to such financial statements) in all material respects the consolidated financial condition, results of operations and cash flows of the Loan Parties and their respective Subsidiaries as of the dates thereof and for the periods covered thereby.
(e)
Since September 30, 2018, there has been no event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

Exhibit 10.6

5.06
Litigation. There are no Proceedings pending or, to the knowledge of the Loan Parties, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or (b) if determined adversely, could reasonably be expected to have a Material Adverse Effect.
5.07
No Default.
(a)
No Loan Party is (i) in breach of or in default under any Material Contract, or (ii) in breach of or in default under any Contractual Obligation that could reasonably be expected to have a Material Adverse Effect.
(b)
No Default or Event of Default has occurred and is continuing.
5.08
Ownership of Collateral; Liens. Each of the Loan Parties and its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all Collateral necessary or used in the ordinary conduct of its business. No Collateral is subject to any Liens, other than Permitted Liens.
5.09
Environmental Compliance. Except as could not reasonably be expected to have a Material Adverse Effect:
(a)
Each of the Facilities and all of Loan Party’s and any Subsidiary’s operations at the Facilities are in compliance with all applicable Environmental Laws, and neither Loan Party nor any Subsidiary has committed a violation of any Environmental Law with respect to the Facilities or the Businesses, and no Responsible Officer of any Loan Party has knowledge or reason to believe that there are conditions relating to the Facilities or the Businesses that could be reasonably expected to give rise to liability of Loan Party or any Subsidiary under any applicable Environmental Laws.
(b)
None of the Facilities contains, or to the knowledge of any Responsible Officer of any Loan Party, has previously contained, any Hazardous Materials at, on or under the Facilities in amounts or concentrations that constitute or constituted a violation of, or could be reasonably expected to give rise to liability under, Environmental Laws.
(c)
Neither any Loan Party nor any Subsidiary has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Facilities or the Businesses, nor does any Responsible Officer of any Loan Party have knowledge or reason to believe that any such notice will be received or is being threatened.
(d)
Hazardous Materials have not been transported or disposed of from the Facilities, or generated, treated, stored or disposed of at, on or under any of the Facilities or any other location, in each case by or on behalf of any Loan Party or any Subsidiary in violation of, or in a manner that would be reasonably expected to give rise to liability under, any applicable Environmental Law.

Exhibit 10.6

(e)
No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Responsible Officers of the Loan Parties, threatened, under any Environmental Law to which any Loan Party or any Subsidiary is or is reasonably expected to be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any Loan Party, any Subsidiary, the Facilities or the Businesses.
(f)
There has been no release or, to the knowledge of the Responsible Officers of the Loan Parties, threat of release of Hazardous Materials at or from the Facilities by or on behalf of any Loan Party or any Subsidiary, or arising from or related to the operations (including disposal) of any Loan Party or any Subsidiary in connection with the Facilities or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.
5.10
Insurance. The properties of the Loan Parties and their Subsidiaries are insured with financially sound and reputable insurance companies (none of which are Affiliates of the Loan Parties), in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party or the applicable Subsidiary operates. The aviation insurance coverage of the Loan Parties complies with the requirements of the Security Agreement and the insurance coverage in effect on the Closing Date is outlined as to carrier, policy number, expiration date, type, amount and deductibles on Schedule 5.10.
5.11
Taxes. The Loan Parties and their respective Subsidiaries have filed all federal, state and other material tax returns and reports required to be filed, and have paid all federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being Properly Contested. As of the Closing Date, there is no material proposed tax assessment against any Loan Party or Subsidiary.
5.12
ERISA Compliance.
(a)
Each Plan and each Loan Party is in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and the regulations and published interpretations thereunder, and other applicable federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Internal Revenue Code has a currently effective favorable determination letter (or in the case of a volume submitter or prototype plan is the subject of a currently effective favorable opinion letter) from the IRS or an application for such letter is currently being processed by the IRS with respect thereto (and each Plan has been timely amended to reflect changes in the applicable qualification requirements under Section 401(a) of the Internal Revenue Code and any applicable IRS guidance issued thereunder) and, to the best knowledge of the Loan Parties, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Loan Party and each ERISA Affiliate has made all required contributions to each Plan subject to Sections 412 and 430 of the Internal Revenue Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 or 430 of the Internal Revenue Code has been made with respect to any Plan. Each Loan Party and each ERISA

Exhibit 10.6

Affiliate has in all material respects performed all their obligations under each Plan according to their terms, including filing or furnishing to the IRS, Department of Labor or other Governmental Authority, or to participants or beneficiaries of each Plan, any reports, returns, notices and other documentation required to be filed or furnished.
(b)
There are no pending or, to the knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan.
(c)
(i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability and no other Plan providing retiree welfare benefits has any unfunded liability for benefits; (iii) no Loan Party or any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) no Loan Party or any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) no Loan Party or any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.
5.13
Subsidiaries. Set forth on Schedule 5.13 is a complete and accurate list of the name and jurisdiction of organization of each Loan Party and each Subsidiary as of the Restatement Date (or following the delivery of the first Compliance Certificate hereunder, as of the date of the most recently delivered Compliance Certificate after the Restatement Date), together with (a) the number of shares of each class of Capital Stock of any Loan Party outstanding as of the Restatement Date and (b) the number and percentage of outstanding shares of each class owned (directly or indirectly) by any Loan Party or any Subsidiary as of the Restatement Date. None of the shares of Capital Stock of any Subsidiary is subject to any outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto. The outstanding Capital Stock of each Loan Party and each Subsidiary is validly issued, and, in the case of any Loan Party that is a corporation, fully paid and non-assessable. No Subsidiary of Holdings has outstanding any shares of Disqualified Capital Stock.
5.14
Margin Regulations; Investment Company Act, Use of Proceeds.
(a)
The Loan Parties are not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. No proceeds of any Borrowing shall be used for the purpose of purchasing or carrying margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.
(b)
None of the Loan Parties, any Person Controlling any Loan Party or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

Exhibit 10.6

(c)
No proceeds of any Borrowing will be used in violation of Section 6.11.
5.15
Disclosure. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that, with respect to any projected financial information, the Loan Parties represent that such information was prepared in good faith based upon assumptions believed to be reasonable at the time and at the time made available to Administrative Agent and the Lenders. Notwithstanding the foregoing, Administrative Agent and Lenders acknowledge that the pro forma financial statements and other economic forecasts and information of a general industry nature delivered by Borrowers hereunder are not factual representations and that the actual financial results of the Borrowers may differ from the pro forma financial statements and other economic forecasts submitted from time to time and such variations may be material.
5.16
Compliance with Laws. Each of the Loan Parties and each Subsidiary has operated at all times in compliance with the requirements of all Laws and all orders, writs, conditions of participation, contracts, standards, policies, injunctions, decrees, and Governmental Approvals applicable to it, its properties or the Facilities, except in such instances in which (a) such Law or order, writ, condition of participation, contract, standard, policy, injunction or decree is being Properly Contested, or (b) the failure to comply therewith where noncompliance individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect. Without limiting the generality of the foregoing:
(i)
neither any Loan Party nor any Subsidiary thereof is in receipt of any written notice of any material violation of any Law, statute, rule, regulation, ordinance, code, judgment, order writ, decree, permit, concession, franchise or other governmental approval applicable to it or any of its property, which notice, individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect; and
(ii)
neither any Loan party nor any Subsidiary or any Affiliate thereof is in violation of and shall not violate any of the country or list based economic and trade sanctions administered and enforced by OFAC that are described or referenced at http://ustreas.gov/offices/enforcement/ofac/ or as otherwise published from time to time.
5.17
Intellectual Property; Licenses, Etc. The Loan Parties and their Subsidiaries own, or possess the legal right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are necessary for the operation of their respective businesses without conflict with the rights of any other Person. Set forth on Schedule 5.17 is a list of all IP Rights registered or pending registration with the United States Copyright Office or the United States Patent and Trademark Office and owned by any Loan Party, or that any Loan Party has the right to use, as of the Restatement Date (or following the delivery of the first Compliance Certificate hereunder after the Restatement Date, as of the date of the most recently delivered Compliance Certificate after the Restatement Date). No claim has been asserted and is pending by any Person challenging or

Exhibit 10.6

questioning the use of any IP Rights or the validity or effectiveness of any IP Rights, nor does any Loan Party know of any such claim, and, to the knowledge of the Responsible Officers of the Loan Parties, the use of any IP Rights by any Loan Party or any Subsidiary or the granting of a right or a license in respect of any IP Rights from any Loan Party or any Subsidiary does not infringe on the rights of any Person. As of the Restatement Date (or following the delivery of the first Compliance Certificate hereunder after the Restatement Date, as of the date of the most recently delivered Compliance Certificate after the Restatement Date), none of the IP Rights owned by any of the Loan Parties is subject to any licensing agreement or similar arrangement except as set forth on Schedule 5.17.
5.18
Broker’s Fees. Neither any Loan Party nor any Subsidiary has any obligation to any Person in respect of any finder’s, broker’s, investment banking or other similar fee in connection with any of the transactions contemplated under the Loan Documents.
5.19
Labor Matters. Except as set forth on Schedule 5.19, there are no collective bargaining agreements or Multiemployer Plans covering the employees of any Loan Party or any Subsidiary as of the Closing Date, and neither any Loan Party nor any Subsidiary has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five (5) years.
5.20
Business Locations. Set forth on Schedule 5.20(a) is a list of all locations where any Collateral (excluding the location of moveable assets, which are moved from location to location in the ordinary course of business) is located as of the Restatement Date (or following the delivery of the first Compliance Certificate hereunder after the Restatement Date, as of the date of the most recently delivered Compliance Certificate after the Restatement Date). Set forth on Schedule 5.20(b) is the state of organization, chief executive office, tax payer identification number and organizational identification number of each Loan Party as of the Restatement Date.
5.21
Perfection of Security Interests in the Collateral. The Collateral Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby, which security interests and Liens are currently perfected security interests and Liens (except to the extent perfection is deferred pursuant to Schedule 6.17), prior to all other Liens other than Permitted Liens as of the Closing Date. The exact legal name of each Loan Party is as set forth on the signature pages hereto as of the Restatement Date.
5.22
Solvency. Both before and after giving effect to (a) the Loans to be made or extended on the Closing Date or such other date as Loans requested hereunder are made or extended, the issuance of the guaranties of the Obligations and the pledge of assets as security therefor by all of the Loan Parties, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of the Loan Parties, (c) the consummation of the transactions contemplated in the Loan Documents, (d) the occurrence of each Interest Payment Date, and (e) the payment and accrual of all transaction costs in connection with the foregoing, the Loan Parties individually and taken as a whole are Solvent.
5.23
Material Contracts. Schedule 5.23 contains a true, correct and complete list of all Material Contracts in effect as of the Closing Date, and except as described thereon, all such Material Contracts are in full force and effect and no material breaches, defaults or events of default currently exist thereunder.

Exhibit 10.6

5.24
Accounts. Schedule 5.24 sets forth a complete accurate list as of the Closing Date of all deposit accounts and all securities accounts maintained by each Loan Party, together with a description thereof and such Schedule correctly identifies the name and address of each depository or broker dealer where the account is maintained, the name in which the account is held, the purpose of the account, and the complete account number thereof.
5.25
Patriot Act; Beneficial Ownership. Each Loan Party and its Subsidiaries are in compliance with the (i) Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V) and any other enabling legislation or executive order relating thereto, and (ii) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Patriot Act”). No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended. Holdings is not a “legal entity customer” as defined in the Beneficial Ownership Regulation.
5.26
OFAC. Neither any Loan Party nor any Subsidiary or any Affiliate thereof is in violation of any of the OFAC Sanctions. Neither any Loan Party nor any Subsidiary thereof, nor to the knowledge of such Loan Party or any of its Subsidiaries, any director, officer, employee, agent, Affiliate or representative thereof (a) is a Sanctioned Person or a Sanctioned Entity, (b) has its assets located in a Sanctioned Entity, (c) derives revenues from investments in, or transactions with a Sanctioned Person or a Sanctioned Entity or (d) is owned or controlled by a Sanctioned Entity or a Sanctioned Person.
Article 6

AFFIRMATIVE COVENANTS

On the Closing Date and at all times thereafter until and including the Termination Date, the Loan Parties shall and shall cause each Subsidiary to:

6.01
Financial Statements. Deliver to the Administrative Agent for the benefit of each Lender:
(a)
Annual Financial Statements. As soon as available, but in any event within one hundred twenty (120) days after the end of each Fiscal Year (commencing with the Fiscal Year ending September 30, 2016) of the Loan Parties and their Subsidiaries, consolidated and consolidating balance sheets of the Loan Parties and their Subsidiaries as at the end of such Fiscal Year, and the related consolidated and consolidating statements of income, shareholders’ equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures as of the end of and for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, and in the case of the consolidated financial statements audited and accompanied by a report and opinion of Deloitte & Touche LLP or other independent certified public accountants of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall

Exhibit 10.6

not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (other than to the extent such qualification relates solely to the occurrence of the Revolving Loan Maturity Date within one year following the date of such report);
(b)
Quarterly Financial Statements. As soon as available, but in any event within forty-five (45) days after the end of each Fiscal Quarter (commencing with the Fiscal Quarter ended June 30, 2016) of each Fiscal Year of the Loan Parties and their Subsidiaries, consolidated and consolidating balance sheets of the Loan Parties and their Subsidiaries as at the end of such Fiscal Quarter, and the related consolidated and consolidating statements of income, shareholders’ equity and cash flows for such Fiscal Quarter and for the portion of the Fiscal Year then ended, setting forth in each case in comparative form the figures as of the end of and for the corresponding Fiscal Quarter of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year, all in reasonable detail and certified by a Responsible Officer of the Borrower Representative as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of Loan Parties and their Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;
(c)
Management Discussion and Analysis. Concurrently with any delivery under clause (a) or (b) (but only with respect to the First, Second and Third Fiscal Quarters) of this Section 6.01, a management discussion and analysis describing any differences in the reported financial results as between the periods covered and that in the same periods during the immediately preceding Fiscal Year, and as between such periods and the same periods included in the budget delivered pursuant to Section 6.02(b) below, which shall include, among any other information or explanation reasonably requested by the Administrative Agent, an explanation of any revenues, Consolidated EBITDAR, Consolidated Capital Expenditures and new or lost customers that would assist the Lenders to better understand the results being reported; and
(d)
Monthly Reports. As soon as available, but in any event within thirty (30) days after the end of each calendar month (excluding each March, June, September and December) of the Loan Parties and their Subsidiaries, consolidated and consolidating balance sheets of the Loan Parties and their Subsidiaries as at the end of such month, and the related consolidated and consolidating statements of income or operations for such month, setting forth in each case in comparative form the figures as of the end of and for the corresponding month of the previous Fiscal Year and to any budget provided pursuant to Section 6.02(b), all in reasonable detail and certified by a Responsible Officer of the Borrower Representative as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Loan Parties and their Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

Documents required to be delivered pursuant to Sections 6.01(a), (b) and (c) and 6.02(d) shall be deemed to have been delivered on the date on which such documents are filed for public availability on the SEC’s Electronic Data Gathering and Retrieval System or posting to Holdings’ website.

6.02
Certificates; Other Information. Deliver to the Administrative Agent for the benefit of each Lender, in form and detail reasonably satisfactory to the Administrative Agent:

Exhibit 10.6

(a)
Compliance Certificate. Concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and 6.01(b), (solely in the case of financial statements with respect to a month that coincides with the end of any Fiscal Quarter) a duly completed Compliance Certificate executed by a Responsible Officer of the Borrower Representative, and such Compliance Certificate shall: (i) include such supplements to Schedules 5.13, 5.17, 5.20(a), and 5.20(b) as are necessary such that, as supplemented, such Schedules would be accurate and complete as of the date of such Compliance Certificate, provided, however, that in the event that any item included in such supplement shall constitute or result in a Default or an Event of Default hereunder, in no event shall the delivery of such supplement constitute a waiver of such Default or Event of Default by the Administrative Agent or any Lender, (ii) specify any information required to be delivered pursuant to the Security Agreement that has not already been identified in a written notice delivered to the Administrative Agent in accordance with the Security Agreement, and (iii) either confirm that there has been no material change in the Loan Parties’ insurance coverage since delivery of the immediately prior Compliance Certificate or identify any such change thereto;
(b)
Annual Budget. Within forty-five (45) days after the end of each Fiscal Year, the annual business plan and budget of the Loan Parties and their respective Subsidiaries containing, among other things, projected financial statements (including, without limitation, consolidated and consolidating balance sheets of the Loan Parties and their Subsidiaries as at the end of each such Fiscal Quarter, and the related consolidated and consolidating statements of income or operations, retained earnings, shareholders’ equity and cash flows for each such Fiscal Quarter) for each Fiscal Quarter through the Revolving Loan Maturity Date;
(c)
Audit Letters. Copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Loan Parties and their Subsidiaries by independent accountants in connection with the accounts or books of the Loan Parties and their Subsidiaries, or any audit of any of them;
(d)
Public Company Reporting. (i) to the extent that any Loan Party is a public company, promptly after the same are available (and in any event within ten (10) days thereof), copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of any Loan Party, and copies of all annual, regular, periodic and special reports and registration statements which any Loan Party may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act (other than Form 10-K and Form 10-Q) or to a holder of any Indebtedness owed by any Loan Party or any Subsidiary in its capacity as such a holder and not otherwise required to be delivered to the Administrative Agent pursuant hereto, (ii) all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration or any successor agencies or authorities concerning environmental, health or safety matters, and (iii) all material reports and written information to and from any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters;
(e)
Insurance Report. By the last day of each Fiscal Year, a report provided by the applicable insurance carrier outlining all material insurance coverage maintained as of the date of such report by the Loan Parties and their Subsidiaries and all material insurance coverage

Exhibit 10.6

planned to be maintained by the Loan Parties and their Subsidiaries in the immediately succeeding Fiscal Year;
(f)
Quarterly Collateral Verification. Concurrently with the delivery of the financial statements referred to in Section 6.01(b), an officer’s certificate (i) either confirming that there has been no change in the information set forth in the then existing schedules to the Security Agreement or identifying any such changes thereto and (ii) certifying that all UCC financing statements (including fixtures filings, as applicable), Aviation Authority filings, International Registry registrations or other appropriate filings, recordings or registrations, have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Loan Documents for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period);
(g)
Borrowing Base Certificate. No later than each Borrowing Base Certificate Date, a Borrowing Base Certificate in accordance with Section 6.21. In the event that the figures in the Borrowing Base Certificate do not reconcile with the final Appraisal figures referred to in Section 6.02(h), the Borrowers will provide a revised Borrowing Base Certificate together with the Appraisals;
(h)
Appraisals. Within (i) thirty (30) days after the end of each Fiscal Quarter ending each June 30 and December 31, a physical Appraisal completed by the Appraiser as of the end of such Fiscal Quarter for all Eligible Spare Engines and Eligible Spare Parts Inventory, in form and substance reasonably acceptable to the Administrative Agent and (ii) thirty (30) days after the end of each Fiscal Quarter ending each March 31 and September 30 only, a desktop Appraisal completed by the Appraiser as of the end of such Fiscal Quarter for all Eligible Spare Engines and Eligible Spare Parts Inventory, in form and substance reasonably acceptable to the Administrative Agent; and
(i)
Additional Information. Promptly (and in any event within [***] Business Days after a request therefor), such additional information regarding the business, financial or corporate affairs of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request (including as required under the Patriot Act).
6.03
Notices.
(a)
(i) Promptly (and in any event within [***] Business Days after a Responsible Officer has knowledge thereof) notify the Administrative Agent and each Lender in writing of the occurrence of any Default and (ii) promptly (and in any event within [***] Business Days) notify the Administrative Agent and each Lender in writing of the occurrence of any Event of Default.
(b)
Promptly (and in any event within [***] Business Days after a Responsible Officer has knowledge thereof) notify the Administrative Agent and each Lender in writing of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect.

Exhibit 10.6

(c)
Promptly (and in any event within [***] Business Days after a Responsible Officer has knowledge thereof) notify the Administrative Agent and each Lender in writing of the occurrence of any ERISA Event.
(d)
Promptly (and in any event within [***] Business Days) notify the Administrative Agent and each Lender in writing of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary.
(e)
Promptly (and in any event within [***] Business Days), notify the Administrative Agent and each Lender, in writing, of the threat (subject to a Responsible Officer having knowledge thereof) or institution of, or any material development in, any Proceeding against or affecting any Loan Party (i) in which the amount involved or relief sought is in excess of [***], (ii) which could reasonably be expected to have a Material Adverse Effect, (iii) which seeks injunctive relief, (iv) which alleges criminal misconduct by any Loan Party, (v) which alleges material violations of any Laws or Governmental Approvals, or (vi) which alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liability.
(f)
Promptly (and in any event within [***] Business Days of such event), notify the Administrative Agent and each Lender, in writing, of (i) any loss, damage or destruction to the Collateral in the amount of [***] or more individually, whether or not covered by insurance and (ii) any change in the information which would require a material correction or material addition to Schedule I to the Security Agreement.
(g)
Immediately notify the Administrative Agent and each Lender, in writing, upon the occurrence of, upon a Responsible Officer becoming aware of, or upon receipt of notice from a third party of, (i) any Loan Party’s default pursuant to the terms of any Material Contract or lease to which such Loan Party is a party or (ii) the termination of, or the intent or threat to terminate, any such Material Contract or lease.
(h)
Upon the written request of the Administrative Agent following the occurrence of any event or the discovery of any condition which the Administrative Agent or the Required Lenders reasonably believe has caused (or could be reasonably expected to cause) the representations and warranties set forth in Section 5.09 to be untrue in any material respect, furnish or cause to be furnished to the Administrative Agent, at the Loan Parties’ expense, a report of an environmental assessment of reasonable scope, form and depth, (including, where appropriate, invasive soil or groundwater sampling) by a consultant reasonably acceptable to the Administrative Agent as to the nature and extent of the presence of any Hazardous Materials on any Facilities and as to the compliance by any Loan Party or any of its Subsidiaries with Environmental Laws at such Facilities. If the Loan Parties fail to deliver such an environmental report within [***] days after receipt of such written request then the Administrative Agent may arrange for same, and the Loan Parties hereby grant to the Administrative Agent and its representatives access to the Facilities to reasonably undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). The reasonable cost of any assessment arranged for by the Administrative Agent pursuant to this provision will be payable by the Loan Parties on demand and added to the obligations secured by the Collateral Documents.

Exhibit 10.6

(i)
Promptly (and in any event within [***] Business Days) notify the Administrative Agent and each Lender in writing of the occurrence of any Disposition of Collateral or receipt of Extraordinary Receipts.

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower Representative setting forth details of the occurrence referred to therein and stating what action the Borrowers have taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04
Payment of Obligations: Tax Returns.
(a)
Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all federal, material state income tax and other material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being Properly Contested; and (b) all lawful claims which, if unpaid, would by law become a Lien upon its Collateral unless the same are being Properly Contested.
(b)
Timely file or cause to be timely filed all federal, material state income tax and other material tax returns and are required to be filed.
6.05
Preservation of Existence, Material Contracts, Etc.
(a)
Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or Section 7.05.
(b)
Preserve, renew and maintain in full force and effect its good standing and qualification to do business under the Laws of the jurisdiction of its organization and in any other jurisdiction where failure to so maintain good standing or qualification would have or would reasonably be expected to constitute a Material Adverse Effect.
(c)
Preserve, renew and maintain all Governmental Approvals as are necessary for the conduct of its business as currently conducted and herein contemplated.
(d)
Preserve, register and renew whenever applicable all of its material registered patents, copyrights, trademarks, trade names and service marks.
(e)
Maintain all Material Contracts to which it is a party without any defaults that give rise to a right of any counterparty thereto to terminate or accelerate thereunder.
6.06
Maintenance of Properties.
(a)
Maintain, preserve and protect all of its property owned or used in the operation of its business in good working order and condition, ordinary wear and tear excepted.
(b)
Make all necessary repairs thereto and renewals and replacements thereof.

Exhibit 10.6

(c)
Use the standard of care typical in the industry in the operation and maintenance of its Facilities.
6.07
Maintenance of Insurance. Maintain or cause to be maintained, with financially sound and reputable insurers rated not less than A-, Class VII by Best’s, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party or the applicable Subsidiary operates, and maintain aviation insurances in accordance with the terms of the Security Agreement with respect to all Collateral.
6.08
Compliance with Laws. Comply with the requirements of all Laws and Governmental Approvals applicable to it (including Environmental Laws) and all orders, writs, injunctions and decrees applicable to it or to its business or Property, except in such instances in which such requirement of Law or order, writ, injunction or decree is being Properly Contested or except as could not reasonably be expected to have a Material Adverse Effect.
6.09
Books and Records.
(a)
Maintain proper books of record and account, in which full, true and correct entries shall be made of all financial transactions and matters involving the assets and business of such Loan Party or such Subsidiary, as the case may be, in each case in accordance with GAAP.
(b)
Maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over such Loan Party or such Subsidiary, as the case may be.
6.10
Inspection Rights. Permit (a) representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and conduct audits and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrowers and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Loan Parties, provided, so long as no Event of Default has occurred and is continuing, the Loan Parties shall only be obligated to reimburse the Administrative Agent and any such representative or independent contractor for the expenses of one such visit and inspection per calendar year, and (b) representatives and independent contractors of the Administrative Agent to conduct an semi-annual audit of the Collateral at the expense of the Borrowers and upon reasonable advance notice to the Borrowers, provided, that when a Default or an Event of Default exists the Administrative Agent (or any of its respective representatives or independent contractors) may do any of the foregoing at the expense of the Loan Parties at any time during normal business hours and without advance notice and, in the case of Collateral audits, as frequently as deemed necessary by the Administrative Agent. A representative of each Lender shall have the right to accompany the Administrative Agent in connection with all such inspections, audits and examinations (at such Lender’s sole cost and expense if a Default or an Event of Default has not occurred and is continuing). The inspection right provided under this Section 6.10 shall be separate and apart from the physical Appraisals required under Section 6.02(h).

Exhibit 10.6

6.11
Use of Proceeds.
(a)
Use proceeds of the Revolving Loans and Swingline Loans (x) to refinance Indebtedness under the Existing Credit Facilities, (y) to finance working capital requirements and (z) for other general corporate purposes (each, a “Permitted Use”).
(b)
Notwithstanding the foregoing, in no event shall the proceeds of the Credit Extensions be used in contravention of any Law or of any Loan Document.
6.12
Additional Subsidiaries. Simultaneously with (or such longer period as the Administrative Agent may provide at its sole option) any Acquisition or the formation of any Subsidiary:
(a)
notify the Administrative Agent thereof in writing, together with the following information with respect to the target of such Acquisition: (i) jurisdiction of formation, (ii) number of shares of each class of Capital Stock outstanding, (iii) number and percentage of outstanding shares of each class owned (directly or indirectly) by any Loan Party or any Subsidiary and (iv) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto; and
(b)
within [***] days (in each case, or such later date as may be approved in writing by the Administrative Agent at its sole option) of any Subsidiary (other than an Excluded Subsidiary) being formed, cause each Subsidiary formed to (A) become a Borrower or Guarantor (to be determined by the Administrative Agent absent the prior direction of the Required Lenders in their sole discretion) by executing and delivering to the Administrative Agent a joinder agreement or such other document as the Administrative Agent may reasonably request for such purpose, and (B) deliver to the Administrative Agent documents of the types referred to in Sections 4.01(b), (c), and (d) and take any actions required under Section 6.14, and, if requested by the Administrative Agent, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (A)), all in form, content and scope reasonably satisfactory to the Administrative Agent.
6.13
ERISA Compliance. Do, and cause each of its ERISA Affiliates to do, each of the following: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state Law; (b) cause each Plan that is qualified under Section 401(a) of the Internal Revenue Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412, Section 430 or Section 431 of the Internal Revenue Code.
6.14
Pledged Assets. (a) To the extent not delivered to the Administrative Agent on or before the Closing Date (including in respect of after-acquired property and Persons that become Subsidiaries of any Loan Party after the Closing Date), the Loan Parties will promptly (and in any event within [***] Business Days) deliver to the Administrative Agent such modifications to the terms of the Loan Documents (or, to the extent applicable as determined by the Administrative Agent, such other documents, including Deposit Account Control Agreements), in each case in form and substance reasonably satisfactory to the Administrative Agent and as the Administrative

Exhibit 10.6

Agent reasonably deems necessary or advisable in order to ensure that each Loan Party (including any Person required to become a Guarantor or Borrower pursuant to Section 6.12 hereof) shall effectively grant to the Administrative Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in all Collateral, as security for the Obligations of such Loan Party.
(b)
With respect to each Account for which either the perfection, enforceability, or validity of the Administrative Agent’s Liens in such Account, or the Administrative Agent’s right or ability to obtain direct payment to the Administrative Agent of the proceeds of such Account, is governed by any federal, state, or local statutory requirements other than those of the UCC, the Loan Parties will take such steps as may be required or as the Administrative Agent may from time to time reasonably request to ensure such perfection, enforceability, validity of the Lien or right to obtain direct payment, including compliance with the Federal Assignment of Claims Act of 1940.
6.15
Covenant with Respect to Environmental Matters. In respect of all environmental matters:
(a)
comply in all material respects with the requirements of all federal, state, and local Environmental Laws applicable to the Loan Parties or their Property; notify the Administrative Agent promptly in the event of any spill, release or disposal of Hazardous Material on, or hazardous waste pollution or contamination affecting, the Facilities in material violation of applicable Environmental Laws of which a Loan Party has actual knowledge; forward to the Administrative Agent promptly any written notices relating to such matters received from any Governmental Authority; and pay when due any fine or assessment against the Facilities, provided, that the Loan Parties shall not be required to pay any such fine or assessment so long as the validity thereof shall be Properly Contested; and provided further that, in any event, payment of any such fine or assessment shall be made before any of their Property shall be subjected to a Lien or be seized or sold in satisfaction thereof;
(b)
promptly notify the Administrative Agent upon becoming aware of any fact or change in circumstances that would be expected to cause any of the representations and warranties contained in Section 5.09 to cease to be true in all material respects (without duplication of any materiality qualifier therein) for any time before the Termination Date;
(c)
not become involved, and will not knowingly permit any tenant of the Facilities to become involved, in any operations at the Facilities generating, storing, disposing, or handling Hazardous Materials in material violation of applicable Environmental Laws or any other activity that could lead to the imposition on any Lender or the Administrative Agent of any liability, or the imposition on the Loan Parties or the Facilities of any material liability or any lien under any Environmental Laws;
(d)
promptly contain or remove any Hazardous Materials found on the Facilities in violation of any applicable Environmental Law, which containment or removal must be done in compliance with applicable Environmental Laws and at the Borrowers’ expense; and the Borrowers agree that the Administrative Agent has the right, at its sole option but at the Borrowers’ expense, to have an environmental engineer or other representative review the work being done; and

Exhibit 10.6

(e)
indemnify, protect, defend and hold harmless each Indemnitee from and against and all liabilities, obligations, losses, damages (including, consequential damages), penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, the reasonable fees and disbursements of counsel for and consultants of such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), which may be imposed on, incurred by, or asserted against such Indemnitees (whether direct, indirect, or consequential) now or hereafter arising as a result of any claim for environmental cleanup costs, any resulting damage to the environment and any other environmental claims against any Loan Party, any Lender, the Administrative Agent, any other Indemnitee or the Facilities. The provisions of this Section 6.15(e) shall continue in effect and shall survive the Termination Date.
6.16
Lenders Meetings. The Loan Parties will, upon the request of the Administrative Agent, participate in a meeting of the Administrative Agent and Lenders once during each Fiscal Year to be held at the Borrowers’ corporate offices (or at such other location as may be agreed to by the Borrowers and the Administrative Agent) at such time as may be agreed to by the Borrowers and the Administrative Agent, provided that during the existence of an Event of Default, meetings may be held more frequently than once per Fiscal Year.
6.17
Post-Closing Covenants. The Loan Parties shall satisfy the requirements and/or provide to the Administrative Agent each of the documents, instruments, agreements and information set forth on Schedule 6.17, in form and substance reasonably acceptable to the Administrative Agent, on or before the date specified for such requirement in such Schedule or such later date to be determined by the Administrative Agent, at its sole option, each of which shall be completed or provided in form and substance satisfactory to the Administrative Agent.
6.18
Patriot Act; OFAC. (a) Comply with the Patriot Act, (b) use no part of the proceeds of the Loans, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, and (c) comply with the OFAC Sanctions.
6.19
Asset Monitoring and Inspections; Field Exams; Inventory Tracking System. (a) The Loan Parties will conduct asset and maintenance monitoring of all Eligible Spare Engines and Eligible Spare Parts consistent with past practices and in accordance with their operating guidelines.
(b)
In connection with the Loan Parties asset and maintenance monitoring activities, the Loan Parties will make the Eligible Spare Engines and Eligible Spare Parts Inventory (including any records and any Spare Parts Inventory Tracking system) available for inspection by the Administrative Agent at such times as the Administrative Agent may reasonably request, provided that so long as no Default or Event of Default has occurred and is continuing (i) no such inspection shall unreasonably interrupt the normal business operations of the Loan Parties, (ii) the Administrative Agent shall only be entitled to conduct such inspections of any Spare Parts Locations twice during any twelve-month period.

Exhibit 10.6

(c)
Not later than thirty (30) days following the Closing Date, the Administrative Agent, the Borrowers and any other relevant Person shall have entered into a collateral assignment of license agreement acknowledged by the provider of such license which permits the Administrative Agent, upon the notification of an Event of Default by the Administrative Agent to such provider, to utilize the relevant software or other intellectual property necessary to use or operate the Tracking System (as defined in the Security Agreement), and covering such other matters relating to the Loan Parties and this Agreement and the other Loan Documents as the Administrative Agent shall reasonably request. If the Borrowers shall institute any replacement Tracking System, at the time of implementation of such replacement Tracking System, the Borrowers and any other relevant Person shall have entered into a collateral assignment of license agreement acknowledged by the provider of such license which permits the Administrative Agent, upon the notification of an Event of Default by the Administrative Agent to such provider, to utilize the relevant software or other intellectual property necessary to use or operate the Tracking System (as defined in the Security Agreement), and covering such other matters relating to the Loan Parties and this Agreement and the other Loan Documents as the Administrative Agent shall reasonably request. The Administrative Agent may, from time to time, waive this requirement for a collateral assignment of license agreement and upon such waiver the Borrowers shall provide in lieu to the Administrative Agent detailed monthly reporting of all their Spare Parts Inventory. Such monthly report is to be in digital form and is to be provided to the Administrative Agent twenty five (25) days after the end of each fiscal month. Should a Default or Event of Default have occurred and be continuing, the Administrative Agent is entitled to request, at any frequency and in form and substance satisfactory to the Administrative Agent, additional Spare Parts Inventory data.
6.20
Separateness. The Loan Parties will observe all corporate formalities necessary to remain legal entities separate and distinct from one another.
6.21
Borrowing Base Determinations and Prepayments. No later than each Borrowing Base Certificate Date, the Borrowers shall calculate the Borrowing Base and deliver a Borrowing Base Certificate substantially in the form of Exhibit F hereto, which shall be executed by a Responsible Officer of the Borrower Representative demonstrating (A) the Borrower’s calculation of the OLV Ratio as of such Borrowing Base Certificate Date and (B) that no Borrowing Base Deficiency exists as of such Borrowing Base Certificate Date taking into account (i) any repayment being made on such Borrowing Base Certificate Date, (ii) any prepayment being made pursuant to Section 2.05(b)(iii) on such Borrowing Base Certificate Date, (iii) any Credit Extension being made on such Borrowing Base Certificate Date, and (iv) any Disposition occurring. In the case of a Borrowing Base Certificate delivered in connection with a Disposition, all calculations shall be done on a pro forma basis assuming that related Disposition has been consummated (including the related payment or Credit Extension).
6.22
Certificated Air Carrier. Mesa shall at all times remain a Certificated Air Carrier.

Exhibit 10.6

Article 7

NEGATIVE COVENANTS

On the Closing Date and at all times thereafter until and including the Termination Date, no Loan Party shall (or when specifically provided below, nor shall it permit any Subsidiary to), directly or indirectly:

7.01
[Reserved].
7.02
Liens. Create, incur, assume or suffer to exist any Lien upon any Collateral, whether now owned or hereafter acquired, other than the following:
(a)
Liens pursuant to any Loan Document in favor of the Administrative Agent and the Lenders;
(b)
Liens (other than Liens imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or which are being Properly Contested;
(c)
statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable or, if due and payable, (i) are unfiled and no other action has been taken to enforce the same or (ii) are being Properly Contested;
(d)
Liens in favor of airport, customs and revenue authorities arising as a matter of law to secure payment of customs duties and in connection with the importation of goods in the ordinary course of business which are not overdue or which are being contested in good faith by appropriate proceedings promptly instituted and diligently pursued; and
(e)
Liens consisting of judgment, appeal bonds, judicial attachment liens or other similar Liens arising in connection with court proceedings, provided that the enforcement of such Liens is effectively stayed and all such Liens secure judgments the existence of which do not constitute an Event of Default under Section 9.01(h).
7.03
[Reserved].
7.04
Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person or sell or transfer substantially all of the assets of any Loan Party to another Person; provided, however, that, subject to the terms of Sections 6.12 and 6.14 (a) any Loan Party other than Holdings may merge or consolidate with, or sell or transfer substantially all of its assets to, any other Loan Party other than Holdings, provided that, if such transaction involves a Borrower, such Borrower is the surviving (or purchasing) entity, (b) any Wholly Owned Subsidiary that is not a Loan Party may merge or consolidate with, or sell or transfer substantially all of its assets to, any other Wholly Owned Subsidiary that is not a Loan Party or a Loan Party other than Holdings, provided that, if such transaction involves a Loan Party, the Loan Party is the surviving (or purchasing) entity, and (c) any Wholly Owned Subsidiary may dissolve, liquidate or wind up its affairs at any time provided that such dissolution, liquidation or winding up, as applicable, could

Exhibit 10.6

not reasonably be expected to have a Material Adverse Effect and all of its assets and business is transferred to a Loan Party in any manner reasonably satisfactory to the Administrative Agent. Notwithstanding anything in the foregoing to the contrary, no merger, consolidation, or sale or transfer of substantially all its assets, otherwise permitted under any of the foregoing provisos shall be permitted if any Loan Party would not be Solvent after giving effect to such merger, consolidation, sale or transfer.
7.05
Dispositions. Except to the extent otherwise permitted in the Security Agreement, no Borrower will, nor will any Borrower permit any Subsidiary or any other Person acting by, through or under it to, sell, transfer, lease or dispose of any of the Collateral without the prior written consent of the Administrative Agent, which consent may be withheld in the Administrative Agent’s sole discretion. Notwithstanding the foregoing or anything to the contrary set forth in the Security Agreement, the Borrowers shall be permitted to sell, transfer and dispose of (i) Collateral not constituting Eligible Spare Parts, Platform Spare Parts or Eligible Spare Engines, (ii) Collateral consisting of Eligible Spare Parts or Platform Spare Parts in an amount up to [***] per calendar month, and (iii) Collateral consisting of Eligible Spare Engines, in each case, without the consent of the Administrative Agent and without penalty, and solely with respect to clauses (ii) and (iii) above, so long as the Net Cash Proceeds from such sales are used to prepay the Loans in accordance with Section 2.05(b) of this Agreement.
7.06
[Reserved].
7.07
Change in Nature of Business. Engage to any material extent in any business different from the business conducted by the Loan Parties and their Subsidiaries on the Closing Date and businesses reasonably related thereto.
7.08
Transactions with Affiliates and Insiders. Enter into or permit to exist any transaction or series of transactions with any officer, director or Affiliate of such Person other than (a) transactions between the Loan Parties, (b) intercompany transactions expressly permitted by Section 7.04 or 7.05, (c) customary and reasonable compensation and reimbursement of expenses of officers and directors, and (d) except as otherwise specifically limited in this Agreement, other transactions which are entered into in the ordinary course of such Person’s business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arm’s length transaction with a Person other than an officer, director or Affiliate.
7.09
Burdensome Agreements. (a) Enter into or permit to exist any Contractual Obligation that encumbers or restricts the ability of any Loan Party or any Subsidiary to (i) pay dividends or make any other distributions to any Loan Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (ii) pay any Indebtedness or other obligation owed to any Loan Party, (iii) make loans or advances to any Loan Party, (iv) sell, lease or transfer any of its Collateral to any Loan Party, (v) grant any Lien on any of its Collateral to secure the Obligations pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof or (vi) act as a Loan Party pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (i)-(vi) above) for (A) this Agreement and the other Loan Documents, (B) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to

Exhibit 10.6

such Permitted Lien, (C) customary restrictions and conditions contained in any agreement relating to the sale of any Collateral permitted under Section 7.05 pending the consummation of such sale, and (D) customary restrictions on assignment contained in leases, licenses and other contracts entered into in the ordinary course of business with third parties and not for the purpose of circumventing any provision of this Agreement; or
(b)
Enter into or permit to exist any Contractual Obligation that requires the grant of any security for any obligation (other than Permitted Liens) if such property is given as security for the Obligations.
7.10
Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose.
7.11
Amendments of AAR Related Documents; Amendments to Certain Agreements.
(a)
Amend or otherwise modify the terms of any AAR Related Document to the extent such amendment or modification could have a Material Adverse Effect.
(b)
Pay any Earn-Out Obligations prior to the due date for such obligations or when a Default or an Event of Default is continuing.
7.12
Organization Documents; Fiscal Year; Legal Name, State of Formation and Form of Entity.
(a)
Amend, modify or change its Organization Documents in a manner which is adverse to the interests of the Administrative Agent or the Lenders.
(b)
Change its Fiscal Year.
(c)
Change its name or its state of formation or form of organization without providing thirty (30) days prior written notice to the Administrative Agent, provided that nothing herein shall permit any Loan Party to change its state of formation in a state or jurisdiction outside the United States.
(d)
Make any significant change in accounting treatment or reporting practices, except as required by GAAP.
7.13
Ownership of Subsidiaries. Notwithstanding any other provisions of this Agreement to the contrary, (i) permit any Person (other than any Borrower or any Wholly Owned Subsidiary) to own any Capital Stock of any Subsidiary, except to qualify directors where required by applicable law or to satisfy other requirements of applicable law with respect to the ownership of Capital Stock of Foreign Subsidiaries, or (ii) create, incur, assume or suffer to exist any Lien on any Capital Stock of any Subsidiary other than pursuant to the Loan Documents.

Exhibit 10.6

7.14
Sale and Leaseback Transactions. Enter into any Sale and Leaseback Transaction involving Collateral included in the calculation of Borrowing Base in the most recently delivered Borrowing Base Certificate.
Article 8

FINANCIAL COVENANTS
8.01
Financial Covenants. So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Loan Parties agree that:
(a)
Consolidated Interest and Rental Coverage Ratio. [***]

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
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[***]	[***]
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[***]	[***]
[***]	[***]
[***]	[***]

(b)
Consolidated Unfinanced Capital Expenditures. The Consolidated Unfinanced Capital Expenditures shall not be greater than [***] during any Fiscal Year.
Article 9

EVENTS OF DEFAULT AND REMEDIES
9.01
Events of Default. Any of the following shall constitute an Event of Default:
(a)
Non-Payment. Any Borrower or any other Loan Party fails to pay when and as required to be paid pursuant to this Agreement or any other Loan Document, (i) any amount of principal of any Loan or any Letter of Credit Liabilities, or (ii) within [***] Business Days after the same becomes due, any interest on any Loan or any Letter of Credit Liabilities, or any commitment fee, utilization fee or other fee due hereunder, or (iii) within [***] Business Day after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

Exhibit 10.6

(b)
Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Sections 6.01, 6.02, 6.03, 6.05 (with respect to each Borrower’s existence), 6.07, 6.10, 6.11, 6.12, 6.14, 6.18, 6.19, 6.22, Article 7, Article 8 or Article 10; or
(c)
Other Defaults. (i) An event of default has occurred under any other Loan Document, (ii) any of the Material Contracts listed in paragraphs 8 and 9 of Schedule 5.23 are terminated, or (iii) any Loan Party fails to perform, observe or comply with any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document or any Material Contract and such failure continues for [***] days after the earlier of (x) a Responsible Officer of any Loan Party becoming aware of such failure or (y) notice thereof to any Loan Party by the Administrative Agent or any Lender; or
(d)
Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made (except to the extent already qualified by knowledge, materiality or Material Adverse Effect, in which case it shall be true and correct in all respects and shall not be incorrect or misleading in any respect); or
(e)
Cross-Default. (i) Any Loan Party or any Subsidiary fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of one or more items of Indebtedness having an aggregate principal amount (including undrawn committed or available amounts) of more [***] ; or (ii) any Loan Party or any Subsidiary fails to observe or perform any other agreement or condition relating to any such Indebtedness having an aggregate principal amount (including undrawn committed or available amounts) of more [***] or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, and a forbearance or similar limitation on the exercise of such rights and remedies, including the right to terminate, is not in effect within [***] Business Days of the occurrence of the default or breach. Upon the cure or waiver of any such default or breach, the Event of Default under this Section 9.01(e) caused by such default or breach shall be automatically cured; or
(f)
Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its Property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for [***] calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its Property is instituted without the consent of such Person and such Person fails to challenge such

Exhibit 10.6

Proceeding or such Proceeding is challenged but continues undismissed or unstayed for [***] calendar days, or an order for relief is entered in any such proceeding; or
(g)
Inability to Pay Debts; Attachment. (i) Any Loan Party or any of its Subsidiaries becomes unable to or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the Property of any such Loan Party or any Loan Party otherwise becomes insolvent; or
(h)
Judgments. There is entered against any Loan Party or any of its Subsidiaries (i) one or more final judgments or orders for the payment of money (including a disgorgement order issued by a Governmental Authority) in an aggregate amount exceeding [***] (to the extent not covered by independent third-party insurance as to which the insurer has not disclaimed its obligation to cover), or (ii) one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of [***] consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
(i)
ERISA. (i) An ERISA Event occurs which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of [***], or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of [***]; or
(j)
Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect or ceases to give the Administrative Agent, for the benefit of the Lenders, a valid and perfected Lien in any Collateral purported to be covered by the Loan Documents with the priority required by the relevant Loan Document (except to the extent perfection is deferred pursuant to the terms of Schedule 6.17); or any Loan Party or any other Affiliate of a Loan Party contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or
(k)
Change of Control. There occurs any Change of Control; or
(l)
Controlled Account. There shall occur any rescission, revocation or modification of any instruction or agreement regarding any Controlled Accounts, including but not limited to the Standing Transfer Instructions, or any such instruction or agreement is amended or terminated without the written consent of the Administrative Agent, provided, however, that so long as a Loan Party is diligently attempting to remedy such action, the Loan Parties shall have an additional period of time as may be necessary to cure, not to extend beyond the earlier of the Maturity Date and [***] Business Days after the earlier of (x) a Responsible Officer of any Loan

Exhibit 10.6

Party becoming aware of such action or (y) notice thereof to any Loan Party by the Administrative Agent or any Lender to complete such remedy.
9.02
Remedies upon Event of Default. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent may, and upon the direction of the Required Lenders shall, take any or all of the following actions:
(a)
declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers or Support Providers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(b)
declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Loan Parties;
(c)
require that the Borrowers Cash Collateralize the total Letter of Credit Liabilities (in an amount equal to [***] the total Letter of Credit Liabilities as of such date) and prepay Letter of Credit fees; and
(d)
exercise on behalf of itself and the other Secured Parties any and all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any Event of Default described in Section 9.01(f) or 9.01(g), the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions and Support Providers to issue Support Agreements shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Loan Parties to Cash Collateralize the total Letter of Credit Liabilities as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender. Except as expressly provided for herein, presentment, demand, protest and all other notices (including notice of acceleration and notice of intent to accelerate) of any kind are hereby waived by the Borrowers.

9.03
[Reserved].
9.04
Application of Funds. Upon the occurrence and during the continuance of an Event of Default (or after the Loans have otherwise become due and payable and the Letter of Credit Liabilities have been required to be Cash Collateralized as set forth in the proviso to Section 9.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order upon the Administrative Agent’s election or the direction of the Required Lenders:
(a)
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses, protective advances and other amounts (including Attorney Costs and amounts payable under Article 3) payable or reimbursable to the Administrative Agent in its capacity as such;

Exhibit 10.6

(b)
Second, to payment of that portion of the Obligations constituting fees payable to the Lenders, ratably among them in proportion to the fees payable to them;
(c)
Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and Unreimbursed Amounts and fees, premiums and scheduled periodic payments, and any interest accrued thereon, ratably among the Secured Parties in proportion to the respective amounts described in this clause (c) held by them;
(d)
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and Unreimbursed Amounts, to Cash Collateralize that portion of Letter of Credit Liabilities comprised of the aggregate undrawn amount of Letters of Credit and Support Agreements (together with aggregate facing and similar fees and expenses of the issuers of the Letters of Credit that will accrue on such Letters of Credit through the stated expiry of such Letters of Credit (assuming no drawings thereon before stated expiry date)), ratably among the Secured Parties in proportion to the respective amounts described in this clause (d) held by them;
(e)
Fifth, to the payment of any other unpaid Obligations to Cash Collateralize any other contingent Obligations which are not yet due and payable but with respect to which a claim has been or may reasonably be expected to be asserted by the applicable Secured Party in an amount estimated by Administrative Agent to be the amount of related costs, expenses and indemnification Obligations that may become due and payable; and
(f)
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit and Support Agreements pursuant to clause (d) above shall be applied to satisfy drawings under such Letters of Credit and Support Agreements if and as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit and Support Agreements have either been fully drawn or expired, and all Unreimbursed Amounts have been paid, such remaining amount shall be applied to other Obligations, if any, in the order set forth above.

Article 10

GUARANTY
10.01
The Guaranty. Each Guarantor hereby guarantees to each Secured Party and the Administrative Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment and performance of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof. Each Guarantor hereby further agrees that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), each Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal (collectively, the “Guaranteed Obligations”).

Exhibit 10.6

Subject to Section 10.06 and the last sentence of this Section 10.01 below, the Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which the Administrative Agent or any Secured Party may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of any Guaranteed Obligations to be paid when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), the Guarantors will, upon demand pay, or cause to be paid, in cash, to the Administrative Agent for the ratable benefit of Secured Parties, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for any Borrower’s becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against any Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to the Secured Parties as aforesaid.

Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, the Guaranteed Obligations of each Guarantor under this Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws.

10.02
Obligations Unconditional. The Guaranteed Obligations of each Guarantor under Section 10.01 are joint and several and absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 10.02 that the obligations of each Guarantor hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrowers or any other Guarantor for amounts paid under this Article 10 until the Termination Date. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain joint and several and absolute and unconditional as described above:
(a)
at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;
(b)
any of the acts mentioned in any of the provisions of any of the Loan Documents or any other agreement or instrument referred to in the Loan Documents shall be done or omitted;
(c)
the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents or any other agreement or instrument referred to in the Loan Documents shall

Exhibit 10.6

be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;
(d)
any Lien granted to, or in favor of, the Administrative Agent or any Secured Party or Secured Parties as security for any of the Obligations shall fail to attach or be perfected;
(e)
any of the Obligations shall be determined to be void or voidable (including for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including any creditor of any Guarantor); or
(f)
any other action or inaction shall occur that might constitute a surety defense.
10.03
Reinstatement. The Guaranteed Obligations of any Guarantor under this Article 10 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Secured Party on demand for all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented fees and expenses of one outside counsel) incurred by the Administrative Agent or such Secured Party in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law. This paragraph shall survive any termination of this Agreement.
10.04
Waivers.
(a)
Each Guarantor hereby waives, to the fullest extent permitted by Law, for the benefit of the Administrative Agent and each Secured Party: (a) any right to require the Administrative Agent or any Secured Party, as a condition of payment or performance by such Guarantor, to (i) proceed against any Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from any Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of the Administrative Agent and Secured Parties in favor of any Borrower or any other Person, or (iv) pursue any other remedy in the power of the Administrative Agent and the Secured Parties whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of any Borrower or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal or any law, rule, regulation, or order of any jurisdiction affecting any term of the Guaranteed Obligations; (d) any defense based upon the Administrative Agent’s or any Secured Party’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict

Exhibit 10.6

with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that the Administrative Agent and the Secured Parties protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default under any Loan Document or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to any Borrower and notices of any of the matters referred to in Section 10.02 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof. Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation to the extent permitted by Section 10.02; provided, however, Guarantor agrees that such rights shall be automatically (and without any further action) irrevocably waived and released if such security is acquired by a Person as a result of the exercise of the remedies under the Loan Documents.
10.05
Remedies. Each Guarantor agrees that, to the fullest extent permitted by law, as between such Guarantor, on the one hand, and the Administrative Agent and the Secured Parties, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 9.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 9.02) for purposes of Section 10.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by each Guarantor for purposes of Section 10.01. Each Guarantor acknowledges and agrees that its Guaranteed Obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the Secured Parties may exercise their remedies thereunder in accordance with the terms thereof.
10.06
Contribution by Guarantors. All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their respective obligations arising under this Guaranty. [***]. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 10.06 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 10.06 and a right to receive any Fair Share Contribution Amount shall be deemed an asset of the Guarantor entitled to such amount.
10.07
Guarantee of Payment; Continuing Guarantee. The guarantee in this Article 10 is an absolute and unconditional guaranty of payment and not of collection, is a continuing and irrevocable guarantee, and shall apply to all Obligations whenever arising.

Exhibit 10.6

10.08
Subordination of Other Obligations. Any Indebtedness of any Borrower or any Guarantor or any Subsidiary now or hereafter owing to any Loan Party (the “Obligee”) is hereby subordinated in right of payment to the Obligations (and any Lien now or hereafter securing such Indebtedness is hereby subordinated in priority to the Liens of Administrative Agent now or hereafter securing any of the Obligations), and any such Indebtedness collected or received by the Obligee after an Event of Default has occurred and is continuing shall be held in trust for the Administrative Agent for its benefit and the benefit of the Secured Parties and shall forthwith be paid over to Administrative Agent for its benefit and the benefit of the Secured Parties to be credited and applied against the Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee under any other provision hereof. No Obligee shall exercise any remedy with respect to such Indebtedness prior to the Termination Date.
Article 11

THE ADMINISTRATIVE AGENT
11.01
Appointment and Authorization of Administrative Agent. (a) Each Secured Party hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Secured Party or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
(b)
Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each Support Provider shall act on behalf of the Lenders with respect to any Support Agreements entered into by it and the documents associated therewith and each L/C Issuer and Support Provider, respectively, shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article 11 with respect to any acts taken or omissions suffered by such L/C Issuer or Support Provider in connection with Letters of Credit and Support Agreements issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit and Support Agreements as fully as if the term “Administrative Agent” as used in this Article 11 and in the definition of “Agent-Related Person” included such L/C Issuer or Support Provider with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuers or Support Providers.

Exhibit 10.6

(c)
Swingline Lender shall act on behalf of the Lenders with respect to any Swingline Loan made by it and the documents associated therewith, and the Swingline Lender shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article 11 with respect to any acts taken or omissions suffered by the Swingline Lender in connection with the Swingline Loans made by it or proposed to be made by it as fully as if the term “Administrative Agent” as used in this Article 11 and in the definition of “Agent-Related Person” included the Swingline Lender with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the Swingline Lender.
11.02
Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through its, or its Affiliates’, agents, employees or attorneys-in-fact and shall be entitled to obtain and rely upon the advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of the Administrative Agent’s gross negligence or willful misconduct (as finally determined in a non-appealable decision of a court of competent jurisdiction).
11.03
Liability of Administrative Agent. No Agent-Related Person shall be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby, and each Loan Party and Secured Party hereby waives and agrees not to assert any right, claim or cause of action based thereon, except to the extent of liabilities resulting from its own gross negligence or willful misconduct in connection with its duties expressly set forth herein, as finally determined in a non-appealable decision of a court of competent jurisdiction. Without limiting the foregoing, no Agent-Related Person shall be: (i) responsible or have any obligation to any other Secured Party for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any recital, statement, warranty or representation in, this Agreement, any other Loan Document or any related agreement, document or order; (ii) required or have any obligation to ascertain, monitor or enforce or to make any inquiry concerning the performance or observance by any Loan Party and any Lender of any of the terms, conditions, covenants, or agreements of this Agreement or any of the other Loan Documents; (iii) responsible for or have any duty to ascertain or monitor or to inquire into whether a condition set forth in any Loan Document is satisfied, or waived, including any condition set forth in Article 4 hereof; (iv) responsible or have any obligation to any other Secured Party for the state or condition of any properties of the Loan Parties constituting Collateral for the Obligations or any information contained in the books or records of the Loan Parties; (v) responsible or have any obligation to any other Secured Party for the validity, enforceability, collectability, effectiveness or genuineness of this Agreement or any other Loan Document or any other certificate, document or instrument furnished in connection therewith; (vi) liable with respect to or arising out of any assignment or participation of the Obligations, or disclosure of any information, to any Secured Party or such Secured Party’s representatives, Approved Funds or Affiliates; or (vii) responsible or have any obligation to any other Secured Party to assure that the Collateral exists or is owned by the Loan Parties or is cared for, protected, or insured or has been encumbered, or that the Liens granted to the Administrative Agent therein have been properly or sufficiently or lawfully created, perfected (or continue to be perfected), protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and

Exhibit 10.6

powers granted or available to the Administrative Agent pursuant to any of the Loan Documents. In addition to and not in limitation of the foregoing, it is understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Administrative Agent may act in any manner it may deem appropriate, in its sole discretion, given the Administrative Agent’s own interest in the Collateral in its capacity as one of the Secured Parties and that the Administrative Agent shall have no other duty or liability whatsoever to any Secured Party as to any of the foregoing, including, without limitation, the preparation, form or filing of any Uniform Commercial Code financing statement, amendment or continuation or of any other type of document related to the creation, perfection, continuation or priority of any Lien as to any property of the Loan Parties.
11.04
Reliance by Administrative Agent. (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Secured Parties against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Secured Parties. Notwithstanding the foregoing, the Administrative Agent shall not be required to take, or to omit to take, any action that is, in the opinion of the Administrative Agent or its counsel, contrary to any Loan Document or applicable Requirement of Law.
(b)
For purposes of determining compliance with the conditions specified in Article 4, each Lender that has signed this Agreement (or an addendum or joinder to this Agreement) shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
11.05
Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default and/or Event of Default, unless the Administrative Agent shall have received written notice from a Lender or any Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default and/or Event of Default as may be directed by the Required Lenders in accordance with Article 9, provided, that unless and until the Administrative Agent has received any such direction in accordance with Section 11.04, the Administrative Agent may (but shall not be obligated to) take any action, or

Exhibit 10.6

refrain from taking any action, with respect to such Default and/or Event of Default as it shall deem advisable or in the best interest of the Lenders.
11.06
Credit Decision; Disclosure of Information by Administrative Agent. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent-Related Person hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, no Agent-Related Person shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.
11.07
Indemnification of Administrative Agent. The Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence or willful misconduct; provided, however, that no action taken in furtherance of the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 11.07. Without limitation of the foregoing, each Lender shall reimburse each Agent-Related Person upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by any Agent-Related Person in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein. The obligations of the Lenders hereunder shall not diminish the obligations of the Borrowers to indemnify and reimburse the Agent-Related Parties for such amounts. The Administrative Agent may in its discretion first seek payment from

Exhibit 10.6

the Lenders hereunder before seeking payment from the Borrowers for such amounts or may seek payments first from the Borrowers. In any event, any amounts received from Borrowers as reimbursement for amounts already reimbursed by Lenders shall be paid to Lenders in accordance with the terms hereof. The undertaking in this Section 11.07 shall survive the Termination Date and the resignation of the Administrative Agent.
11.08
Administrative Agent in its Individual Capacity. Administrative Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Administrative Agent were not the Administrative Agent, Support Provider or an L/C Issuer hereunder and without notice to or consent of any Secured Party. The Secured Parties acknowledge that, pursuant to such activities, Administrative Agent or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Administrative Agent and/or its Affiliates (as applicable) shall have the same rights and powers under this Agreement as any other Secured Party and may exercise such rights and powers as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” include the Administrative Agent and/or its Affiliates (as applicable) in its individual capacity.
11.09
Successor Administrative Agent. The Administrative Agent may resign as the Administrative Agent upon [***] days’ notice to the Lenders (or without any such notice if in connection with the consummation of the purchase of certain of the Obligations pursuant an intercreditor arrangement), provided that any such resignation by the Administrative Agent may also constitute its resignation as the L/C Issuer, Support Provider and Swingline Lender (if applicable). If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders (or the Affiliates thereof) a successor administrative agent for the Lenders, which successor administrative agent shall (unless an Event of Default has occurred and is continuing) be subject to the approval of the Borrower Representative (which approval shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders, a successor administrative agent from among the Lenders (or the Affiliates thereof). Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent (and Support Provider, L/C Issuer and Swingline Lender (if the retiring Administrative Agent desires to resign therefrom)) and the respective terms “Administrative Agent”, “Support Provider”, “L/C Issuer” and “Swingline Lender” shall mean such successor administrative agent, Letter of Credit issuer, support provider, and swingline lender, and the retiring Administrative Agent’s appointment, powers and duties in such capacities shall be terminated without any other further act or deed on its behalf. After any retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Article 11 and Sections 12.04 and 12.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement or while it was actively engaged in transferring its rights and obligations as Administrative Agent to the successor administrative agent. If no successor administrative agent has accepted appointment as the Administrative Agent by the date [***] days following a retiring

Exhibit 10.6

Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Required Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor administrative agent as provided for above. No Person may be removed from its capacity as Administrative Agent.
11.10
Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan, Letter of Credit Liabilities or Swingline Exposure shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Loan Parties) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)
to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letter of Credit Liabilities, Swingline Exposures and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Secured Parties and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Secured Parties and the Administrative Agent and their respective agents and counsel and all other amounts due the Secured Parties and the Administrative Agent under Sections 2.09 and 12.04) allowed in such judicial proceeding; and
(b)
to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Secured Parties, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 12.04.

11.11
Collateral and Guaranty Matters. The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Guarantor and any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Document (i) upon the Termination Date, (ii) that is transferred or to be transferred as part of or in connection with any Disposition permitted hereunder or under any other Loan Document, or (iii) as approved in accordance with Section 12.01, and to execute in connection with such events such payoff letters and related documentation in form and substance satisfactory to Administrative Agent, in its sole discretion, as shall in Administrative Agent’s sole discretion be deemed advisable or as the Loan Parties may reasonably request. In connection with any such release, each Lender, the L/C Issuer and the Support Providers hereby direct the Administrative Agent, and the Administrative Agent agrees that it shall, upon the reasonable request of the Borrower Representative (and except in the case where the Termination Date has actually occurred, so long as no Default or Event of Default then exists), to (i) promptly execute and deliver or file such documents and perform other actions

Exhibit 10.6

reasonably requested to release the guaranties and the Liens and (ii) deliver to the Loan Parties any portion of such Collateral so released in the possession of the Administrative Agent or as otherwise required under any Loan Documents or applicable Law, in each case without recourse, representation or warranty. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of Collateral, pursuant to this Section 11.11.

The Secured Parties hereby irrevocably authorize Administrative Agent (absent, with respect to any particular transaction, Administrative Agent receiving contrary written bidding instructions from the Required Lenders before such transaction), to credit bid all or any portion of the Obligations (including, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Section 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Capital Stock or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid Administrative Agent shall be authorized (i) to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Capital Stock thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (h) of Section 12.01 of this Agreement (provided that, in any event, the consent of each Lender shall be required for any amendment that would treat or attempts to treat a Lender or a class of Lenders in a manner different than all other Lenders), and (iii) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Capital Stock and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

11.12
Other Agents; Arrangers and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “documentation agent,” “co-agent,” “book manager,” “lead manager,” “arranger,” “lead arranger” or “co-arranger” (each, an “Additional Titled Agent”) shall have any right, power, obligation,

Exhibit 10.6

liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, no Additional Titled Agent shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any Additional Titled Agent in deciding to enter into this Agreement or in taking or not taking action hereunder. At any time that any Lender serving as an Additional Titled Agent shall have transferred to any other Person (other than any Affiliates) all of its interests in the Loans, such Lender shall be deemed to have concurrently resigned as such Additional Titled Agent.
11.13
Additional Secured Parties. The benefit of the provisions of the Loan Documents directly relating to the Collateral or any Lien granted thereunder shall extend to and be available to any Secured Party that is not a Lender, L/C Issuer or Support Provider as long as, by accepting such benefits, such Secured Party agrees, as among the Administrative Agent and all other Secured Parties, that such Secured Party is bound by (and, if requested by the Administrative Agent, shall confirm such agreement in a writing in form and substance acceptable to the Administrative Agent) this Article 11, Section 2.13 (Sharing of Payments), Section 12.08 (Confidentiality) and Section 12.09 (Setoff) as each may be in effect from time to time, and the decisions and actions of the Administrative Agent and the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders) to the same extent a Lender is bound, provided, however, that, notwithstanding the foregoing, (a) such Secured Party shall be bound by Section 11.07 (Indemnification of Administrative Agent) only to the extent of liabilities, costs and expenses with respect to or otherwise relating to the Collateral held for the benefit of such Secured Party, in which case the obligations of such Secured Party thereunder shall not be limited by any concept of ratability or similar concept, (b) except as set forth specifically herein as to such Secured Party (rather than the Secured Parties generally), each of the Administrative Agent, the Lenders, the L/C Issuers and the Support Providers shall be entitled to act at its sole discretion, without regard to the interest of such Secured Party, regardless of whether any Obligation to such Secured Party thereafter remains outstanding, is deprived of the benefit of the Collateral, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Secured Party or any such Obligation and (c) except as set forth specifically herein as to such Secured Party (rather than the Secured Parties generally), such Secured Party shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under any Loan Document.
11.14
Exclusive Right to Enforce Rights and Remedies. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them or in respect of the Collateral are hereby granted to, and shall be vested exclusively in, and all actions and Proceedings in connection with any such enforcement shall be instituted and maintained exclusively by, Administrative Agent (or its agents or designees) in accordance with the Loan Documents for the benefit of the applicable Secured Parties; provided that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (ii) each of the L/C Issuer, any Support Provider and the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer, Support Provider or Swingline Lender, as the case may be) hereunder and under the other Loan Documents, (iii) any Lender or Participant from exercising setoff rights in

Exhibit 10.6

accordance with Section 12.09, (iv) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a Proceeding relative to any Loan Party under any Bankruptcy Code or other Debtor Relief Law or (v) any Lender or other Secured Party from exercising any express right or remedy of such Lender under the Loan Documents where the Administrative Agent does not have the power and authority under the Loan Documents to act on behalf of such Lender or other Secured Party; and provided, further, that if at any time there is no Person acting as the Administrative Agent hereunder and under the other Loan Documents, then (A) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 9.02 and (B) in addition to the matters set forth in Section 11.04 and Section 12.09, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
Article 12

MISCELLANEOUS
12.01
Amendments, Etc. Except as provided in Section 2.15 as in effect on the date hereof, no amendment or waiver of any provision of any Loan Document (other than the Fee Letter, the 2019 Fee Letter, the Collateral Access Agreements, the Deposit Account Control Agreements, the Issuer Documents, agreements hereafter executed solely in respect of Schedule 6.17), and no consent to any departure by any Borrower or any other Loan Party therefrom, shall be effective unless in writing executed by (1) in the case of any amendment, consent or waiver to cure any ambiguity, omission, defect or inconsistency or granting a new Lien for the benefit of the Secured Parties or extending any existing Lien over additional property or adding additional Subsidiaries of Holdings or other pledgors as parties thereto, the Administrative Agent and the applicable Borrower or Loan Party, (2) in the case of any amendment necessary to implement the terms of a Commitment Increase in accordance with the terms hereof, the Administrative Agent, the Borrowers and the Additional Lenders, and (3) in the case of any other amendment, consent or waiver, the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) and the applicable Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, provided, that no such amendment, waiver or consent shall:
(a)
extend the expiry or increase the amount of the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 9.02) without the written consent of such Lender (it being understood and agreed that a waiver or amendment of any condition precedent set forth in Section 4.02, the definition of “Advance Rate” (or any component thereof) or of any Default or Event of Default shall not be considered an extension or increase in Commitments of any Lender);
(b)
postpone any date fixed by this Agreement or any other Loan Document for any payment of principal (excluding mandatory prepayments), Unreimbursed Amounts, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;
(c)
reduce or forgive the principal of, or the rate of interest specified herein on, any Loan or Unreimbursed Amounts, or any fees or other amounts payable hereunder or under any

Exhibit 10.6

other Loan Document without the written consent of each Lender directly affected thereby, provided, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest at the Default Rate, and no change to the definition of “Consolidated Total Leverage Ratio” or in the component definitions thereto shall be considered to be a reduction or forgiveness of interest;
(d)
change Section 2.13 or Section 9.04 or the definition of “Pro Rata Share” in a manner that would alter the sharing or application of payments required thereby without the written consent of each Lender;
(e)
change any provision of this Section 12.01 or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights thereunder or make any determination or grant any consent thereunder without the written consent of each Lender;
(f)
release all or substantially all of the Collateral, consensually subordinate the Liens of Administrative Agent on the Collateral or consensually subordinate the Obligations to other indebtedness or liabilities (except in accordance with this Agreement (as in effect on the date hereof) or in accordance with financing to one or more Loan Parties, pursuant to Section 364 of the Bankruptcy Code or any similar proceeding under any Debtor Relief Law) without the written consent of each Lender; or
(g)
unless otherwise permitted under this Agreement on the date hereof, release any Borrower; or release all or substantially all of the Guarantors from their obligations under the Loan Documents (or otherwise limit such Guarantors’ liability) without the written consent of each Lender directly affected thereby;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and executed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (ii) to the extent that an L/C Issuer or Support Provider (as the case may be) is a party to this Agreement, no amendment, waiver or consent shall, unless in writing and executed by the L/C Issuers or Support Providers in addition to the Lenders required above, affect the rights or duties of any L/C Issuers or Support Providers under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and executed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Agreement; (iv) the Fee Letter, the 2019 Fee Letter, the Collateral Access Agreements, the Deposit Account Control Agreements and the Issuer Documents may be amended, or rights or privileges thereunder waived, in a writing executed only by the required parties thereto; (v) no amendment, waiver or consent shall, unless in writing signed by Required Lenders, amend or modify the terms of Section 2.05(b)(v) in a manner that would alter the application of mandatory prepayments; (vi) no amendment, waiver or consent shall unless in writing and signed by all Revolving Lenders, amend the percentage specified in the definition of Required Lenders. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (i) the Revolving Commitment of such Lender may not be increased without the consent of such Defaulting Lender and (ii) any waiver, amendment or modification

Exhibit 10.6

requiring the consent of each affected Lender which affects such Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Each waiver or consent under any Loan Document shall be effective only in the specific instance and for the specific purpose for which it was given.

12.02
Notices and Other Communications; Facsimile Copies.
(a)
General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (which includes messages sent by electronic mail or other electronic transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to subsection (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)
if to the Borrower Representative or the Loan Parties, to the Borrower Representative, at the address, facsimile number, electronic mail address or telephone number specified for the Borrower Representative on Schedule 12.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Administrative Agent;
(ii)
if to the Administrative Agent, the L/C Issuer, the Support Provider, or Swingline Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 12.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower Representative and Administrative Agent; and
(iii)
if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower Representative and the Administrative Agent.

All such notices and other communications shall be deemed to be delivered or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when received by the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered, provided, however, that notices and other communications to the Administrative Agent pursuant to Article 2 shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

(b)
Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or executed by facsimile, or by electronic mail. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures

Exhibit 10.6

be confirmed by a manually signed original thereof, provided, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.
(c)
Limited Use of Electronic Mail. Electronic mail and internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in Section 6.01 and Section 6.02, and to deliver any other notices and other communications and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose without the consent of the Administrative Agent.
(d)
Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon, and shall not incur any liability for relying upon, any notices (including telephonic Loan Notices) purportedly delivered by or on behalf of any Loan Party or the Borrower Representative even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly delivered by or on behalf of any Loan Party or Borrower Representative. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
(e)
Public Materials. Borrowers hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of Loan Parties hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on any E-System and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to Holdings or its Subsidiaries, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Borrowers hereby agree that so long as a Loan Party is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a Rule 144A private offering or is actively contemplating issuing any such securities it will, if requested by the Administrative Agent, use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Loan Parties shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to any Loan Party or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 12.08); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of any E-System designated “Public Side Information”; and (z) the Administrative Agent shall treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of any E-System not designated “Public Side Information.” Notwithstanding the foregoing, Borrowers shall be under no obligation to mark the Borrower Materials “PUBLIC.”

Exhibit 10.6

12.03
No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
12.04
Attorney Costs, Expenses. Any action taken by any Loan Party under or with respect to any Loan Document, even if required under any Loan Document or at the request of any Secured Party, shall be at the expense of such Loan Party, and no Secured Party shall be required under any Loan Document to reimburse any Loan Party therefor except as expressly provided therein. The Borrowers agree (a) to pay or reimburse the Administrative Agent for all reasonable documented out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation, syndication and administration of the transactions contemplated hereby and thereby, including all reasonable documented out-of-pocket Attorney Costs and costs and expenses in connection with the use of IntraLinks, SyndTrak, StuckyNet, or other similar information transmission systems in connection with this Agreement (each being an “E-System”), and (b) to pay or reimburse the Administrative Agent, the L/C Issuer and each Support Provider and each Lender for all reasonable documented out-of-pocket costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights following the occurrence and during the continuance of a Default or an Event of Default or the exercise of remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all due diligence, search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses (including travel, courier, reproduction, printing and delivery expenses) incurred by the applicable Persons and the cost of independent public accountants, consultants and other outside experts retained by the Administrative Agent or any Lender. All amounts due under this Section 12.04 shall be deemed part of the Obligations when incurred and shall be payable within ten (10) Business Days after demand therefor. The agreements in this Section 12.04 shall survive the Termination Date.
12.05
Indemnification by the Loan Parties. The Loan Parties agree jointly and severally to indemnify and hold harmless each Agent-Related Person, each Lender, the L/C Issuer, Support Providers, each Secured Party and the respective Affiliates of all such Persons, and the directors, officers, employees, counsel, trustees, advisors, agents, financing sources, managed funds, controlling persons, attorneys-in-fact, and members of all of the foregoing Persons (collectively, the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs incurred by each Indemnitee and other costs of investigation or defense, including those incurred upon any appeal), of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance,

Exhibit 10.6

syndication or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or Support Agreement or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by any Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to any Borrower, any Subsidiary or any other Loan Party, or (d) any actual or prospective claim, litigation, investigation or Proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding), whether brought by a third party or by any Loan Party, and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”), provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements (w) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. Notwithstanding the foregoing, each Indemnitee shall be obligated to refund any and all amounts paid by any Loan Party under this Section 12.05 to the extent that there is a final judicial determination as a result of which such Indemnitee is not entitled to indemnification rights with respect to such payment. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through the internet or any E-System in connection with this Agreement, nor shall any Indemnitee have any liability for any punitive, special, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether arising or occurring before or after the Closing Date). All amounts due under this Section 12.05 shall be payable within ten (10) Business Days after demand therefor. The agreements in this Section 12.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender and the Termination Date. To the extent that the indemnification set forth in this Section 12.05 may be unenforceable, each Loan Party shall contribute the maximum portion which it is permitted to pay and satisfy under applicable Law to the payment and satisfaction of all such indemnified liabilities incurred by the Indemnitees or any of them. Without limiting the generality of any provision of this Section 12.05, to the fullest extent permitted by law, each Loan Party hereby waives all rights for contribution or any other rights of recovery with respect to liabilities, losses, damages, costs and expenses arising under or relating to Environmental Laws that it might have by statute or otherwise against any Indemnitee, except to the extent that such items are determined by a final and non-appealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Loan Party shall, without the prior written consent of each applicable Indemnitee, effect any settlement of any pending or threatened proceedings in respect of which indemnity could have been sought hereunder by such Indemnitee unless such settlement (i) includes an unconditional release of such Indemnitee in form and substance reasonably satisfactory to such Indemnitee from all liability or claims that are the subject matter of such proceedings and (ii) does not include any statement as to or any admission of fault, culpability, wrong doing or a failure to act by or on behalf of any Indemnitee. This Section 12.05 shall not apply with respect to Taxes other than any Taxes that represent liabilities,

Exhibit 10.6

obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements arising from any non-Tax related Indemnified Liability.
12.06
Payments Set Aside. To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid or turned-over to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied (along with any Lien previously terminated with respect to such obligation) shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, the Termination Date had not occurred and such termination had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The provisions of this paragraph shall survive any termination of this Agreement.
12.07
Successors and Assigns.
(a)
Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, the Indemnitees and to the extent provided in Section 11.13 each other Secured Party, provided that (x) neither any Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and (y) no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section 12.07, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section 12.07 or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section 12.07 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section 12.07, the Indemnitees and to the extent provided in Section 11.13 each other Secured Party) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)
Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it), provided that any such assignment shall be subject to the following conditions:
(i)
Minimum Amounts.
(A)
in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the

Exhibit 10.6

case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund of a Lender, no minimum amount need be assigned; and
(B)
in any case not described in subsection (b)(i)(A) of this Section 12.07, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than [***] in the case of any assignment of a Revolving Commitment, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower Representative, otherwise consents (each such consent not to be unreasonably withheld, conditioned or delayed).
(ii)
Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate tranches or facilities on a non-pro rata basis.
(iii)
Required Consents. The consent of the Administrative Agent shall be required for any assignment. No consent of any other party shall be required for any assignment except (A) to the extent required by subsection (b)(i)(B) of this Section 12.07 and (B) the consent of the Borrower Representative (such consent not to be unreasonably withheld, conditioned or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund of a Lender, provided that the Borrower Representative shall be deemed to have consented to any such assignment if the Administrative Agent has not received an objection thereto in writing within ten (10) Business Days after the Borrower Representative’s receipt of notice of such assignment.
(iv)
Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of [***] (unless waived by the Administrative Agent at its sole option), and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)
No Assignment to certain Persons. No such assignment may be made to any Loan Party or any Defaulting Lender or any of their respective Affiliates or Subsidiaries. No such assignment shall be made to a natural person. No such Assignment may be made to any Person that owns a greater than 50% equity investment in a Certificated Air Carrier.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section 12.07, from and after the effective date specified in each Assignment and

Exhibit 10.6

Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 12.04 and 12.05 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request of the assignee Lender made itself or through the Administrative Agent, the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section 12.07.

For purposes of determining compliance with Section 12.07(b)(v), the Administrative Agent and assigning Lender may rely upon the representations and warranties of the proposed assignee Lender; it being agreed that neither the Administrative Agent nor any assigning Lender shall have any duty of inquiry to determine such compliance.

(c)
Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers (the “Registrar”), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, the principal amounts of the Loans owing to, and the Letter of Credit Liabilities and Swingline Exposure held by, each Lender pursuant to the terms hereof from time to time (the “Register”). No assignment or transfer of a Loan or a Commitment (other than a pledgee described in subsection (f) below) shall be effective unless and until registered in the Register. The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. Each Borrower hereby designates the entity serving as the Administrative Agent to serve as such Borrower’s non-fiduciary agent solely for purposes of maintaining the Register as provided in this Section, and each Borrower hereby agrees that the entity serving as Registrar and its Affiliates, and their respective officers, directors, employees and agents shall constitute Indemnitees under Section 12.05. At the written request of the registered Lender, the Registrar shall note a collateral assignment of a Loan on the Register as described in subsection (f) below and, provided that the Registrar has received the name and address of such collateral assignee, the Registrar (i) shall not permit any further transfers of the Loan on the Register absent receipt of written consent to such transfers from such collateral assignee and (ii) shall record the transfer of the Loan on the Register to such collateral assignee (or such collateral assignee’s designee, nominee or assignee) upon written request by such collateral assignee and compliance with the other provisions of this Agreement governing collateral assignments.
(d)
Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower Representative, any Loan Party, the Administrative Agent, the L/C Issuer, the Support Provider or the Swingline Lender, sell participations to any Person (other than a natural

Exhibit 10.6

person or any Loan Party (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it (including such Lender’s Letter of Credit Liabilities and Swingline Exposure)), provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) each Borrower, each other Loan Party, the Administrative Agent and the Lenders, the L/C Issuer and Swingline Lender shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement, provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso of Section 12.01 (clauses (a) through (g)) that affects such Participant. Subject to subsection (e) of this Section, each Borrower and each other Loan Party agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or other Obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other Obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)
Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower Representative’s prior written consent and such Participant shall in any event be subject to replacement pursuant to Section 12.15 in the event it exercises such rights. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower Representative is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.01 as though it were a Lender.

Exhibit 10.6

(f)
Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank and any pledge to a trustee as security for the benefit of the noteholders and other securityholders or creditors of a Lender, provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto until the provisions of this Section regarding assignment are satisfied with respect to such pledge or assignment.
(g)
Consent to Disclosure; Cooperation of Loan Parties. Subject to the provisions of Section 12.08, each Loan Party authorizes each Lender to disclose to any prospective participant or assignee of a Commitment or Loan, any and all information in such Lender’s possession concerning the Loan Parties and their financial affairs which has been delivered to such Lender by or on behalf of the Loan Parties pursuant to this Agreement, or which has been delivered to such Lender by or on behalf of the Loan Parties in connection with such Lender’s credit evaluation of the Loan Parties prior to entering into this Agreement. If necessary, each Loan Party agrees to (i) execute any documents (including new Revolving Notes) reasonably required to effectuate and acknowledge each assignment of a Commitment or Loan to an assignee in accordance with Section 12.07, (ii) make the Loan Parties’ management available to meet with the Administrative Agent and prospective participants and assignees of Commitments or Loans and (iii) assist the Administrative Agent or the Lenders in the preparation of information relating to the financial affairs of the Loan Parties as any prospective participant or assignee of a Commitment or Loan reasonably may request.
12.08
Confidentiality.
(a)
Each Loan Party acknowledges that (i) from time to time financial advisory, investment banking and other services may be offered or provided to it (in connection with this Agreement or otherwise) by each Lender or by one or more affiliates of such Lender and (ii) information delivered to each Lender by the Loan Parties may be provided to each such affiliate, it being understood that any such affiliate receiving such information shall be bound by the provisions of Section 12.08(b) as if it were a Lender under this Agreement.
(b)
Each of the Administrative Agent and each Lender severally (and not jointly) agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates and Approved Funds and to its and its Affiliates’ and Approved Funds’ respective partners, directors, officers, employees, agents, consultants, counsel, accountants, advisors, controlling persons, managed funds, financing sources, actual and prospective investors, and other representatives who Administrative Agent reasonably believes need to know such Information in connection with the transactions contemplated by this Agreement (collectively, the “Representatives”) (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), or to Rating Agencies, (ii) to the extent requested or required by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), including, without limitation, any regulatory filings, (iii) to the extent required by applicable Laws or by any subpoena or similar judicial or legal process, (iv) to any other party to the Loan Documents, (v) in

Exhibit 10.6

connection with the exercise of any remedies hereunder or under any other Loan Document or any action or Proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) to (A) any actual or prospective assignee of a Lender, assignee or successor of Administrative Agent, or pledgee of or Participant in any of its rights or obligations under this Agreement, or (B) any actual or prospective counterparty to any swap or derivative transaction relating to any Borrower or any other Loan Party and its obligations, provided that such parties agree to be bound by confidentiality provisions substantially similar to those hereunder, and to the Representatives of the foregoing parties in clauses (A) and (B), (vii) with the consent of the Borrower Representative, (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to the Administrative Agent, any Lender, or any of their respective Representatives on a non-confidential basis from a source other than the Loan Parties not known by such party to be bound by a duty of confidentiality to any Loan Party or (ix) for purposes of establishing a due diligence defense. The terms of this provision shall supersede and replace any previous agreement regarding the confidentiality of the Information and, other than with respect to Material Contracts, shall terminate upon the later of (x) termination of the Commitments and the payment of the Obligations and (y) [***] years following the disclosure of such information.

For purposes of this Section, (i) “Information” means, all information received from any Loan Party or any of its Subsidiaries relating to any Loan Party or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to or in the possession of the Administrative Agent, any other Secured Party or their Representatives on a non-confidential basis prior to disclosure by any Loan Party or any of its Subsidiaries, as evidenced by contemporaneous written records, and (ii) “Rating Agencies” means Moody’s, S&P, Fitch Ratings Ltd., or any other nationally recognized rating agency or service. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything herein to the contrary, “Information” shall not include, and the Administrative Agent and each other Secured Party may disclose without limitation of any kind, any information with respect to the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Administrative Agent or such other Secured Party relating to such tax treatment and tax structure, provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans and transactions contemplated hereby.

(c)
No Borrower or Affiliate thereof will issue any press releases or other public disclosure using the name of the Administrative Agent or its Affiliates or any other Lender or its Affiliates or referring to this Agreement or the other Loan Documents without at least three (3) Business Days’ prior notice to Administrative Agent or such Lender and without the prior written consent of Administrative Agent or such Lender, which consent shall not be unreasonably withheld, conditioned or delayed, unless (and only to the extent that) such Borrower or Affiliate is required to do so under law and then, in any event, such Borrower or Affiliate will consult with such Lender before issuing such press release or other public disclosure. The Borrowers hereby

Exhibit 10.6

consent to the publication by any Secured Party of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement (such material may, without limitation, include a description of the Loan Parties and the use of any identifying trademark or other marks of a Loan Party). Each Secured Party reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.
12.09
Set-off. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender and any Affiliate of a Lender is authorized at any time and from time to time, with the prior written consent of the Administrative Agent, but without prior notice to the Borrowers or any other Loan Party (any such notice being waived by the Borrowers on their own behalf and on behalf of each Loan Party), to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender or such Affiliate to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Lender agrees promptly to notify the Borrowers and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. Any Lender exercising a right to set-off shall purchase for cash (and the other Lenders shall sell) interests in each of such other Lender’s Pro Rata Share of the Obligations as would be necessary to cause all Lenders to share the amount so set-off with each other Lender in accordance with their respective Pro Rata Share of the Obligations.
12.10
Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
12.11
Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
12.12
Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter, including the Commitment Letter (other than in respect of any terms that expressly survive the termination or expiration

Exhibit 10.6

thereof following the delivery of this Agreement), provided that the Fee Letter shall survive the effectiveness of this Agreement and the initial Credit Extensions hereunder and shall continue to be in full force and effect after the Closing Date in accordance with their terms. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control, provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.
12.13
Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.
12.14
Severability. If any provision of this Agreement or any other Loan Document is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
12.15
Replacement of Lenders. If (i) any Lender requests compensation under Section 3.04, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, unless such Lender has waived its right to such additional amount, (iii) a Lender (a “Non-Consenting Lender”) does not consent to a proposed change, waiver, discharge or termination with respect to any Loan Document that has been approved by the Required Lenders as provided in Section 12.01 but requires unanimous consent of all Lenders or all Lenders directly affected thereby (as applicable), (iv) it is, and continues to be, unlawful for any Lender to fund or maintain Term SOFR Loans, as provided in Section 3.02, or (v) any Lender is a Defaulting Lender, then Administrative Agent or the Borrower Representative may, at its sole option, expense and effort, and upon notice to such Lender and, in the case of an election made by the Borrower Representative, the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.07), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

Exhibit 10.6

(a)
the Borrowers shall have paid to the Administrative Agent the assignment fee specified in Section 12.07(b), if any;
(b)
such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and Unreimbursed Amounts, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);
(c)
in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(d)
such assignment does not conflict with applicable Laws; and
(e)
in the case of any such assignment resulting from a Non-Consenting Lender’s failure to consent to a proposed change, waiver, discharge or termination with respect to any Loan Document, the applicable replacement Lender consents to the proposed change, waiver, discharge or termination, provided that the failure by such Non-Consenting Lender to execute and deliver an Assignment and Assumption shall not impair the validity of the removal of such Non-Consenting Lender and the mandatory assignment of such Non-Consenting Lender’s Commitments and outstanding Loans and participations in outstanding Letters of Credit pursuant to this Section 12.15 shall nevertheless be effective without the execution by such Non-Consenting Lender of an Assignment and Assumption.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers or Administrative Agent to require such assignment and delegation cease to apply.

12.16
Governing Law.
(a)
THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND THERETO SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.
(b)
Each Loan Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against any Secured Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final

Exhibit 10.6

judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction. Each Loan Party hereby irrevocably waives, to the fullest extent not prohibited by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.
12.17
Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
12.18
USA Patriot Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Loan Parties in accordance with the Patriot Act.
12.19
Nonliability of Lenders. The relationship between the Loan Parties on the one hand and the Lenders and the Administrative Agent on the other hand shall be solely that of borrower or guarantor, as applicable, and lender. Neither the Administrative Agent nor any Lender or other Secured Party has any fiduciary relationship with or duty to any Loan Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Loan Parties, on the one hand, and the Administrative Agent and the Lenders and other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor. Neither the Administrative Agent nor any Lender or any other Secured Party undertakes any responsibility to any Loan Party to review or inform any Loan Party of any matter in connection with any phase of any Loan Party’s business or operations. The Loan Parties agree that neither the Administrative Agent nor any Lender or other Secured Party shall have liability to any Loan Party (whether sounding in tort, contract or otherwise) for losses suffered by any Loan Party in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of

Exhibit 10.6

competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought.

NO SECURED PARTY SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY OTHERS OF ANY INFORMATION OR OTHER MATERIALS OBTAINED THROUGH INTRALINKS OR OTHER SIMILAR INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH THIS AGREEMENT, NOR SHALL ANY SECURED PARTY HAVE ANY LIABILITY WITH RESPECT TO, AND THE BORROWER REPRESENTATIVE ON BEHALF OF ITSELF AND EACH OTHER LOAN PARTY, HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ARISING OUT OF ITS ACTIVITIES IN CONNECTION HEREWITH OR THEREWITH (WHETHER BEFORE OR AFTER THE CLOSING DATE).

The Loan Parties acknowledge that they have been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party. No joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Agents, Lenders or among the Loan Parties and the Lenders and the Agents. The Loan Parties further acknowledge that each Lender or one or more of its affiliates may be a financial and securities firm and that such Lender or such affiliates may from time to time effect transactions, for its own or its affiliates’ account or the account of customers, and hold positions in loans, securities or options on loans or securities of a Loan Party and its affiliates and of other companies that may be the subject of the transactions contemplated by this Agreement. The Loan Parties further acknowledge and agree that (a) no fiduciary, advisory or agency relationship between a Loan Party and the Secured Parties (or any of them) is intended to be or has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether any Secured Party or its affiliates has advised or is advising any Loan Party on other matters, (b) the Secured Parties, on the one hand, and the Loan Parties, on the other hand, have an arms-length business relationship that does not directly or indirectly give rise to, nor does any Loan Party rely on, any fiduciary duty on any Secured Party’s part, (c) each Loan Party is capable of evaluating and understanding, and each Loan Party understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement and the other Loan Documents, (d) the Secured Parties have not provided any legal, accounting, regulatory or tax advice with respect to the transactions and each Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate and it is not relying on CIT for such advice, (e) the Loan Parties have been advised that the Secured Parties and their respective affiliates are or may be engaged in a broad range of transactions that may involve interests that differ from any Loan Party’s interests and that the Secured Parties and their respective affiliates have no obligation to disclose such interests and transactions to any Loan Party by virtue of any fiduciary, advisory or agency relationship, (f) the Loan Parties will not assert and waive, to the fullest extent not prohibited by law, any claims any Loan Party may have against any Secured Party or its affiliates for breach of fiduciary duty or alleged breach of fiduciary duty, and agree that the Secured Parties and their respective affiliates shall have no liability (whether direct or indirect) to any Loan Party in respect of such a fiduciary duty claim or to any Person asserting a fiduciary duty claim on behalf of or in right of any Loan Party, including a Loan Party’s stockholders, employees or creditors, and (g) should the Secured Parties or their respective

Exhibit 10.6

affiliates have any other business with any Loan Party or any Loan Party’s affiliates, nothing herein shall limit or otherwise diminish such Loan Party’s or such Loan Party’s affiliates’ obligations thereunder or with respect thereto.

12.20
Contractual Recognition of Bail-In. Notwithstanding any other term of any Loan Document or any other agreement, arrangement or understanding between the parties hereto, each party hereto acknowledges and accepts that any liability of any party hereto to any other party hereto under or in connection with the Loan Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:
(a)
any Bail-In Action in relation to any such liability, including (without limitation):
(i)
a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;
(ii)
a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and
(iii)
a cancellation of any such liability; and
(b)
a variation of any term of any Loan Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.
Article 13

appointment of THE Borrower representative; joint and several liability of the Borrowers; SUBORDINATION
13.01
Borrower Representative. Each Borrower hereby irrevocably appoints the Borrower Representative, as the agent for such Borrower on its behalf, to (i) request Loans from the Lenders, (ii) request L/C issuer to issue Letters of Credit and Support Providers to issue Support Agreements, (iii) to give and receive notices under the Loan Documents and (iv) take all other action which the Borrower Representative or the Borrowers are permitted or required to take under this Agreement.
13.02
Joint and Several Liability of Borrowers.
(a)
Joint and Several Liability. Each Borrower hereby agrees that such Borrower is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to the Administrative Agent and other Secured Parties and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to the Administrative Agent and other Secured Parties by each other Borrower. Each Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section 13.02 shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this Section 13.02 shall be absolute, unconditional and irrevocable, irrespective of, and unaffected by, (i) the genuineness,

Exhibit 10.6

validity, regularity, enforceability or any future amendment of, or change in, any Obligation or any agreement, document or instrument to which any Borrower is or may become a party; (ii) the absence of any action to enforce any Obligation or the waiver or consent by the Administrative Agent or any other Secured Party with respect to any of the provisions governing any Obligation; (iii) the insolvency of any Borrower or Subsidiary; and (iv) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.
(b)
Waivers by Borrowers. Each Borrower expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel the Administrative Agent or other Secured Parties to marshal assets or to proceed in respect of the Obligations guaranteed hereunder against any other Borrower or Subsidiary, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Borrower. Each Borrower consents and agrees that the Administrative Agent or the other Secured Parties may, at any time and from time to time, without notice or demand, whether before or after an actual or purported termination, repudiation or revocation of this Agreement by any Borrower, and without affecting the enforceability or continuing effectiveness hereof as to such Borrower: (i) with the consent of the other Borrowers, supplement, restate, modify, amend, increase, decrease, extent, renew or otherwise change the time for payment or the terms of this Agreement or any part thereof, including any increase or decrease of the rate(s) of interest thereon; (ii) with the consent of the other Borrowers, supplement, restate, modify, amend, increase, decrease, or enter into or give any agreement with respect to, this Agreement or any part thereof, or any of the Security Documents; (iii) waive, approve or consent to any action, condition, covenant, default, remedy, right, representation or term of this Agreement or any other Loan Document; (iv) accept partial payments; (v) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer or enforce any security or guarantees, and apply any security and direct the order or manner of sale thereof as the Agents or Lenders in their sole and absolute discretion may determine; (vi) release any person from any personal liability with respect to this Agreement or any part thereof; (vii) settle, release on terms satisfactory to the Required Lenders or by operation of applicable Laws or otherwise liquidate or enforce any security or guaranty in any manner, consent to the transfer of any security and bid and purchase at any sale; or (viii) consent to the merger, change or any other restructuring or termination of the corporate or partnership existence of any Borrower or any other person, and correspondingly restructure the obligations evidenced hereby, and any such merger, change, restructuring or termination shall not affect the liability of any Borrower or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the obligations evidenced hereby. It is agreed among each Borrower, the Administrative Agent and Lenders that the foregoing consents and waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 13.02 and such waivers, the Administrative Agent and Lenders would decline to enter into this Agreement.
(c)
Benefit of Guaranty. Each Borrower agrees that the provisions of this Section 13.02 are for the benefit of the Administrative Agent and the other Secured Parties and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall

Exhibit 10.6

impair, as between any other Borrower and the Administrative Agent or the other Secured Parties, the obligations of such other Borrower under the Loan Documents.
(d)
Waiver of Subrogation, Etc. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, each Borrower hereby expressly and irrevocably waives any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor, including, without limitation, any defense based upon any statute or rule of law that provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal, and any defense of the statute of limitations in any action hereunder or in any action for the collection or performance of any obligations hereby guaranteed. Each Borrower acknowledges and agrees that this waiver is intended to benefit the Administrative Agent and Lenders and other Secured Parties and shall not limit or otherwise affect such Borrower’s liability hereunder or the enforceability of this Section 13.02, and that the Administrative Agent, the Lenders and the other Secured Parties and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 13.02(d).
(e)
Election of Remedies. If the Administrative Agent or any other Secured Party may, under applicable law, proceed to realize its benefits under any of the Loan Documents, the Administrative Agent or any other Secured Party may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 13.02. If, in the exercise of any of its rights and remedies, the Administrative Agent or any other Secured Party shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable laws pertaining to “election of remedies” or the like, each Borrower hereby consents to such action by the Administrative Agent or such other Secured Party and waives any claim based upon such action, even if such action by the Administrative Agent or such other Secured Party shall result in a full or partial loss of any rights of subrogation that each Borrower might otherwise have had but for such action by the Administrative Agent or such other Secured Party. Any election of remedies that results in the denial or impairment of the right of the Administrative Agent or any other Secured Party to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations.
(f)
Liability Cumulative. The liability of Borrowers under this Section 13.02 is in addition to and shall be cumulative with all liabilities of each Borrower to the Administrative Agent and Lenders under this Agreement and the other Loan Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.
(g)
Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrowers under this Agreement is stayed upon the insolvency, bankruptcy or reorganization of any of the Borrowers, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable jointly and severally by the Borrower hereunder forthwith on demand by the Administrative Agent made at the request of the Required Lenders.

Exhibit 10.6

(h)
Benefit to Borrowers. All of the Borrowers and their Subsidiaries are engaged in related businesses and integrated to such an extent that the financial strength and flexibility of each such Person has a direct impact on the success of each other Person. Each Borrower and each Subsidiary will derive substantial direct and indirect benefit from the extension of credit hereunder.
13.03
Subordination to Payment of Obligations. Each Loan Party hereby subordinates any Indebtedness of any Loan Party or any Subsidiary to such Loan Party to the full and indefeasible payment in full in cash of the Obligations (and any Lien now or hereafter securing such Indebtedness is hereby subordinated in priority to the Liens of Administrative Agent now or hereafter securing any of the Obligations) and any such Indebtedness collected or received by such Loan Party after an Event of Default has occurred and is continuing shall be held in trust for the Administrative Agent for its benefit and the benefit of the Secured Parties to be credited and applied against the Obligations, but without affecting, impairing or limiting in any manner the liability of such Loan Party under any other provision hereof. No Loan Party shall exercise any remedy with respect to such Indebtedness prior to Termination Date.

Signature Pages Follow

Exhibit 10.6

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWERS:	MESA AIRLINES, INC. By: Name: Title:
MESA AIR GROUP AIRLINE INVENTORY MANAGEMENT, L.L.C. By: Mesa Airlines, Inc., its sole member By: Name: Title:
GUARANTOR:	MESA AIR GROUP, INC. By: Name: Title:
ADMINISTRATIVE AGENT:	FIRST-CITIZENS BANK & TRUST COMPANY, as Administrative Agent By: Name: Title:
LENDER(S):	FIRST-CITIZENS BANK & TRUST COMPANY, as a Lender By: Name: Title: